Exhibit 2.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF NORTH CAROLINA
Charlotte Division

IN RE: GARLOCK SEALING TECHNOLOGIES LLC, et al., Debtors.[1]	Case No. 10-BK-31607 Chapter 11 Jointly Administered

MODIFIED JOINT PLAN OF REORGANIZATION OF GARLOCK SEALING TECHNOLOGIES LLC, ET AL. AND OLDCO, LLC, SUCCESSOR BY
MERGER TO COLTEC INDUSTRIES INC
Dated: May 20, 2016
As Modified: June 21, 2016, July 29, 2016, December 2, 2016, April 3, 2017, May 14, 2017, May 19, 2017, June 8, 2017, and June 9, 2017
THIS PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF AN INJUNCTION PURSUANT TO SECTION 524(g) OF THE BANKRUPTCY CODE THAT CHANNELS ALL ASBESTOS CLAIMS AGAINST DEBTORS AND THE ASBESTOS PROTECTED PARTIES (AS DEFINED HEREIN) TO A TRUST, AS WELL AS OTHER INJUNCTIONS DESCRIBED IN ARTICLE 8 OF THIS PLAN.

RAYBURN COOPER & DURHAM, P.A.

C. Richard Rayburn, Jr. (N.C. Bar No. 6357)
Albert F. Durham (N.C. Bar No. 6600)
John R. Miller, Jr. (N.C. Bar No. 28689)

1200 Carillion, 227 West Trade Street
Charlotte, NC 28202
Telephone: (704) 334-0891

Counsel to the Debtors Garlock Sealing Technologies, LLC, Garrison Litigation Management Group, Ltd., and The Anchor Packing Company

ROBINSON, BRADSHAW & HINSON, P.A.

Garland S. Cassada (N.C. Bar No. 12352)
Jonathan C. Krisko (N.C. Bar No. 28625)
Richard C. Worf (N.C. Bar No. 37143)

101 North Tryon Street, Suite 1900
Charlotte, NC 28246
Telephone: (704) 377-2536

Special Corporate and Litigation Counsel to the Debtors Garlock Sealing Technologies LLC, Garrison Litigation Management Group, Ltd., The Anchor Packing Company, and OldCo, LLC, Successor by Merger to Coltec Industries Inc

__________________
1The debtors in these jointly administered cases (the “Debtors”) are Garlock Sealing Technologies LLC; Garrison Litigation Management Group, Ltd.; The Anchor Packing Company; and OldCo, LLC, successor by merger to Coltec Industries Inc.

ORRICK, HERRINGTON & SUTCLIFFE, LLP

Jonathan P. Guy
Gregory D. Beaman

1152 15th Street, NW
Washington, DC 20005
Telephone: (202) 339-8400

Counsel for Joseph W. Grier, III, Future Asbestos Claimants’ Representative

GRIER FURR & CRISP, PA

A. Cotten Wright (N.C. Bar No. 28162)

101 North Tryon Street, Suite 1240
Charlotte, NC 28246
Telephone: (704) 375-3720

Counsel for Joseph W. Grier, III, Future Asbestos Claimants’ Representative

CAPLIN & DRYSDALE, CHARTERED

Elihu Inselbuch
Trevor W. Swett III
Jeffrey A. Liesemer

One Thomas Circle, N.W.
Washington, D.C. 20005
Telephone: (202) 862-5000

Counsel for the Official Committee of Asbestos Personal Injury Claimants

MOON WRIGHT & HOUSTON, PLLC

Travis W. Moon (N.C. Bar No. 3067)
Richard S. Wright (N.C. Bar No. 24622)

227 West Trade St., Suite 1800
Charlotte, NC 28202
Telephone: (704) 944-6560

Counsel for the Official Committee of Asbestos Personal Injury Claimants

PARKER POE ADAMS & BERNSTEIN, LLP

Daniel G. Clodfelter (N.C. Bar No. 7661)
Ashley A. Edwards (N.C. Bar No. 40695)

Three Wells Fargo Center
401 South Tryon Street, Suite 3000
Charlotte, NC 28202
Telephone: (704) 335-9054

Counsel to OldCo, LLC, Successor by Merger
to Coltec Industries Inc

i

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		Page
ARTICLE 5	PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS AND ASBESTOS CLAIMS GENERALLY	26

5.1	OBJECTION TO PLAN CLAIMS (OTHER THAN ASBESTOS CLAIMS); PROSECUTION OF DISPUTED CLAIMS	26
5.2	DISTRIBUTION ON ACCOUNT OF DISPUTED CLAIMS	26
5.3	BAR DATES FOR ADMINISTRATIVE EXPENSE CLAIMS	27

	5.3.1 Administrative Expense Claims	27
	5.3.2 Fee Claims	27

5.4	RESOLUTION OF ASBESTOS CLAIMS	27

ARTICLE 6	ACCEPTANCE OR REJECTION OF THIS PLAN	28

6.1	IMPAIRED CLASSES TO VOTE	28
6.2	ACCEPTANCE BY IMPAIRED CLASSES OF PLAN CLAIMS	28
6.3	PRESUMED ACCEPTANCE OF THIS PLAN	28
6.4	ACCEPTANCE PURSUANT TO SECTION 524(g) OF THE BANKRUPTCY CODE	28
6.5	NONCONSENSUAL CONFIRMATION	28

	6.5.1 Cram Down	28
	6.5.2 General Reservation of Rights	28

ARTICLE 7	IMPLEMENTATION OF THIS PLAN	28

7.1	VESTING OF ASSETS OF THE DEBTORS	28
7.2	CORPORATE GOVERNANCE	29

	7.2.1 Amendment of Certificates of Incorporation of the Debtors	29
	7.2.2 D&O and Fiduciary Liability Tail Coverage Policies	29

7.3	THE ASBESTOS TRUST	30

	7.3.1 Creation of the Asbestos Trust	30
	7.3.2 Funding of the Asbestos Trust	30
	7.3.3 Vesting of Assets in the Asbestos Trust	31
	7.3.4 Transfer of Claims and Demands to the Asbestos Trust	31
	7.3.5 Appointment and Termination of Asbestos Trustee	32
	7.3.6 Creation of the CAC	32
	7.3.7 Cooperation Agreement	32
	7.3.8 Continuation of the FCR	32
	7.3.9 Institution and Maintenance of Legal and Other Proceedings	33
	7.3.10 Asbestos Insurance Rights and Authority of Reorganized Debtors to Extend Asbestos Channeling Injunction to Asbestos Insurance Entities and Successor Entities Prior to Confirmation Date	33

v

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Exhibit A    Asbestos Trust Agreement
Exhibit B    CRP
Exhibit C    Form of Cooperation Agreement
Exhibit D    List of Affiliates and Former Divisions/Successor Entities
Exhibit E    List of Asbestos Insurance Policies and Protected Asbestos Insurance Entities
Exhibit F    Schedule of Retained Causes of Action
Exhibit G    Schedule of Rejected Executory Contracts
Exhibit H    Form of Option and Registration Rights Agreement
Exhibit I    Form of Pledge Agreement
Exhibit J    Form of Parent Guaranty
Exhibit K    Form of Articles of Merger
Exhibit L-1    Articles of Amendment for The Anchor Packing Company
Exhibit L-2    Articles of Amendment for Garrison Litigation Management Group, Ltd.
Exhibit M-1    By-laws for Garrison Litigation Management Group, Ltd.
Exhibit M-2    Operating Agreement for Garlock Sealing Technologies LLC
Exhibit M-3    Operating Agreement for OldCo, LLC
Exhibit N    Directors and Officers of the Reorganized Debtors on the Effective Date

Exhibit O	Assumed Executory Contracts That Create Obligation of Debtors to Reimburse or Indemnify Third Parties With Respect to Asbestos Claims

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF NORTH CAROLINA
Charlotte Division

IN RE: GARLOCK SEALING TECHNOLOGIES LLC, et al., Debtors.[2]	Case No. 10-BK-31607 Chapter 11 Jointly Administered

MODIFIED JOINT PLAN OF REORGANIZATION OF GARLOCK SEALING TECHNOLOGIES LLC, ET AL. AND OLDCO, LLC, SUCCESSOR BY
MERGER TO COLTEC INDUSTRIES INC
THIS PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF AN INJUNCTION PURSUANT TO SECTION 524(g) OF THE BANKRUPTCY CODE THAT CHANNELS ALL ASBESTOS CLAIMS AGAINST DEBTORS AND THE ASBESTOS PROTECTED PARTIES (AS DEFINED HEREIN) TO A TRUST, AS WELL AS OTHER INJUNCTIONS DESCRIBED IN ARTICLE 8 OF THIS PLAN.
This Plan3 constitutes a settlement of all Claims and Demands against the Debtors on, and subject to, the terms described herein and the other Plan Documents. Nothing in the Plan Documents constitutes an admission by the Debtors as to the existence, merits, or amount of the Debtors’ actual present or future liability on account of any Claim or Demand except to the extent that such liability is specifically provided for in the Plan or the other Plan Documents in accordance with the Confirmation Order effective as of the Effective Date.
This Plan is not an offer with respect to any securities or a solicitation of acceptances of this Plan; any such offer or solicitation will only be made in compliance with applicable law, including applicable provisions of securities laws and the Bankruptcy Code. This Plan has not been filed with or reviewed by the Securities and Exchange Commission or any securities regulatory authority of any state under the Securities Act of 1933, as amended, or under any state securities or “blue sky” laws. This Plan has not been approved or disapproved by any court or the Securities and Exchange Commission. Any representation to the contrary is a criminal offense.

_____________________
2 The debtors in these jointly administered cases are Garlock Sealing Technologies LLC; Garrison Litigation Management Group, Ltd.; The Anchor Packing Company; and OldCo, LLC, successor by merger to Coltec Industries Inc.

3 Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in Article 1 of this Plan.

The Debtors, the Official Committee of Asbestos Personal Injury Claimants, and the Future Asbestos Claimants’ Representative (together the “Plan Proponents”) hereby jointly propose the following Plan of Reorganization (the “Plan”) pursuant to the provisions of chapter 11 of title 11 of the United States Code for the Debtors in these Chapter 11 Cases. Reference is made to the Disclosure Statement distributed contemporaneously herewith for, among other things, a discussion of the history, businesses, properties, results of operations of the Debtors, and projections for future operations, and risks associated with this Plan. The Disclosure Statement also provides a summary of this Plan. YOU ARE URGED TO READ THE DISCLOSURE STATEMENT WITH CARE IN EVALUATING HOW THIS PLAN WILL AFFECT YOUR CLAIM(S).
ARTICLE 1
DEFINITIONS, CONSTRUCTION OF TERMS, EXHIBITS
AND ANCILLARY DOCUMENTS

1.1	DEFINED TERMS
Terms defined in this Section 1 apply to the Plan, the Disclosure Statement and the other Plan Documents (unless specifically provided otherwise in any such Plan Document).

1.
“Additional Coltec Insurance”     shall mean those Asbestos Insurance Rights involving pre-July 1975 Coltec comprehensive general liability insurance coverage or Coltec commercial general liability insurance coverage, or excess liability coverage.

2.	“Additional Coltec Insurers” shall mean Asbestos Insurance Entities that issued Additional Coltec Insurance.

3.	“Ad Hoc Coltec Asbestos Claimants Committee” shall mean the ad hoc committee of persons holding present Coltec Asbestos Claims.

4.
“Ad Hoc Coltec Future Asbestos Claimants’ Representative” shall mean the ad hoc representative of Holders of future Coltec Asbestos Claims, to be appointed as the legal representative to represent the interests of, appear on behalf of, and be a fiduciary to the Holders of future Coltec Asbestos Claims upon the commencement of Coltec’s Chapter 11 Case.

5.
“Administrative Expense Claim” shall mean a cost or expense of the type described in Section 503 of the Bankruptcy Code and all fees and charges assessed against the Estates pursuant to 28 U.S.C. § 1930. Administrative Expense Claims shall not include any Asbestos Claims.

6.
“Affiliate” shall mean as to any specified Entity: (i) any other Entity that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by, or is under common control with, the specified Entity, and (ii) any Entity that is an “affiliate” (within the meaning of Section 101(2) of the Bankruptcy Code) of the specified Entity. As used in clause (i) of this definition, “control” shall include the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an Entity (whether through ownership of Capital Stock of that Entity, by contract, or otherwise).

7.	“Allowance Date” shall mean the date on which a Claim becomes an Allowed Claim.

8.	“Allowed” shall mean:

(a)
With respect to any Plan Claim other than an Administrative Expense Claim or an Asbestos Claim, as to which a proof of claim was Filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Court, (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitations fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, (ii) as to which an objection to the allowance thereof has been interposed within such time as is set by the Bankruptcy Court pursuant to the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Plan Claim to the extent that such objection has been (A) overruled in whole or in part by a Final Order of the Bankruptcy Court, (B) resolved by agreement of the Debtors and the Claimant which is approved by a Final Order of the Bankruptcy Court, (C) resolved by agreement of the Reorganized Debtors and the Claimant pursuant to Section 5.1 of the Plan, or (D) determined by Final Order in the Chapter 11 Cases, or (iii) as to which such Claim is listed on an Undisputed Claims Exhibit indicating allowance thereof, which has been Filed pursuant to Section 5.1 of the Plan;

(b)
With respect to any Plan Claim other than an Administrative Expense Claim or Asbestos Claim, as to which no proof of claim was Filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Plan Claim to the extent that it has been listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent and not otherwise subject to an objection Filed within such time as is set by the Bankruptcy Court pursuant to the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court;

(c)
With respect to any Equity Interest in a Debtor, any Equity Interest registered in the stock register (or its equivalent) maintained by or on behalf of the relevant Debtor as of the Confirmation Date; and

(d)	With respect to any Administrative Expense Claim:

(i)	that is a Fee Claim, such a Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court; or

(ii)
other than with respect to a Fee Claim, (X) a Claim to the extent that the Debtors or the Reorganized Debtors determine it to constitute an Administrative Expense Claim, or (Y) a Claim to the extent it is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under Sections 503 or 1114 of the Bankruptcy Code.

9.	“Allowed Amount” shall mean the dollar amount of an Allowed Plan Claim (other than an Asbestos Claim).

10.	“Anchor” means Debtor The Anchor Packing Company and any predecessor Entity or predecessor in interest respecting such Debtor.

11.	“Anchor Claim” means a Claim against Anchor.

12.
“Asbestos Channeling Injunction” shall mean the order(s) issued or affirmed by the District Court, in accordance with and pursuant to Sections 524(g) and 105(a) of the Bankruptcy Code, permanently and forever staying, restraining, and enjoining any Entity from taking any action against any Asbestos Protected Party for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Claims, all of which shall be channeled to the Asbestos Trust for resolution as set forth in the claims resolution procedures (other than actions brought to enforce any right or obligation under the Plan or any agreement or instrument between the Debtors or Reorganized Debtors, on the one hand, and the Trust, on the other hand, entered into pursuant to the Plan).

13.	“Asbestos Claimant” shall mean the Holder of an Asbestos Claim.

14.	“Asbestos Claims” shall mean any and all GST Asbestos Claims and Coltec Asbestos Claims, and any and all Demands related thereto.

15.	“Asbestos Claimants Committee” shall mean the Official Committee of Asbestos Personal Injury Claimants appointed in the Chapter 11 Cases.

16.
“Asbestos Insurance Action” shall mean any claim, cause of action, or right of any Debtor, under the laws of any jurisdiction, against any Asbestos Insurance Entity, arising from or based on: (i) any such Asbestos Insurance Entity’s failure to provide coverage for, or failure to pay or agree to pay, any claim under any Asbestos Insurance Policy or any related settlement or agreement; (ii) the refusal of any such Asbestos Insurance Entity to compromise or settle any claim under or pursuant to any Asbestos Insurance Policy or any related settlement or agreement; (iii) the interpretation or enforcement of the terms of any Asbestos Insurance Policy or any related settlement or agreement; or (iv) any conduct of any Asbestos Insurance Entity constituting “bad faith,” violations of state insurance codes, unfair claims practices, or other wrongful conduct under applicable law with respect to any Asbestos Insurance Policy or any related settlement or agreement.

17.
“Asbestos Insurance Agreement” shall mean any settlement agreement or coverage-in-place agreement between an Asbestos Insurance Entity and any of the Debtors or their Affiliates relating to an Asbestos Insurance Policy.

18.
“Asbestos Insurance Entity” shall mean any Entity, including any insurance company, broker, or guaranty association, that has issued, or that has or had actual or potential liability, duties or obligations under or with respect to, any Asbestos Insurance Policy or any agreements or settlements relating to any Asbestos Insurance Policy.

19.
“Asbestos Insurance Policy” shall mean any insurance policy under which any Debtor or Affiliate of the Debtors has or had indemnity, defense, or other insurance coverage, whether known or unknown, that actually or potentially provides insurance coverage for any Asbestos Claim, including but not limited to the policies listed on Exhibit E in the Exhibit Book.

20.
“Asbestos Insurance Rights” shall mean any and all rights, titles, privileges, interests, claims, demands or entitlements to any proceeds, payments, defense costs, indemnification, escrowed funds, initial or supplemental dividends, scheme payments, supplemental scheme payments, causes of action, and choses in action of any Debtor or other Entity with respect to any Asbestos Insurance Policy, any rights under any Asbestos Insurance Agreement, and any rights in any Asbestos Insurance Action.

21.	“Asbestos Protected Party” shall mean any of the following parties:

(a)	GST, Garrison, and Coltec;

(b)	the Reorganized Debtors;

(c)
Anchor and Post-Bankruptcy Anchor (but only to the extent that the liability asserted against Anchor or Post-Bankruptcy Anchor derives from the conduct, operations, or products of GST or Coltec or is based on Anchor’s relation to GST, Garrison, or Coltec as an Affiliate);

(d)
any current or former Affiliate of each of the Debtors or Reorganized Debtors (including the Entities specified on Exhibit D in the Exhibit Book), to the extent that any liability is asserted to exist as a result of such Entity’s being or having been such an Affiliate;

(e)
Coltec’s former divisions and their successor Entities specified on Exhibit D in the Exhibit Book, as well as any successor Entities added to Exhibit D as Asbestos Protected Parties pursuant to Section 7.3.10 hereof (but, in any case, the successor Entities only in their respective capacities as successors);

(f)
the Asbestos Insurance Entities listed as Asbestos Protected Parties on Exhibit E in the Exhibit Book, as well as any Asbestos Insurance Entities added to Exhibit E as Asbestos Protected Parties pursuant to Section 7.3.10 hereof;

(g)
any Entity that, pursuant to the Plan or otherwise on or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any of the Debtors, the Reorganized Debtors, the Affiliates of the Debtors or Reorganized Debtors, or any of their respective assets, to the extent that any liability on account of GST Asbestos Claims or Coltec Asbestos Claims is asserted to exist as a result of its becoming such a transferee or successor, including New Coltec;

(h)
any Entity that is alleged to be directly or indirectly liable for an Asbestos Claim by reason of such Entity’s (i) ownership of a financial interest in a Debtor, a past or present Affiliate of a Debtor, or a predecessor in interest of a Debtor, (ii) involvement in the management of a Debtor or a predecessor in interest of a Debtor, or service as an officer, director or employee of a Debtor or a related party within the meaning of Section 524(g)(4)(A)(iii) of the Bankruptcy Code, or (iii) involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of a Debtor or a related party within the meaning of Section 524(g)(4)(A)(iii) of the Bankruptcy Code, including but not limited to involvement in the Coltec Restructuring;

(i)	any Entity that makes a loan to any of the Reorganized Debtors, their Affiliates, the Trust, or to a successor to, or transferee of any of the respective assets of, the Debtors, the

Reorganized Debtors, their Affiliates, or the Asbestos Trust, to the extent that any liability is asserted to exist as a result of its becoming such a lender or to the extent that any Encumbrance of assets made in connection with such a loan is sought to be invalidated, upset, or impaired, in whole or in part, as a result of its being such a lender;

(j)
each future Affiliate of each of the Debtors, the Reorganized Debtors and the Affiliates of the Debtors or the Reorganized Debtors (but, in any case, only to the extent that any liability is asserted to exist as a result of its being or becoming such an Affiliate); and

(k)
the Representatives of each of the Debtors, the Reorganized Debtors, and the Affiliates of the Debtors and Reorganized Debtors, respectively, but only to the extent that any liability is asserted to exist as a result of the Representative being, or acting in the capacity as, a Representative of one or more of the aforementioned Entities.

22.	“Asbestos Trust” shall mean the GST Settlement Facility, a Delaware statutory trust, established pursuant to Section 524(g) of the Bankruptcy Code and in accordance with the Asbestos Trust Agreement.

23.
“Asbestos Trust Agreement” shall mean the agreement, effective as of the day immediately preceding the Effective Date, substantially in the form included as Exhibit A in the Exhibit Book, to be entered into by and among the Debtors, the FCR, the Asbestos Claimants Committee, the CAC, the Asbestos Trustee, and the Delaware Trustee in connection with the formation of the Asbestos Trust.

24.
“Asbestos Trust Assets” shall mean (a) $350 million in Cash contributed to the Asbestos Trust by GST or Garrison on the day immediately preceding the Effective Date; (b) $50 million in Cash contributed to the Asbestos Trust by Coltec on the day immediately preceding the Effective Date; (c) the Deferred Contribution; (d) the Option; (e) any insurance recoveries paid to the Asbestos Trust in accordance with Section 7.3.10 hereof; (f) the Asbestos Trust Causes of Action (as defined in Section 7.3.4 hereof); and (g) following the transfer or vesting of the foregoing to or in the Asbestos Trust, any proceeds thereof and earnings and income thereon.

25.	“Asbestos Trustee” shall mean Lewis R. Sifford, the trustee of the Asbestos Trust, or any successor who subsequently may be appointed pursuant to the terms of the Asbestos Trust Agreement.

26.
“Asbestos Trust Expenses” shall mean any liabilities, costs, taxes, or expenses of, or imposed upon, or in respect of, the Asbestos Trust or, on and after the Effective Date, the Asbestos Trust Assets (except for payments to Holders of Asbestos Claims on account of such Asbestos Claims), including all costs of administering the Asbestos Trust and carrying out the terms of the Asbestos Trust Agreement and CRP, all to be paid solely from the Asbestos Trust Assets.

27.
“Avoidance Action” shall mean any claim, cause of action, or right of the Debtors, the Reorganized Debtors, their Estates, or any of them, arising under the Bankruptcy Code or other applicable law, including without limitation any avoidance or recovery actions under Sections 502, 510, 541, 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or under similar or related state or federal statutes and common law, including fraudulent transfer laws and principles of equitable subordination, whether or not litigation has been commenced to prosecute such causes of action as of the Effective Date or such actions are described in the Disclosure Statement or the Debtors’ Schedules and Statements of Financial Affairs, all as may be amended or supplemented.

28.	“Ballot” shall mean the form or forms distributed to certain Holders of Plan Claims or Equity Interests by which such parties may indicate acceptance or rejection of the Plan.

29.	“Bankruptcy Administrator” shall mean the office of the United States Bankruptcy Administrator for the Western District of North Carolina.

30.
“Bankruptcy Code” shall mean title 11 of the United States Code, as set forth in §§ 101 et seq., and applicable portions of titles 18 and 28 of the United States Code, each as in effect on the Petition Date or as thereafter amended to the extent such amendment is applicable to the Chapter 11 Cases.

31.	“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Western District of North Carolina.

32.	“Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure, as amended, as applicable to the Chapter 11 Cases, including the Local Rules of the Bankruptcy Court.

33.	“Board of Directors” shall mean the board of directors, managers, or equivalent thereof of any of the Debtors, or any of the Reorganized Debtors, as the case may be, as it may exist from time to time.

34.	“Business Day” shall mean any day other than a Saturday, Sunday or legal holiday (as defined in Bankruptcy Rule 9006(a)) in the United States of America.

35.	“By-Laws” shall mean the by-laws or operating agreements of any of the specified Debtors, as amended as of the Effective Date or thereafter.

36.
“Canadian Settlement” shall mean a settlement evidenced by a written agreement, to be consummated on the Effective Date, between Debtors, EnPro, and Garlock of Canada Ltd and the Canadian provincial workers’ compensation boards (the “Provincial Boards”) resolving all remedies the Provincial Boards may possess under Canadian law or in the United States under U.S. law against Garlock of Canada Ltd, Debtors, or any Affiliate of Debtors and providing that the Provincial Boards shall deliver releases for all pending asbestos-related claims and a covenant not to bring suit or otherwise seek recovery in the future from Garlock of Canada Ltd, GST, Coltec, EnPro, the Asbestos Trust, or any of Debtors’ or EnPro’s other Affiliates for any present or future asbestos-related claim.

37.
“Capital Stock” shall mean (i) with respect to any corporation, any share, or any depositary receipt or other certificate representing any share, of equity interest in that corporation; and (ii) with respect to any other Entity, any share, membership, or percentage interest, unit of participation, or other equivalent (however designated) in or of equity interest in that Entity.

38.	“Cash” shall mean lawful currency of the United States of America.

39.
“Certificate of Incorporation”     shall mean the articles of incorporation, articles of organization, or equivalent document of any of the Debtors, as applicable, as amended as of the Effective Date or thereafter.

40.
“Chapter 11 Cases” shall mean the cases commenced by the Filing, on the Petition Date, by GST, Garrison, and Anchor of voluntary petitions for relief under chapter 11 of the Bankruptcy Code, and the case commenced by the Filing, on its Petition Date, by Coltec, jointly administered under Case No. 10-31607, United States Bankruptcy Court for the Western District of North Carolina.

41.
“Claim” shall mean a claim (as defined in Section 101(5) of the Bankruptcy Code) against a Debtor (and, in the case of Coltec Asbestos Claims and GST Asbestos Claims, against any Debtor or Asbestos Protected Party) including any right to: (a) payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

42.	“Claimant” shall mean the Holder of a Claim.

43.	“Claimants Advisory Committee” or “CAC” shall mean the committee established pursuant to the Asbestos Trust Agreement to represent the interests of Holders of present Asbestos Claims.

44.
“Claims Resolution Procedures” or “CRP” shall mean the procedures, substantially in the form attached as Exhibit B in the Exhibit Book, to be implemented by the Trustee pursuant to the terms and conditions of the Plan and the Asbestos Trust Agreement, to liquidate, determine, and pay (if entitled to payment) Asbestos Claims as and to the extent set forth in such procedures.

45.	“Class” shall mean a group of Plan Claims or Equity Interests classified by the Plan pursuant to Section 1122(a) of the Bankruptcy Code.

46.	“Coltec” shall mean OldCo, LLC, successor by merger to Coltec Industries Inc, and any predecessor Entity or predecessor in interest respecting such Debtor.

47.
“Coltec Asbestos Claim” shall mean a Claim or Demand against Coltec or any Asbestos Protected Party, whether or not such Claim or Demand is reduced to judgment, liquidated, unliquidated, fixed, settled, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, whether the disease or condition upon which the Claim or Demand is based had manifested, become evident, or been diagnosed before or after the Confirmation Date, and whether in the nature of or sounding in tort, or under contract (including settlement agreements alleged to be enforceable under applicable law), warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement, or indemnity, or any other statute or theory of law, equity, admiralty, or otherwise (including conspiracy and piercing the corporate veil, alter ego, and similar theories), including (i) all related claims, debts, rights, remedies, liabilities, or obligations for compensatory (including general, special, proximate, or consequential damages, loss of consortium, lost wages or other opportunities, wrongful death, medical monitoring, or survivorship), punitive or exemplary damages, or costs or expenses, and (ii) all cross-claims, contribution claims, subrogation claims, reimbursement claims, or indemnity claims, in each case for, based on, arising out of, resulting from, attributable to, or under the laws of any jurisdiction, by reason of, in whole or in part, directly or indirectly:

(a)	death, wrongful death, personal or bodily injury (whether physical, emotional, or otherwise), sickness, illness, ailment, disease, medical monitoring for increased risk, fear of or increased risk of any of the foregoing, loss of consortium, lost wages or other opportunities, survivorship, or other personal injuries (whether physical, emotional, or otherwise) or other damages (including medical, legal, and other expenses or punitive damages), caused or allegedly caused by, based on or allegedly based on or arising or allegedly arising from or attributable to, directly or indirectly, in whole or in part, acts, omissions, or conduct of Coltec or any other Entity for whose products or operations Coltec allegedly has liability or is otherwise liable, including any past or present Affiliate (including, without limitation, Anchor), predecessor, successor, or assign of Coltec; and

(b)
the presence of, exposure to, or contact with, at any time, asbestos or any products or materials containing asbestos that were mined, processed, consumed, used, stored, manufactured, fabricated, constructed, designed, engineered, sold, assembled, supplied, produced, specified, selected, distributed, released, maintained, repaired, purchased, owned, occupied, serviced, removed, replaced, disposed of, installed by, or in any way marketed by, or on behalf of, (i) Coltec, or (ii) any other Entity (including any past or present Affiliate (including, without limitation, Anchor), predecessor, successor, or assign of Coltec) for whose products or operations Coltec allegedly has liability or is otherwise liable.

Notwithstanding the foregoing, the term “Coltec Asbestos Claim” does not include any Coltec Workers’ Compensation Claim.

48.
“Coltec General Unsecured Claim” shall mean any Claim against Coltec in the Chapter 11 Cases that is not an Administrative Expense Claim, Priority Tax Claim, Priority Claim, Secured Claim, Workers’ Compensation Claim, Intercompany Claim, or Asbestos Claim.

49.
“Coltec Restructuring” shall mean the transactions resulting in the creation of OldCo, LLC prior to its bankruptcy filing, including all related transactions, as described in Section 2.5.3 of the Disclosure Statement.

50.
“Coltec Workers’ Compensation Claim” shall mean any Claim against Coltec (a) for benefits under a state-mandated workers’ compensation system, which a past, present, or future employee of Coltec or its predecessors is receiving, or may in the future have a right to receive and/or (b) for reimbursement brought by any insurance company or state agency as a result of payments made by such insurance company or state agency for any statutory benefit owed (but not paid) by Coltec to such employees under such a system and fees and expenses that are incurred and reimbursable under any insurance policies or laws or regulations covering such statutory employee benefit Claims. For the avoidance of doubt, Coltec Workers’ Compensation Claims shall not include any right of such employee or any other Entity that exists outside of such state workers’ compensation system.

51.	“Confirmation Date” shall mean the date the Confirmation Order is entered on the docket of the Court.

52.
“Confirmation Hearing” shall mean the hearing that the Court conducts to consider confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

53.	“Confirmation Order” shall mean the order(s) entered by the Court on the Confirmation Date confirming the Plan.

54.
“Confirmation Procedures Order” shall mean the order(s) of the Bankruptcy Court (i) approving procedures relating to provision of notice of the Confirmation Hearing and the solicitation and tabulation of votes with respect to the Plan; and (ii) providing or establishing the basis for calculating the amount of any Plan Claim for voting purposes.

55.
“Contingent Claim” shall mean any Plan Claim, the liability for which attaches or is dependent upon the occurrence or happening of, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Plan Claim is sought to be estimated or an objection to such Plan Claim is Filed, whether or not such event is within the actual or presumed contemplation of the Holder of such Plan Claim.

56.	“Court” shall mean either the Bankruptcy Court or the District Court, as appropriate.

57.	“Debtor in Possession” or “Debtors in Possession” shall mean one or more of the Debtors, each in its capacity as a debtor in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

58.
“Debtors” shall mean, collectively, Garlock Sealing Technologies LLC; Garrison Litigation Management Group, Ltd.; The Anchor Packing Company; and OldCo, LLC, successor by merger to Coltec Industries Inc.

59.
“Deferred Contribution” shall mean $40 million in Cash to be paid by Coltec and $20 million in Cash to be paid by GST (or such lesser amount as may be agreed by the Reorganized Debtors and the Asbestos Trust as permitted by Section 7.3.2), to be paid to the Asbestos Trust no later than the first anniversary of the Effective Date.

60.	“Delaware Trustee” shall mean the Delaware Trustee described in the Asbestos Trust Agreement.

61.	“Demand” shall mean a “demand” as defined in Section 524(g)(5) of the Bankruptcy Code against a Debtor or any Asbestos Protected Party.

62.
“Disallowed”     shall mean, with respect to a Plan Claim (other than an Asbestos Claim) or Equity Interest, disallowed in its entirety by a Final Order of the Bankruptcy Court, District Court, or another court of competent jurisdiction.

63.
“Disclosure Statement” shall mean the disclosure statement relating to the Plan, including all exhibits, appendices and schedules thereto, approved with respect to GST, Garrison, and Anchor by order of the Bankruptcy Court in connection with the Plan pursuant to Section 1125 of the Bankruptcy Code, together with any amendments and supplements thereto, and to be approved with respect to Coltec following commencement of its Chapter 11 Case.

64.	“Disputed Claim” shall mean a Plan Claim (other than an Asbestos Claim) that is neither Allowed nor Disallowed.

65.
“Distribution”     shall mean the payment, distribution, or assignment under the Plan by the Reorganized Debtors of property or interests in property to: (i) any Holder of an Allowed Plan Claim (other than an Asbestos Claim) or Allowed Equity Interest, or (ii) the Asbestos Trust.

66.
“Distribution Date” shall mean, with respect to an Allowed Claim, the date which is as soon as reasonably practicable after the later of: (i) the Effective Date, (ii) the Allowance Date, or (iii) such other date agreed to in writing by such Claimant and the Debtors or Reorganized Debtors, as applicable.

67.	“District Court” shall mean the United States District Court for the Western District of North Carolina.

68.
“Effective Date” shall mean the first Business Day (beginning at 12:01 a.m. Charlotte, North Carolina time) after the date on which all of the conditions precedent to the effectiveness of the Plan specified in Section 7.9 hereto shall have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day (beginning at 12:01 a.m. Charlotte, North Carolina time) after the expiration, dissolution, or lifting of such stay; and unless otherwise specified herein an event to be effective on the Effective Date shall be effective as of 12:01 a.m. on the Effective Date.

69.	“EnPro” shall mean EnPro Industries, Inc.

70.
“Encumbrance” shall mean with respect to any property or asset (whether real or personal, tangible or intangible), any mortgage, lien, pledge, charge, security interest, assignment as collateral, or encumbrance of any kind or nature in respect of such property or asset (including any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction) to secure payment of a debt or performance of an obligation.

71.
“Entity” shall mean any person, individual, corporation, company, limited liability company, firm, partnership, association, joint stock company, joint venture, estate, trust, business trust, unincorporated organization, the Bankruptcy Administrator, any other entity, or any Governmental Unit or any political subdivision thereof.

72.
“Equity Interest” shall mean any interest in any of the Debtors that is an “equity security” within the meaning of Section 101(16) of the Bankruptcy Code, or any similar interest in an Entity that is recognized under applicable law, including any such interest that is a “certificated security” or “uncertificated security” within the meaning of Article 8 of the Uniform Commercial Code.

73.	“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

74.	“Estate” shall mean the relevant estate of any Debtor created in its Chapter 11 Case pursuant to Section 541 of the Bankruptcy Code.

75.
“Estate Parties” shall mean each of the Debtors, the estate of each Debtor, each of the Reorganized Debtors, and any trustee that may be appointed in any of the Debtors’ cases under the Bankruptcy Code.

76.	“Exhibit Book” shall mean the exhibits to the Plan, as such exhibits may be amended, supplemented, or modified from time to time.

77.
“Fee Claim”     shall mean all Claims (a) for allowance and payment of compensation and expenses earned or incurred by Professionals on and after the Petition Date, and up to and through the Effective Date, in accordance with Sections 328, 330(a), 331, and 503(b)(2) of the Bankruptcy Code; or (b) subject to Bankruptcy Court approval under Section 1129(a)(4) of the Bankruptcy Code.

78.
“Fee Dispute Remedy”     shall mean (a) any objection to allowance or payment of any Fee Claim, including objections to final fee applications; or (b) any claim, motion, or request for reimbursement, penalties, cost-shifting, or sanctions in connection with any disputed Fee Claims, or for which disgorgement is sought, in the Debtors’ Chapter 11 Cases.

79.
“Fee Order”     shall mean the Bankruptcy Court’s Administrative Order, Pursuant to Sections 105(a) and 331 of the Bankruptcy Code, Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals dated July 15, 2010 (Docket No. 233) in the Chapter 11 Cases, as may have been amended or supplemented from time to time.

80.	“File” or “Filed” or “Filing” shall mean file, filed, or filing with the Court in or to commence the Chapter 11 Cases, as the case may be.

81.
“Final Order”     shall mean an order, judgment, ruling, or decree, the operation or effect of which has not been stayed, reversed, modified, or amended and as to which order, judgment, ruling, or decree the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing by all Entities possessing such right, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or from which reargument or rehearing was sought or certiorari has been denied, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules may be filed with respect to such order shall not cause such order not to be a Final Order.

82.
“Foreign Asbestos Claim” shall mean an Asbestos Claim held or asserted by an Entity that both is not a citizen or permanent resident of the United States and whose Asbestos Claim is not based on alleged exposure to asbestos in the United States.

83.
“Future Asbestos Claimants’ Representative” or “FCR” shall mean Joseph W. Grier, III (or any Court-appointed successor), appointed as the legal representative to represent the interests of, appear on behalf of, and be a fiduciary to the Holders of future GST Asbestos Claims in the Order Granting Debtors’ Motion for Appointment of Joseph W. Grier, III as Future Asbestos Claimants’ Representative (Docket No. 512), and appointed by the Bankruptcy Court as the legal representative to represent the interests of, appear on behalf of, and be a fiduciary to the Holders of future Coltec Asbestos Claims in the Order Granting Debtors’ Motion to Appoint Joseph W. Grier, III as Future Asbestos Claimants’ Representative (Docket No. 43 in Case No. 17-30140).

84.	“Garrison” shall mean Debtor Garrison Litigation Management Group, Ltd. and any predecessor Entity or predecessor in interest respecting such Debtor.

85.
“Governmental Unit”     shall mean any domestic, foreign, provincial, federal, state, local or municipal (a) government, or (b) governmental agency, commission, department, bureau, ministry, or other governmental entity, or (c) any other “governmental unit” (as defined in Section 101(27) of the Bankruptcy Code).

86.	“GST” shall mean Debtor Garlock Sealing Technologies LLC and any predecessor Entity or predecessor in interest respecting such Debtor.

87.
“GST Asbestos Claim”     shall mean a Claim or Demand against GST, Garrison, or any Asbestos Protected Party, whether or not such Claim or Demand is reduced to judgment, liquidated, unliquidated, fixed, settled, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, whether the disease or condition upon which the Claim or Demand is based had manifested, become evident, or been diagnosed before or after the Confirmation Date, and whether in the nature of or sounding in tort, or under contract (including settlement agreements alleged to be enforceable under applicable law), warranty, guarantee, contribution, joint and several liability, subrogation, reimbursement, or indemnity, or any other statute or theory of law, equity, admiralty, or otherwise (including conspiracy and piercing the corporate veil, alter ego, and similar theories), including (i) all related claims, debts, rights, remedies, liabilities, or obligations for compensatory (including general, special, proximate, or consequential damages, loss of consortium, lost wages or other opportunities, wrongful death, medical monitoring, or survivorship), punitive or exemplary damages, or costs or expenses, and (ii) all cross-claims, contribution claims, subrogation claims, reimbursement claims, or indemnity claims, in each case for, based on, arising out of, resulting from, attributable to, or under the laws of any jurisdiction, by reason of, in whole or in part, directly or indirectly:

(a)
death, wrongful death, personal or bodily injury (whether physical, emotional, or otherwise), sickness, illness, ailment, disease, medical monitoring for increased risk, fear of or increased risk of any of the foregoing, loss of consortium, lost wages or other opportunities, survivorship, or other personal injuries (whether physical, emotional, or otherwise) or other damages (including medical, legal, and other expenses or punitive damages), caused or allegedly caused by, based on or allegedly based on or arising or allegedly arising from or attributable to, directly or indirectly, in whole or in part, acts, omissions, or conduct of GST or Garrison or any other Entity for whose products or operations GST or Garrison allegedly has liability or is otherwise liable, including any past or present Affiliate (including, without limitation, Anchor), predecessor, successor, or assign of GST or Garrison; and

(b)
the presence of, exposure to, or contact with, at any time, asbestos or any products or materials containing asbestos that were mined, processed, consumed, used, stored, manufactured, fabricated, constructed, designed, engineered, sold, assembled, supplied, produced, specified, selected, distributed, released, maintained, repaired, purchased, owned, occupied, serviced, removed, replaced, disposed of, installed by, or in any way marketed by, or on behalf of, (i) GST, (ii) Garrison, or (iii) any other Entity (including any past or present Affiliate (including, without limitation, Anchor), predecessor, successor, or assign of GST or Garrison) for whose products or operations GST or Garrison allegedly has liability or is otherwise liable.

Notwithstanding the foregoing, the term “GST Asbestos Claim” does not include any GST Workers’ Compensation Claim.

88.	“GST/Garrison Equity Interests” shall mean Equity Interests in GST and Garrison.

89.
“GST General Unsecured Claim” shall mean any Claim against GST or Garrison in the Chapter 11 Cases that is not an Administrative Expense Claim, Priority Tax Claim, Priority Claim, Secured Claim, Workers’ Compensation Claim, Intercompany Claim, or Asbestos Claim.

90.
“GST Recovery Action” shall mean any cause of action, claim, demand, or suit by Coltec, GST, Garrison, or any of their respective Affiliates, predecessors, successors, or assigns against (a) attorneys or law firms representing, or who have represented, holders of asbestos-related claims, or (b) such holders of asbestos-related claims, which cause of action, claim, demand, or suit is based on, arises from, results from, or is attributable to any acts, omissions, or conduct by such attorneys, law firms, or holders, in connection with an action or suit to recover compensatory damages or other remedies for alleged asbestos-related injury or wrongful death before the Confirmation Date.

91.
“GST Recovery Action Settlement Package”     shall mean the documents necessary to implement settlement of the pending GST Recovery Actions, which shall be reasonably agreeable to the plaintiffs and defendants in form and substance, and shall include without limitation (a) broad mutual releases extinguishing all the parties’ respective claims, counterclaims, and countersuits against each other, asserted or unasserted (including any claims by or against the parties’ respective affiliates, predecessors, successors, or assigns), and including without limitation releases of each party’s respective officers, directors, employees, lawyers (including corporate and outside counsel, past and present, specifically including David Glaspy, John Turlik, and their law firms), experts, witnesses, Representatives, agents, successors and assigns and all other Asbestos Protected Parties; (b) stipulations of dismissals with prejudice by all parties; and (c) mutual non-disparagement agreements that will prohibit disparagement of each party and each party’s respective officers, directors, employees, lawyers (including corporate and outside counsel, past and present, and specifically including David Glaspy, John Turlik, and their law firms), experts, witnesses, agents, and Representatives.

92.
“GST Workers’ Compensation Claim”     shall mean any Claim against GST or Garrison (a) for benefits under a state-mandated workers’ compensation system, which a past, present, or future employee of GST or Garrison or their predecessors is receiving, or may in the future have a right to receive and/or (b) for reimbursement brought by any insurance company or state agency as a result of payments made by such insurance company or state agency for the statutory benefit owed (but not paid) by GST or Garrison to such employees under such a system and fees and expenses that are incurred and reimbursable under any insurance policies or laws or regulations covering such statutory employee benefit Claims. For the avoidance of doubt, “GST Workers’ Compensation Claim” shall not include any right of such employee or any other Entity that exists outside of such state workers’ compensation system.

93.
“Holder” shall mean any Entity holding any Plan Claim or Equity Interest and, with respect to a vote on the Plan, shall mean the beneficial holders on the Voting Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been properly completed and executed.

94.
“Initial Asbestos Trust Assets”     shall mean (a) $350 million in Cash contributed to the Asbestos Trust by GST or Garrison on the day immediately preceding the Effective Date; (b) $50 million in Cash contributed to the Asbestos Trust by Coltec on the day immediately preceding the Effective Date; (c) the Option; and (d) the Asbestos Trust Causes of Action (as defined in Section 7.3.4 hereof).

95.
“Intercompany Claim”     shall mean any Claim by any Debtor against any other Debtor, or a Non-Debtor Affiliate against any Debtor; provided, however, that Intercompany Claims shall not include Asbestos Claims or Anchor Claims.

96.
“IRC”     shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations (including temporary and proposed regulations) promulgated thereunder by the United States Treasury Department.

97.	“IRS” shall mean the United States Internal Revenue Service.

98.	“Master Ballot” shall mean a Ballot cast on behalf of more than one Asbestos Claimant, pursuant to the terms and guidelines established in the Plan Documents or the Confirmation Procedures Order.

99.	“New Coltec” shall mean EnPro Holdings, Inc. (the entity described as New Coltec in the Disclosure Statement’s description of the Coltec Restructuring).

100.	“Non-Asbestos Plan Claim” shall mean any Plan Claim that is not an Asbestos Claim.

101.	“Non-Debtor Affiliate” shall mean each Affiliate of the Debtors that is not a debtor or debtor-in-possession in the Chapter 11 Cases.

102.	“Option” shall have the meaning given to such term in Section 7.3.2 hereof.

103.	“Other Debtor Equity Interests” shall mean Equity Interests in Debtors other than GST and Garrison.

104.	“PBGC” shall have the meaning set forth in Section 8.1.2 of the Plan.

105.	“Petition Date” shall mean, with respect to GST, Garrison, and Anchor, June 5, 2010, and with respect to Coltec, January 30, 2017.

106.
“Plan”     shall mean this plan, as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect from time to time.

107.
“Plan Claims”     shall mean, collectively, Administrative Expense Claims, Anchor Claims, Asbestos Claims, Coltec General Unsecured Claims, GST General Unsecured Claims, Intercompany Claims, Priority Claims, Priority Tax Claims, Secured Claims, and Workers’ Compensation Claims.

108.
“Plan Documents” shall mean the Plan, the Exhibit Book, the Disclosure Statement, and the Plan Supplement, either in the form approved by each of the Plan Proponents or as each may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

109.
“Plan Supplement” shall mean the supplement, containing copies of certain exhibits or schedules to the Plan and Disclosure Statement, including the By-Laws of the Reorganized Debtors, draft amended Certificates of Incorporation, and a list disclosing the identity and affiliations of any person proposed to serve on the initial board of directors or be an officer of one or more of the Reorganized Debtors, which shall be Filed with the Bankruptcy Court at least ten (10) days before the objection deadline with respect to the Plan and served on the Entities listed in Section 11.9 of this Plan.

110.	“Post-Bankruptcy Anchor” shall mean Debtor Anchor from and after the Effective Date.

111.
“Priority Claim” shall mean any Claim (other than an Administrative Expense Claim or Priority Tax Claim) against GST, Garrison, or Coltec to the extent such Claim is entitled to priority in right of payment under Section 507 of the Bankruptcy Code; provided, however, that Priority Claims shall not include any Asbestos Claims.

112.	“Priority Tax Claim” shall mean a Claim that is of a kind specified in Sections 502(i) or 507(a)(8) of the Bankruptcy Code.

113.
“Professional”     shall mean an Entity (a) whose employment as a professional in the Chapter 11 Cases has been approved by order of the Bankruptcy Court, in accordance with Sections 327, 328, 363, 524(g)(4)(B)(i) and/or 1103 of the Bankruptcy Code, or (b) whose compensation or reimbursable expenses are subject to the Fee Order.

114.
“Reorganization-Involved Affiliates”     shall mean the following Entities: EnPro Industries, Inc.; EnPro Holdings, Inc. (f/k/a New Coltec, Inc.); Fairbanks Morse, LLC; prior to its merger into Debtor OldCo, LLC, EnPro Learning System, LLC; Garlock of Canada Ltd; Stemco LP; Stemco Products, Inc.; Compressor Products International LLC; GGB LLC; and any entity directly or indirectly controlled by Debtors.

115.	“Reorganized Debtor” or “Reorganized Debtors” shall mean Debtors GST, Garrison, and Coltec from and after the Effective Date.

116.
“Representatives” shall mean, (a) with respect to any Entity, the past, present, or future managers, directors, members, trustees, officers, employees, accountants (including independent registered public accountants), advisors, attorneys, consultants, or other agents, representatives, or professionals of that Entity, but only in their capacities as such, and (b) the firms or other Entities, other than the Debtors and their Non-Debtor Affiliates, with whom the Representatives identified in part (a) are employed or associated, but only in such firms’ or Entities’ respective capacities as such.

117.
“Retained Causes of Action”     shall mean the actual and potential causes of action that the Reorganized Debtors shall retain under the Plan, on and after the Effective Date, on behalf of the Debtors, to commence and pursue, as appropriate, in any court or other tribunal including in an adversary proceeding filed in one or more of the Chapter 11 Cases, whether such causes of action accrued before or after the Petition Date and whether such causes of action are known or unknown as of any date of determination, including, but not limited to, the actions listed in Exhibit F in the Exhibit Book, but specifically excluding the GST Recovery Actions and the claims and causes of action settled and released in Section 8.4.

118.
“Schedules”     shall mean the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors in Possession with the Bankruptcy Court, as required by Section 521 of the Bankruptcy Code and the Bankruptcy Rules, as such schedules and statements may be amended by the Debtors in Possession from time to time in accordance with Bankruptcy Rule 1007.

119.	“SEC” shall mean the United States Securities and Exchange Commission.

120.
“Secured Claim” shall mean a Claim against GST, Garrison, or Coltec that is: (i) secured by a lien (as such term is defined in Section 101(37) of the Bankruptcy Code) on property in which the Debtors have an interest, which lien is valid, perfected, and enforceable under applicable law or by reason of a Final Order, or (ii) entitled to setoff under Section 553 of the Bankruptcy Code, to the extent of (A) the value of the Claimant’s interest in the Debtor’s interest in such property or (B) the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code; provided, however, that Secured Claims shall not include any Asbestos Claims.

121.	“Secured Tax Claim” shall mean a Secured Claim for the payment of taxes to a governmental Entity.

122.	“Securities Act” shall mean the Securities Act of 1933, as amended.

123.
“Successor Entity” ”     shall mean any Entity, other than a Debtor or Reorganized Debtor or one of their Affiliates, that (a) has or may have insurance rights related to a Debtor (including rights asserted through any former subsidiary or division of any Debtor); (b) is a former Affiliate of any Debtor or Reorganized Debtor, or a successor or assign of such former Affiliate; or (c) is a predecessor, successor, or assign of any Debtor.

124.
“United States” shall mean the United States of America and its political subdivisions, including states, territories, commonwealths, possessions, and now-existing compacts of free association (namely, those with the Federated States of Micronesia, the Marshall Islands, and Palau), as well as all ships and vessels of the United States Navy, the United States Coast Guard, or any other branch of the armed services of the United States of America.

125.
“Unliquidated Claim”     shall mean: (i) any Plan Claim (other than an Asbestos Claim), the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be fixed, or (ii) any Plan Claim (other than an Asbestos Claim) for which no Allowed Amount has been determined.

126.
“Unsecured Creditors Committee”     shall mean the Official Committee of Unsecured Creditors appointed by order of the Bankruptcy Court dated June 17, 2011 (Docket No. 104), as subsequently amended, in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code.

127.	“Voting Record Date” shall mean the record date set by the Bankruptcy Court in the Confirmation Procedures Order.

128.	“Workers’ Compensation Claims” shall mean GST Workers’ Compensation Claims and Coltec Workers’ Compensation Claims.

1.2	OTHER TERMS/INTERPRETATION

(a)    Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the other genders.
(b)    When used in this Plan, the term “claim” shall mean a claim (as defined in Section 101(5) of the Bankruptcy Code) against any Entity including any right to: (a) payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.
(c)    Any reference in a Plan Document to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions shall mean that such document shall be substantially in such form or substantially on such terms and conditions.
(d)    Any specific references to promissory notes, deeds of trust, or other instruments of indebtedness or security shall include any amendments, modifications, and extensions thereto.
(e)    Nothing contained in this Plan or the Plan Documents shall constitute an admission by any party of either liability for or the validity, priority, or extent of (i) any Claim asserted against the Debtors or any third party; (ii) any defense against such a Claim; or (iii) any theory or counterclaim asserted by the Debtors or any third party.
(f)    Any reference in a Plan Document to an existing document or exhibit in the Exhibit Book filed or to be filed shall mean the document or exhibit as it may have been or may be amended, modified or supplemented.
(g)    Any reference to an Entity as a Holder of a Claim or Plan Claim shall include that Entity’s successors, assigns and Affiliates.
(h)    The words “herein,” “hereof,” “hereto,” “hereunder,” and others of similar import when used in a Plan Document refer to such Plan Document as a whole and not to any particular section, subsection, or clause contained in such Plan Document.
(i)    The word “including” (and, with correlative meaning, the forms of the word “include”) shall mean including, without limiting the generality of any description preceding that word; and the words “shall” and “will” are used interchangeably and have the same meaning.
(j)    All references to dollars are to United States dollars.
(k)    An initially capitalized term used herein that is not defined herein shall have the meaning ascribed to such term, if any, in the Bankruptcy Code, unless the context shall otherwise require.
(l)    The descriptive headings contained in Plan Documents are included for convenience of reference only and are not intended to be a part of and shall not affect in any way the meaning or interpretation of Plan Documents.

(m)    All references in a particular Plan Document to sections, articles, and exhibits are references to sections, articles and exhibits of or to such Plan Document unless otherwise specified.
(n)    In computing any period of time prescribed or allowed by a Plan Document, the provisions of Bankruptcy Rule 9006(a) shall apply.
(o)    Unless otherwise provided herein, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply.

1.3	THE PLAN DOCUMENTS
The Plan Documents, once Filed, shall also be available for review in the office of the clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court. Holders of Plan Claims and Equity Interests may also obtain a copy of the Plan Documents following their Filing with the clerk of the Court on Business Days from 9:00 a.m. through 5:00 p.m. (prevailing Eastern Time) at the following addresses:

RAYBURN COOPER & DURHAM, P.A. 1200 Carillion, 227 West Trade Street Charlotte, NC 28202 Telephone: (704) 334-0891 Attn: John R. Miller, Jr.	ROBINSON, BRADSHAW & HINSON, P.A. 101 North Tryon Street, Suite 1900 Charlotte, NC 28246 Telephone: (704) 377-2536 Attn: Richard C. Worf

Holders of Plan Claims may also obtain a copy of the Plan Documents following their Filing with the clerk of the Bankruptcy Court by contacting counsel for the Debtors by a written request sent to the above address.

1.4	ANCILLARY DOCUMENTS
Each of the Plan Documents is an integral part of this Plan and is hereby incorporated by reference and made a part of this Plan.
ARTICLE 2
PROVISIONS FOR PAYMENT OF ADMINISTRATIVE
EXPENSES AND PRIORITY TAX CLAIMS

2.1	UNCLASSIFIED CLAIMS
In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims are not classified and are excluded from the Classes set forth in Article 3 of this Plan.

2.1.1	Payment of Allowed Administrative Expense Claims
Subject to the terms herein and unless otherwise agreed to by the Holder of an Allowed Administrative Expense Claim (in which event such other agreement shall govern), Allowed Administrative Expense Claims shall be provided for as follows:

(a)	if such Claim is for goods sold or services rendered representing liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases involving customers,

suppliers, or trade or vendor Claims, such Claim shall be paid by the Debtors or the Reorganized Debtors in the ordinary course in accordance with the terms and conditions of any agreements relating thereto;

(b)
if such Claim is for amounts necessary to cure executory contracts and unexpired leases assumed by the Debtors, such Claim shall be paid by the Debtors or Reorganized Debtors as soon as practicable after the Effective Date or as ordered by the Bankruptcy Court;

(c)
amounts due Holders of other Allowed Administrative Expense Claims, including, without limitation, Allowed Fee Claims or Claims arising pursuant to Section 503(b)(9) of the Bankruptcy Code, shall be paid as soon as practicable after the Effective Date or as ordered by the Bankruptcy Court, unless otherwise agreed between the Debtors and such Holders; and

(d)	Administrative Expense Claims of the Bankruptcy Administrator for fees pursuant to 28 U.S.C. § 1930(a)(6) and (7) shall be paid in accordance with Section 1930 of title 28 of the United States Code.

2.1.2	Priority Tax Claims
Subject to the terms herein, each Holder of an Allowed Priority Tax Claim shall be paid 100% of the unpaid Allowed Amount of such Allowed Priority Tax Claim in Cash by the Reorganized Debtors on the Distribution Date. Any Claim or demand for penalty relating to any Priority Tax Claim (other than a penalty of the type specified in Section 507(a)(8)(G) of the Bankruptcy Code) shall be Disallowed, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors or Reorganized Debtors, or their Estates or assets.
ARTICLE 3
CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

3.1	SUMMARY
Claims and Equity Interests are classified for all purposes, including voting, confirmation, and Distribution pursuant to this Plan and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code, as follows:

	CLASSIFICATION	IMPAIRMENT AND VOTING
Class 1	Priority Claims	Unimpaired -- deemed to have voted to accept the Plan; no separate vote being solicited.
Class 2	Secured Claims	Unimpaired -- deemed to have voted to accept the Plan; no separate vote being solicited.
Class 3	Workers’ Compensation Claims	Unimpaired -- deemed to have voted to accept the Plan; no separate vote being solicited.
Class 4	Intercompany Claims	Unimpaired -- deemed to have voted to accept the Plan; no separate vote being solicited.
Class 5	Asbestos Claims	Impaired -- vote being solicited.
Class 6	GST General Unsecured Claims	Unimpaired -- deemed to have voted to accept the Plan; no separate vote being solicited.
Class 7	Coltec General Unsecured Claims	Unimpaired -- deemed to have voted to accept the Plan; no separate vote being solicited.
Class 8	Anchor Claims	Unimpaired – deemed to have voted to accept the Plan; no separate vote being solicited.
Class 9	GST/Garrison Equity Interests	Impaired –vote being solicited.
Class 10	Other Debtor Equity Interests	Unimpaired – deemed to have voted to accept the Plan; no separate vote being solicited.

3.1.1	Class 1. Priority Claims
(a)    Classification
Class 1 consists of all Priority Claims against the Debtors.
(b)    Treatment
Each Holder of an Allowed Priority Claim shall be paid the Allowed Amount of its Allowed Priority Claim either (i) in full, in Cash, on the Distribution Date, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed Priority Claim and the Debtors or the Reorganized Debtors.
(c)    Impairment and Voting
Class 1 is unimpaired. The Holders of the Allowed Priority Claims in Class 1 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.2	Class 2. Secured Claims
(a)    Classification
Class 2 consists of all Secured Claims against the Debtors.
(b)    Treatment
(i)    Non-Tax Secured Claim. Subject to the provisions of Sections 502(b) and 506(d) of the Bankruptcy Code and the terms herein, each Holder of an Allowed Secured Claim other than an

Allowed Secured Tax Claim shall, at the option of the Reorganized Debtors, receive treatment according to the following alternatives: (i) the Plan will leave unaltered the legal, equitable and contractual rights to which the Holder of such Claim is entitled; (ii) the Reorganized Debtors shall pay the Allowed Secured Claim in full on the Effective Date or as soon thereafter as reasonably practicable; or (iii) the Reorganized Debtors shall provide such other treatment as is agreed to in writing between the Debtors or the Reorganized Debtors and the Holder of any such Allowed Secured Claim.
(ii)    Secured Tax Claim. Except to the extent that a Holder of an Allowed Secured Tax Claim agrees to a different treatment, each Holder of an Allowed Secured Tax Claim shall receive 100% of the unpaid amount of such Allowed Secured Tax Claim in Cash from the Debtors or Reorganized Debtors on the Distribution Date.
(c)    Impairment and Voting
Class 2 is unimpaired. The Holders of the Allowed Secured Claims in Class 2 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.3	Class 3. Workers’ Compensation Claims
(a)    Classification
Class 3 consists of all Workers’ Compensation Claims against the Debtors.
(b)    Treatment
Each Workers’ Compensation Claim shall be reinstated and shall have all legal, equitable, and contractual rights to which each such Workers’ Compensation Claim entitles the Holder of such Workers’ Compensation Claim.
(c)    Impairment and Voting
Class 3 is unimpaired. The Holders of the Workers’ Compensation Claims in Class 3 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.4	Class 4. Intercompany Claims
(a)    Classification
Class 4 consists of all Intercompany Claims.
(b)    Treatment
Each Intercompany Claim shall be reinstated and shall have all legal, equitable, and contractual rights to which each such Intercompany Claim entitles the Holder of such Intercompany Claim, except to the extent any such Claims are released pursuant to Section 8.4 of this Plan.
(c)    Impairment and Voting
Class 4 is unimpaired. The Holders of Intercompany Claims in Class 4 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.5	Class 5. Asbestos Claims
(a)    Classification
Class 5 consists of all Asbestos Claims against GST, Coltec, or Garrison.
(b)    Treatment
(i)    All Asbestos Claims shall be resolved in accordance with the terms, provisions, and procedures of the Asbestos Trust Agreement and the CRP.
(ii)    All Asbestos Claims shall be paid by the Asbestos Trust solely from the Asbestos Trust Assets as and to the extent provided in the CRP. Asbestos Claims shall not be deemed Allowed or Disallowed, but rather shall be resolved by the Asbestos Trust pursuant to the terms of the CRP.
(c)    Asbestos Channeling Injunction
The sole recourse of the Holder of an Asbestos Claim on account of such Asbestos Claim shall be to the Asbestos Trust pursuant to the provisions of the Plan, the Asbestos Channeling Injunction, the Asbestos Trust Agreement, and the CRP.
(d)    Impairment and Voting
Class 5 is impaired. The Debtors are soliciting the votes of Holders of the Asbestos Claims in Class 5 to accept or reject this Plan in the manner and to the extent provided in the Confirmation Procedures Order.

3.1.6	Class 6. GST General Unsecured Claims
(a)    Classification
Class 6 consists of all GST General Unsecured Claims.
(b)    Treatment
Each Holder of an Allowed GST General Unsecured Claim shall be paid the Allowed Amount of its GST General Unsecured Claim on the Distribution Date. Such payment shall be (i) in full, in Cash, plus post-petition interest at the federal judgment rate in effect on the Petition Date, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed GST General Unsecured Claim and the Debtors or Reorganized Debtors. Post-petition interest shall accrue from the Petition Date through the date of payment.
(c)    Impairment and Voting
Class 6 is unimpaired. The Holders of GST General Unsecured Claims in Class 6 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.7	Class 7. Coltec General Unsecured Claims
(a)    Classification
Class 7 consists of all Coltec General Unsecured Claims.
(b)    Treatment
Each Coltec General Unsecured Claim shall be reinstated and shall have all legal, equitable, and contractual rights to which each such Coltec General Unsecured Claim entitles the Holder of such Coltec General Unsecured Claim.
(c)    Impairment and Voting
Class 7 is unimpaired. The Holders of Coltec General Unsecured Claims in Class 7 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.8	Class 8. Anchor Claims
(a)    Classification
Class 8 consists of all Anchor Claims.
(b)    Treatment
Each Holder of a Class 8 Anchor Claim shall be entitled to assert such Claim against Anchor in accordance with the provisions of Article 14 of Chapter 55 of the North Carolina Business Corporation Act.
(c)    Impairment and Voting
Class 8 is unimpaired. The Holders of Class 8 Anchor Claims are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.

3.1.9	Class 9. GST/Garrison Equity Interests
(a)    Classification
Class 9 consists of GST/Garrison Equity Interests.
(b)    Treatment
On the Effective Date, Class 9 GST/Garrison Equity Interests shall be retained, subject to the Lien described in Section 7.3.2.
(c)    Impairment and Voting
Class 9 is impaired. The Debtors are soliciting the votes of Holders of the GST/Garrison Equity Interests in Class 9 to accept or reject this Plan in the manner and to the extent provided in the Confirmation Procedures Order.

3.1.10	Class 10. Other Debtor Equity Interests
(a)    Classification
Class 10 consists of Other Debtor Equity Interests.
(b)    Treatment
This Plan leaves unaltered the legal, equitable, and contractual rights to which each such Other Debtor Equity Interest entitles the Holder of such Other Debtor Equity Interest.
(c)    Impairment and Voting
Class 10 is unimpaired. The Holders of the Other Debtor Equity Interests in Class 10 are deemed to have voted to accept this Plan and, accordingly, their separate vote will not be solicited.
ARTICLE 4
MODIFICATION OR WITHDRAWAL OF THIS PLAN

4.1	MODIFICATION OF THE PLAN; AMENDMENT OF PLAN DOCUMENTS

4.1.1	Modification of the Plan
The Plan Proponents, acting unanimously, may alter, amend, or modify this Plan, or any other Plan Document, under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date so long as this Plan, as modified, meets the requirements of Sections 1122 and 1123 of the Bankruptcy Code or the Court has approved such modifications to the Plan. After the Confirmation Date, the Plan Proponents, acting unanimously, may alter, amend, or modify this Plan in accordance with Section 1127(b) of the Bankruptcy Code but only before its substantial consummation.

4.1.2	Post-Effective Date Amendment of Other Plan Documents
From and after the Effective Date, the authority to amend, modify, or supplement the Plan Documents, other than the Plan, will be as provided in such Plan Documents.

4.2	WITHDRAWAL OF THIS PLAN

4.2.1	Right to Withdraw this Plan
This Plan may be withdrawn by the Plan Proponents, acting unanimously, prior to the Confirmation Date.

4.2.2	Effect of Withdrawal
If this Plan is withdrawn prior to the Confirmation Date, this Plan shall be deemed null and void. In such event, nothing contained herein or in any of the Plan Documents shall be deemed to constitute a waiver or release of any claims or defenses of, or an admission or statement against interest by, any of the Plan Proponents or any other Entity or to prejudice in any manner the rights of any of the Plan Proponents or any Entity in any further proceedings involving the Debtors.

ARTICLE 5
PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS
AND ASBESTOS CLAIMS GENERALLY

5.1	OBJECTION TO PLAN CLAIMS (OTHER THAN ASBESTOS CLAIMS); PROSECUTION OF DISPUTED CLAIMS
Subject to the treatment provisions of this Plan, the Debtors or Reorganized Debtors, as applicable, may object to the allowance of any Non-Asbestos Plan Claims Filed with the Bankruptcy Court or to be otherwise resolved pursuant to any provisions of this Plan with respect to which they dispute liability, in whole or in part. Subject to the treatment provisions of this Plan, the Debtors’ pending objections to any Non-Asbestos Plan Claims shall be transferred to the Reorganized Debtors on the Effective Date for final resolution.
Not later than ten (10) days before the Effective Date, the Debtors shall File with the Bankruptcy Court an exhibit listing all Non-Asbestos Plan Claims that the Debtors have already analyzed and to which the Debtors have no objection (the “Undisputed Claims Exhibit”). Plan Claims listed on the Undisputed Claims Exhibit shall be Allowed Claims. The Debtors or the Reorganized Debtors, as applicable, may File additional Undisputed Claims Exhibits with the Court at any time after the Filing of the initial Undisputed Claims Exhibit with respect to any remaining Non-Asbestos Plan Claims if they have determined not to object to any of such Claims.
After the Effective Date, all objections that are Filed and prosecuted by the Reorganized Debtors as provided herein may be: (i) compromised and settled in accordance with the business judgment of the Reorganized Debtors without approval of the Bankruptcy Court, or (ii) litigated to Final Order by the Reorganized Debtors. Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections by the Reorganized Debtors to Non-Asbestos Plan Claims shall be served and Filed no later than 180 days after the Effective Date, subject to any extensions granted pursuant to a further order of the Bankruptcy Court. Such further order may be obtained by the Reorganized Debtors upon notice to all Holders of Non-Asbestos Plan Claims that are still pending allowance and are not subject to a pending objection.
After the Confirmation Date, no Plan Claim may be Filed or amended to increase the amount or a lien or priority demanded unless otherwise provided by order of the Bankruptcy Court. Unless otherwise provided herein, any such new or amended Claim Filed after the Confirmation Date shall be disregarded and deemed Disallowed in full and expunged without need for objection, unless the Holder of such Claim has obtained prior Bankruptcy Court authorization for the filing.
Any order creating a Disallowed Claim that is not a Final Order as of the Effective Date solely because of an Entity’s right to move for reconsideration of such order pursuant to Section 502(j) of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date, without prejudice to such right to move for reconsideration.

5.2	DISTRIBUTION ON ACCOUNT OF DISPUTED CLAIMS
Notwithstanding Section 5.1 hereof, a Distribution shall be made to the Holder of a Disputed Claim only when, and to the extent that, such Disputed Claim becomes Allowed and pursuant to the appropriate provisions of this Plan covering the Class of which such Disputed Claim is a part. No Distribution shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof in the manner prescribed by Section 5.1 hereof.

5.3	BAR DATES FOR ADMINISTRATIVE EXPENSE CLAIMS

5.3.1	Administrative Expense Claims
All parties seeking payment of an Administrative Expense Claim that is not a Fee Claim must File with the Bankruptcy Court and serve upon the Debtors a request for payment of such Administrative Expense Claim prior to the applicable deadline set forth below; provided, however, that parties seeking payment of postpetition ordinary course trade obligations, postpetition payroll obligations incurred in the ordinary course of a Debtor’s postpetition business, and amounts arising under agreements approved by the Bankruptcy Court or the Plan need not File such a request, provided further, that no request for payment of Administrative Expense Claims which reflect fees payable pursuant to Section 1930 of title 28 of the United States Code shall be required prior to payment.
All Holders of Administrative Expense Claims must File with the Bankruptcy Court and serve on the Debtors a request for payment of such Claim so as to be received on or before 4:00 p.m. (Eastern Time) on the date that is the first Business Day after the date that is thirty (30) days after the Effective Date, unless otherwise agreed to by the appropriate Debtor or Reorganized Debtor, without further approval by the Bankruptcy Court. Failure to comply with these deadlines shall forever bar the Holder of an Administrative Expense Claim from seeking payment thereof.
Any Holder of an Administrative Expense Claim that does not assert such Claim in accordance with this Section shall have its Claim deemed Disallowed under this Plan and be forever barred from asserting such Claim against any of the Debtors, their Estates or their assets. Any such Claim and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process, or act to collect, offset, recoup, or recover such Claim.

5.3.2	Fee Claims
All parties seeking allowance or payment of a Fee Claim must File with the Bankruptcy Court and serve upon the Debtors a proof or application for allowance or payment of such Fee Claim in accordance with the Fee Order by the date that is the first Business Day after the date that is ninety (90) days after the Effective Date; provided, however, that the Plan Proponents may extend that deadline by agreement without further order by the Bankruptcy Court. Failure to comply with the applicable deadline set forth herein shall forever bar the Holder of a Fee Claim from seeking payment thereof.
Any Holder of a Fee Claim that does not assert such Claim in accordance with the Fee Order and this Section shall have its Claim deemed Disallowed under this Plan and be forever barred from asserting such Claim against any of the Debtors, their Estates or their assets. Any such Claim and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, recoup or recover such Claim.
Any objection to a Fee Claim shall be Filed and served in accordance with a scheduling order to be entered by the Bankruptcy Court, at the request of the Plan Proponents. Each of the Plan Proponents expressly reserves the right to object to any Fee Claim prior to, on, and after the Effective Date, subject to the provisions of this Plan and the aforementioned scheduling order.

5.4	RESOLUTION OF ASBESTOS CLAIMS
Asbestos Claims shall be resolved in accordance with the Asbestos Trust Agreement and the CRP.

ARTICLE 6
ACCEPTANCE OR REJECTION OF THIS PLAN

6.1	IMPAIRED CLASSES TO VOTE
Each Holder of a Plan Claim or Equity Interest in an impaired Class is entitled to vote to accept or reject this Plan to the extent and in the manner provided herein or in the Confirmation Procedures Order.

6.2	ACCEPTANCE BY IMPAIRED CLASSES OF PLAN CLAIMS
Acceptance of this Plan by any impaired Class of Plan Claims shall be determined in accordance with the Confirmation Procedures Order and the Bankruptcy Code.

6.3	PRESUMED ACCEPTANCE OF THIS PLAN
Classes 1, 2, 3, 4, 6, 7, 8, and 10 of Plan Claims and Other Debtor Equity Interests are unimpaired. Under Section 1126(f) of the Bankruptcy Code, the Holders of Plan Claims and Equity Interests in such Classes are conclusively presumed to have voted to accept this Plan.

6.4	ACCEPTANCE PURSUANT TO SECTION 524(g) OF THE BANKRUPTCY CODE
This Plan shall have been voted upon favorably as required by Section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code to the extent that at least 75% of those voting in Class 5 vote to accept this Plan.

6.5	NONCONSENSUAL CONFIRMATION

6.5.1	Cram Down
If any impaired Class of Plan Claims or Equity Interests, other than Class 5, fails to accept this Plan in accordance with Sections 1126 and 1129(a) of the Bankruptcy Code, the Plan Proponents will request, to the extent consistent with applicable law, that the Court confirm this Plan in accordance with Section 1129(b) of the Bankruptcy Code with respect to such non-accepting Class of Plan Claims or Equity Interests (other than Class 5), and this Plan constitutes a motion for such relief.

6.5.2	General Reservation of Rights
Should this Plan fail to be accepted by the requisite number and amount of the Holders of Plan Claims and Equity Interests required to satisfy Sections 524(g) and 1129 of the Bankruptcy Code, then, notwithstanding any other provision of this Plan to the contrary, the Plan Proponents reserve the right to amend this Plan.
ARTICLE 7
IMPLEMENTATION OF THIS PLAN

7.1	VESTING OF ASSETS OF THE DEBTORS
On the Effective Date, pursuant to Section 1141(b) of the Bankruptcy Code, except as otherwise expressly provided in this Plan, in the Plan Documents, or in the Confirmation Order, the assets and property of the Debtors shall vest or re-vest in the appropriate Reorganized Debtors for use, sale and distribution in accordance with operation of the Reorganized Debtors’ business and this Plan.

As of the Effective Date, all assets vested or re-vested, and all assets dealt with by the Plan, shall be free and clear of all Claims, Encumbrances, liens, and interests except as otherwise specifically provided in the Plan, in any of the Plan Documents, or in the Confirmation Order.
From and after the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, sell and otherwise dispose of property without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the guidelines and requirements of the Bankruptcy Administrator, other than those restrictions expressly imposed by the Plan, the Plan Documents, or the Confirmation Order; provided, however, that nothing herein restricts the right of the Reorganized Debtors to seek Bankruptcy Court approval for the sale, assignment, transfer, or other disposal of certain of the Reorganized Debtors’ assets after the Confirmation Date in the event that such Court approval is deemed to be necessary or appropriate.
All Retained Causes of Action are expressly preserved for the benefit of the Reorganized Debtors pursuant to Section 11.3.

7.2	CORPORATE GOVERNANCE

7.2.1	Amendment of Certificates of Incorporation of the Debtors
The Certificates of Incorporation, By-Laws, or Articles of Organization, as applicable, of each of the Debtors shall be amended as of the Effective Date as needed to effectuate the terms of the Plan and the requirements of the Bankruptcy Code. The amended Certificates of Incorporation of the Debtors that are corporations shall, among other things, prohibit the issuance of nonvoting equity securities as required by Section 1123(a)(6) of the Bankruptcy Code. The amended Certificates of Incorporation or Articles of Organization, as applicable, shall be filed with the Secretary of State or equivalent official in their respective jurisdictions of incorporation on or prior to the Effective Date and be in full force and effect without any further amendment as of the Effective Date.

7.2.2	D&O and Fiduciary Liability Tail Coverage Policies
The Reorganized Debtors, with the assistance, if necessary, of EnPro and its Affiliates, shall maintain continuous directors and officers liability insurance coverage with regard to any liabilities, losses, damages, claims, costs and expenses they or any current or former officer, manager, or director of any of the Debtors may incur, including but not limited to attorneys’ fees, arising out of or due to the actions or omissions of any of them or the consequences of such actions or omissions, including, without limitation, service as an officer, manager, or director, other than as a result of their willful misconduct or fraud. Each such policy shall cover each current and former officer, manager, or director of any of the Debtors.
Except as otherwise specifically provided herein, any obligations of the Debtors to indemnify their present and former directors, managers, officers, employees or professionals under their Certificates of Incorporation, By-Laws, employee indemnification policy, or under state law or any agreement with respect to any claim, demand, suit, cause of action, or proceeding, shall be deemed assumed by the Reorganized Debtors on the Effective Date, and shall survive and be unaffected by this Plan’s confirmation, and remain an obligation of the Reorganized Debtors, regardless of whether the right to indemnification arose before or after the Petition Date.

7.3	THE ASBESTOS TRUST

7.3.1	Creation of the Asbestos Trust
Upon the entry of the Confirmation Order, effective as of the day immediately preceding the Effective Date, the Asbestos Trust shall be created pursuant to Bankruptcy Code Section 524(g) and in accordance with the Plan Documents. The Asbestos Trust shall be a “qualified settlement fund” for federal income tax purposes within the meaning of the treasury regulations issued pursuant to Section 468B of the IRC.
The purpose of the Asbestos Trust shall be to, among other things: (i) assume the liabilities of the Debtors with respect to all Asbestos Claims except as provided in Sections 8.4.2 and 8.5 of this Plan (with the Reorganized Debtors and Asbestos Protected Parties having no responsibility whatsoever for such Asbestos Claims, apart from transferring the Asbestos Trust Assets to the Asbestos Trust in accordance with this Plan); (ii) process, liquidate, pay and satisfy all Asbestos Claims in accordance, as applicable, with this Plan, the Asbestos Trust Agreement and the CRP and in such a way that provides reasonable assurance that the Asbestos Trust will value, and be in a financial position to pay, present and future Asbestos Claims (including Demands that involve similar claims) in substantially the same manner and to otherwise comply with Section 524(g)(2)(B)(i) of the Bankruptcy Code; (iii) preserve, hold, manage, and maximize the assets of the Asbestos Trust for use in paying and satisfying Asbestos Claims entitled to payment; (iv) qualify at all times as a “qualified settlement fund” for federal income tax purposes within the meaning of the treasury regulations issued pursuant to Section 468B of the IRC; (v) pay Asbestos Trust Expenses from the Asbestos Trust Assets as incurred (with the Reorganized Debtors and Asbestos Protected Parties having no responsibility whatsoever for any Asbestos Trust Expenses, apart from transferring the Asbestos Trust Assets to the Asbestos Trust in accordance with this Plan), and (vi) otherwise carry out the provisions of the Asbestos Trust Agreement and any other agreements into which the Asbestos Trustee has entered or will enter in connection with this Plan.

7.3.2	Funding of the Asbestos Trust
On the day immediately preceding the Effective Date, (a) GST or Garrison shall transfer $350 million in Cash to the Asbestos Trust; (b) Coltec shall transfer $50 million in Cash to the Asbestos Trust, and (c) Coltec, EnPro, and the Asbestos Trust shall enter into the Option and Registration Rights Agreement substantially in the form attached as Exhibit H hereto (the “Option”). On or before the first anniversary of the Effective Date, Coltec and GST shall transfer the full amount of the Deferred Contribution in Cash to the Asbestos Trust.
Effective on the Effective Date and immediately following the merger of Coltec with and into New Coltec as provided in Section 7.10 hereof, the Deferred Contribution shall be guaranteed by EnPro, pursuant to a Parent Guaranty substantially in the form attached hereto as Exhibit J (the “Guaranty”), and secured by a possessory lien on or possessory security interest in 50.1% of the GST/Garrison Equity Interests (the “Lien”), which Lien shall be granted by New Coltec (immediately after its merger with Coltec) on the Effective Date to, and held by, the Asbestos Trust pursuant to a Pledge Agreement substantially in the form attached hereto as Exhibit I (the “Pledge Agreement”). The Lien shall be first priority and perfected in a manner such that it will not be rendered subordinate to, or pari passu with, any other lien, security interest, pledge, or other Encumbrance or interest prior to the release of the Lien under the terms set forth below in this paragraph. On the Effective Date, New Coltec will deliver certificates representing 50.1% of the GST/Garrison Equity Interests, together with stock power executed in blank, to the Asbestos Trust to be held by the Asbestos Trustee in accordance with the Pledge Agreement. Coltec and GST will be entitled to prepay all or part of the Deferred Contribution at any time without penalty. Once the Deferred Contribution has been paid in Cash and in full to the Asbestos Trust, or otherwise satisfied by agreement of the Reorganized Debtors and the Asbestos Trust, the Lien will be released in accordance with the terms of the Pledge Agreement and the Guaranty will be terminated in accordance with the terms of the Guaranty. The Reorganized Debtors and the Asbestos Trust shall be free to negotiate or enter into an agreement that would permit payment of the Deferred Contribution before the first anniversary of the Effective Date at an agreed discount rate.
Prior to the delivery to the Asbestos Trust of shares of EnPro common stock upon exercise of the Option, EnPro shall cause a registration statement under the Securities Act of 1933, as amended, to become effective registering the resale of such shares, and such shares shall not be subject to any lien, Encumbrance, or restriction that would prevent such stock from being sold or traded in a public securities market. No “poison pill,” shareholder or stockholder rights plan, or other anti-takeover or takeover defense plan, contract, agreement, instrument, or provision adopted or implemented by EnPro shall apply to or be triggered by the issuance of the Option or upon exercise of the Option by the Asbestos Trust.

7.3.3	Vesting of Assets in the Asbestos Trust
Upon the transfer of the Asbestos Trust Assets to the Asbestos Trust, such Asbestos Trust Assets shall be indefeasibly and irrevocably vested in the Asbestos Trust free and clear of all claims, Equity Interests, Encumbrances, and other interests of any Entity, subject to the Asbestos Channeling Injunction and other provisions of this Plan.

7.3.4	Transfer of Claims and Demands to the Asbestos Trust
On the Effective Date, without any further action of any Entity, all liabilities, obligations, and responsibilities of any Asbestos Protected Party, financial or otherwise, with respect to all Asbestos Claims shall be channeled to and assumed by the Asbestos Trust (except as provided in Sections 8.4.2 and 8.5 of this Plan), and the Reorganized Debtors and other Asbestos Protected Parties shall have no liability or responsibility, financial or otherwise, for any Asbestos Claims, other than to transfer the Asbestos Trust Assets to the Asbestos Trust in accordance with this Plan. This Section 7.3.4 is intended to further effect the Asbestos Channeling Injunction described in Section 8.2 of this Plan, and the discharge described in Section 8.1 of this Plan. This Section 7.3.4 is not intended to, and it shall not, serve as a waiver of any defense to any claim the Debtors, the Asbestos Trust, or any other Asbestos Protected Party would otherwise have.
Except as otherwise provided in the Plan, the Asbestos Trust Agreement, or the CRP, the Asbestos Trust shall have any and all of the actions, claims, rights, defenses, cross-claims, counterclaims, suits, and causes of action of the Debtors and the other Asbestos Protected Parties, whether known or unknown, at law, in equity or otherwise, arising under the laws of any jurisdiction, that are based on or attributable to (a) all defenses to any Asbestos Claims; (b) with respect to any Asbestos Claims, all rights of setoff, recoupment, contribution, reimbursement, subrogation, or indemnity (as those terms are defined by the nonbankruptcy law of any relevant jurisdiction), and any other indirect claim of any kind whatsoever and whenever arising or asserted; and (c) any other claims or rights with respect to Asbestos Claims that any of the Debtors or other Asbestos Protected Parties would have had under applicable law if the Chapter 11 Cases had not occurred and the Holder of such Asbestos Claim had asserted it by initiating civil litigation against any such Debtor or other Asbestos Protected Party (together, the “Asbestos Trust Causes of Action”), and the Asbestos Trust shall thereby become the estate representative pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code with the exclusive right to enforce each of the Asbestos Trust Causes of Action, and the proceeds of the recoveries on any of the Asbestos Trust Causes of Action shall be deposited in and become the property of the Asbestos Trust; provided, however, that (a) the Asbestos Trust shall have no rights against the

Reorganized Debtors or Asbestos Protected Parties other than the right to enforce the Plan or any of the other Plan Documents according to their respective terms, including the right to receive the Asbestos Trust Assets as provided in this Plan; (b) the Asbestos Trust Causes of Action shall not include any of the Asbestos Insurance Rights; (c) the Asbestos Trust Causes of Action shall not include any claim, cause of action, or right of the Debtors or any of them, under the laws of any jurisdiction, against any party, including the Asbestos Insurance Entities, for reimbursement, indemnity, contribution, breach of contract, or otherwise arising from or based on any payments made by the Debtors on account of asbestos claims prior to the Effective Date, (d) the Asbestos Trust Causes of Action shall not include any claims released, compromised, or settled under Section 8.4 of this Plan, and (e) for the avoidance of doubt, Asbestos Trust Causes of Action do not include any rights of the Debtors, the Reorganized Debtors, or the other Asbestos Protected Parties arising under the Asbestos Channeling Injunction or any of the other injunctions, releases, or the discharge granted under the Plan and the Confirmation Order.

7.3.5	Appointment and Termination of Asbestos Trustee
The initial Asbestos Trustee shall be Lewis R. Sifford. Any successor Asbestos Trustee shall be appointed in accordance with the terms of the Asbestos Trust Agreement. Upon termination of the Asbestos Trust, the Asbestos Trustee’s employment shall be deemed terminated and the Asbestos Trustee shall be released and discharged of and from all further authority, duties, responsibilities and obligations relating to or arising from or in connection with the Chapter 11 Cases.

7.3.6	Creation of the CAC
The CAC shall be established pursuant to the Asbestos Trust Agreement and shall have the functions, duties, and rights provided in the Asbestos Trust Agreement. The initial members of the CAC are identified on the signature page of the Asbestos Trust Agreement. Upon termination of the Asbestos Trust, the CAC shall be deemed dissolved and the CAC shall be released and discharged of and from all further authority, duties, responsibilities and obligations based on or arising from the Plan, the Plan Documents, or the Confirmation Order, and the CAC shall be deemed dissolved. All reasonable and necessary post-Effective Date fees and expenses of the CAC and its professionals shall be paid by the Asbestos Trust in accordance with the terms of the Asbestos Trust Agreement.

7.3.7	Cooperation Agreement
On the Effective Date, the Reorganized Debtors and the Asbestos Trust shall enter into a cooperation agreement (the “Cooperation Agreement”) substantially in the form included as Exhibit C in the Exhibit Book.

7.3.8	Continuation of the FCR
The FCR shall continue to serve through the termination of the Asbestos Trust in order to perform the functions required by the Asbestos Trust Agreement. Upon termination of the Asbestos Trust, the FCR shall thereupon be released and discharged of and from all further authority, duties, responsibilities, and obligations based on or arising from the Plan, the Plan Documents, or the Confirmation Order, and the role of the FCR shall be deemed terminated. All reasonable and necessary post-Effective Date fees and expenses of the FCR and his or her professionals shall be paid by the Asbestos Trust in accordance with the terms of the Asbestos Trust Agreement.

7.3.9	Institution and Maintenance of Legal and Other Proceedings
As of the Effective Date, without any further action of the Court or any Entity, the Asbestos Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Asbestos Trust.

7.3.10	Asbestos Insurance Rights and Authority of Reorganized Debtors to Extend Asbestos Channeling Injunction to Asbestos Insurance Entities and Successor Entities Prior to Confirmation Date
Under this Plan, apart from the allocation of certain insurance recoveries to the Asbestos Trust, as provided below, Debtors and Reorganized Debtors shall retain ownership of all Asbestos Insurance Rights, including their rights to seek reimbursement for their contributions to the Asbestos Trust under the Plan. Exhibit E in the Exhibit Book identifies the Asbestos Insurance Entities that are Asbestos Protected Parties. Subject to the terms set forth in this Section 7.3.10, the Debtors and Reorganized Debtors shall have the sole right to assert, and the sole discretion to compromise and settle, Asbestos Insurance Actions or any other Asbestos Insurance Rights, as well as compromise or settle with any Successor Entity. In connection with any such compromise or settlement with an Asbestos Insurance Entity or Successor Entity before entry of the Confirmation Order, the Debtors and Reorganized Debtors will, subject to the right of the Asbestos Claimants Committee and FCR set forth below in this Section 7.3.10, add such Asbestos Insurance Entity to Exhibit E and/or Successor Entity to Exhibit D and thereby designate such Asbestos Insurance Entity as an Asbestos Protected Party pursuant to Section 1.1.21(f) hereof and/or such Successor Entity as an Asbestos Protected Party pursuant to Section 1.1.21(e) hereof. The Asbestos Claimants Committee and FCR shall each have the right to object to any addition of an Asbestos Insurance Entity to Exhibit E or Successor Entity to Exhibit D if they reasonably believe in good faith that (a) the terms of such compromise or settlement, (b) the addition of such Asbestos Insurance Entity to Exhibit E or Successor Entity to Exhibit D, or (c) the extension of the Asbestos Channeling Injunction to such Asbestos Insurance Entity or Successor Entity would (i) result in the channeling or transfer to, or assumption by, the Asbestos Trust of any Claims, Demands, duties, obligations, or liabilities (A) that are not Asbestos Claims or Asbestos Trust Expenses or (B) that are not otherwise contemplated to be the responsibility of the Asbestos Trust under this Plan; or (ii) result in or impose undue burden or expense on the administration of the Asbestos Trust or the Asbestos Trust Assets. Before making any such addition to Exhibit D or Exhibit E, the Debtors shall disclose to the FCR and the Asbestos Claimants Committee the terms of the underlying compromise or settlement and sufficient information concerning the relevant Asbestos Insurance Entity or Successor Entity to enable the FCR and the Asbestos Claimants Committee to evaluate the proposed addition under the criteria specified in the preceding sentence. The Bankruptcy Court will hear and determine any such objection. Upon being added to Exhibit E or Exhibit D, any such Asbestos Insurance Entity or Successor Entity will receive the benefits and protections of an Asbestos Protected Party under the Asbestos Channeling Injunction.
Any recovery by the Debtors or Reorganized Debtors of settlements or judgments related to Asbestos Insurance Policies shall be for their own account except that Coltec’s recoveries from any Additional Coltec Insurer and/or from any Successor Entity on account of (1) the Additional Coltec Insurance or (2) any claim held by Coltec against a Successor Entity for indemnification, reimbursement, contribution, subrogation, or similar relief that is based on or attributable to a Coltec Asbestos Claim or that arises from any of Coltec’s contributions to the Asbestos Trust (hereinafter, “Coltec Indemnification Claim”) shall be allocated between the Asbestos Trust and Coltec as follows: Coltec shall retain all recoveries up to the first $25 million and fifty percent (50%) of recoveries in excess of the first $25 million and shall contribute to the Asbestos Trust (or have contributed directly to the Asbestos Trust) fifty percent (50%) of recoveries in excess of the first $25 million. The calculation of Coltec’s recoveries for purposes of this allocation shall include amounts that are (i) payments by SPX Corporation or Fairbanks Morse Pump Corporation to Coltec under the Amended and Restated Settlement Agreement Among the Coltec Parties, SPX and FMPC less (ii) any payment reductions or reimbursements provided for under paragraphs III.5, III.6, and III.7 of that Settlement Agreement. Upon receiving any recovery on account of the Additional Coltec Insurance or Coltec Indemnification Claim, Coltec shall provide the Asbestos Trust with reasonably prompt written notice of the date, amount, and source of the recovery. Furthermore, Coltec shall provide the Asbestos Trust with a recap of any and all such recoveries at least annually, commencing on December 31 of the year in which the Effective Date occurs, for so long as Coltec’s efforts to monetize any such Additional Coltec Insurance or Coltec Indemnification Claim are continuing.
As set forth in Section 12.2 of the CRP, the Asbestos Trust shall provide to Debtors or Reorganized Debtors, or any settling Asbestos Insurance Entity, certain information reasonably relating to Asbestos Claims submitted to and accepted and paid by the Asbestos Trust. Debtors, Reorganized Debtors, and their Affiliates shall not be excused from timely paying the Deferred Contribution to the Asbestos Trust because of (a) any Asbestos Insurance Entity’s refusal to indemnify, reimburse, or pay Debtors or Reorganized Debtors on account of any Claim submitted to and accepted and paid by the Asbestos Trust or (b) the Asbestos Trust’s alleged failure to produce, or provide access to, the data and other information described in this paragraph.

7.4	PAYMENTS AND DISTRIBUTIONS UNDER THIS PLAN

7.4.1	Asbestos Trust Payments and Plan Distributions
Payments to Holders of Asbestos Claims and payments of Asbestos Trust Expenses shall be made by the Asbestos Trust in accordance with the Asbestos Trust Agreement and the CRP. All other Distributions or payments required or permitted to be made under this Plan (other than to Professionals) shall be made by the Reorganized Debtors or, in their discretion, a disbursing agent employed by the Reorganized Debtors, in accordance with the treatment specified for each such Holder as specified herein (unless otherwise ordered by the Bankruptcy Court). Distributions shall be deemed actually made on the Distribution Date if made either (i) on the Distribution Date or (ii) as soon as practicable thereafter. The Debtors or Reorganized Debtors shall pay Allowed Fee Claims in accordance with Section 2.1.1(c) hereof.

7.4.2	Timing of Plan Distributions
Whenever any Distribution to be made under this Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without the accrual of any additional interest (if interest is accruing pursuant to this Plan), on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.

7.5	DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

7.5.1	Delivery by the Reorganized Debtors of Distributions in General
Payments by the Asbestos Trust to Holders of Asbestos Claims shall be made in accordance with the Asbestos Trust Agreement and the CRP. All Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Allowed Claim as set forth on the Schedules, unless superseded by a new address set forth (i) on a proof of claim Filed by a Holder of an Allowed Claim, (ii) in another writing notifying the Reorganized Debtors of a change of address prior to the date of Distribution, or (iii) in a request for payment of an Administrative Expense Claim.

7.5.2	Undeliverable Distributions by the Reorganized Debtors
Any Cash, assets, and other properties to be distributed by the Reorganized Debtors under this Plan to Holders of Non-Asbestos Plan Claims that remain unclaimed (including by an Entity’s failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto one year after Distribution shall become vested in, and shall be transferred and delivered to, the Reorganized Debtors. In such event, such Entity’s Non-Asbestos Plan Claim shall no longer be deemed to be Allowed or payable by the Reorganized Debtors, and such Entity shall be deemed to have waived its rights to such payments or Distributions under this Plan pursuant to Section 1143 of the Bankruptcy Code, shall have no further Claim in respect of such Distribution, and shall not participate in any further Distributions under this Plan with respect to such Claim.

7.6	PAYMENTS UNDER THIS PLAN

7.6.1	Manner of Cash Payments under this Plan
Unless the Entity receiving a Distribution or payment agrees otherwise, any such Distribution or payment to be made by the Reorganized Debtors or the Asbestos Trust in Cash shall be made, at the election of the Reorganized Debtors or the Asbestos Trust, as applicable, by check drawn on a domestic bank or by wire transfer from a domestic bank; provided, however, that Distributions of Cash to the Asbestos Trust shall be by wire transfer.

7.6.2	Fractional Payments under this Plan
Notwithstanding any other provision of this Plan, payments of fractions of dollars or of fractional shares shall not be made. Except as provided in the Option and Registration Rights Agreement, whenever under this Plan any payment of a fraction of a dollar or a fractional share of stock would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar or nearest whole share of stock, as applicable (up or down), with half dollars or half shares being rounded up.

7.7	DISSOLUTION OF ANCHOR
As of the Effective Date, Anchor shall be dissolved under North Carolina General Statutes §§ 55-14-01 et seq. Such dissolution shall occur as soon as reasonably practicable following the Effective Date. In its sole and absolute discretion, Anchor, through its directors and officers, may commence liquidating and winding down its businesses and affairs. All Holders of Class 8 Anchor Claims shall be permitted, after the Effective Date, to assert and pursue Claims against Anchor, and such Claims shall be fully reinstated to the status quo ante as of the Petition Date.

7.8	CONDITIONS TO OCCURRENCE OF THE CONFIRMATION DATE
The Court shall have made the following findings of fact, conclusions of law, orders, and/or decrees among others, substantially to the effect as follows, in connection with the confirmation of this Plan, each of which shall be expressly set forth in the Confirmation Order:
(a)    The Coltec Restructuring has been consummated and OldCo, LLC has commenced its Chapter 11 Case;

(b)    The Ad Hoc Coltec Future Asbestos Claimants’ Representative has been appointed by the Bankruptcy Court as the legal representative to represent the interests of, appear on behalf of, and be a fiduciary to the Holders of future Coltec Asbestos Claims;
(c)    One or more Coltec Asbestos Claimants from among the clients of the plaintiff law firms comprising the Ad Hoc Coltec Asbestos Claimants Committee have been appointed to the Official Committee of Asbestos Personal Injury Claimants;
(d)    The Plan satisfies all applicable sections of the Bankruptcy Code, including Section 524(g) of the Bankruptcy Code;
(e)    The program for providing notice of the Plan, Confirmation Hearing, and appointment of the FCR as legal representative for future Asbestos Claimants is reasonably calculated under the circumstances to apprise Asbestos Claimants of the Plan, Confirmation Hearing, and the appointment of the FCR as the legal representative for future Asbestos Claimants, and to afford Asbestos Claimants an opportunity to present their objections, and such program therefore provides constitutionally effective notice to the fullest extent achievable by law;
(f)    The program for providing notice of the Plan, Confirmation Hearing, and appointment of the FCR as the legal representative for future Asbestos Claimants was in fact implemented, and was reasonably calculated under the circumstances to apprise Asbestos Claimants of the Plan, Confirmation Hearing, and the appointment of the FCR as the legal representative for future Asbestos Claimants, and to afford Asbestos Claimants an opportunity to present their objections, and such program therefore provided constitutionally effective notice to the fullest extent achievable by law;
(g)    Claimants in Class 5 have voted to accept the Plan in the requisite numbers and amounts required by Sections 524(g), 1126, and 1129 of the Bankruptcy Code;
(h)    As of the Petition Date, each of GST, Garrison, and Coltec have been named as defendants in personal injury and wrongful death actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;
(i)    Effective as of the day immediately preceding the Effective Date, the Asbestos Trust shall be created pursuant to Section 524(g) of the Bankruptcy Code and in accordance with the Plan Documents;
(j)    The Asbestos Trust shall be a “qualified settlement fund” for federal income tax purposes within the meaning of the treasury regulations issued pursuant to Section 468B of the IRC and shall be subject to the continuing jurisdiction of the Bankruptcy Court;
(k)    On the Effective Date, the Asbestos Trust shall assume responsibility for all Asbestos Claims, except Foreign Asbestos Claims that are not filed, asserted, or sought to be enforced in or before any court or tribunal within the judicial system of the United States; and upon such assumption, no Asbestos Protected Party shall have any liability or responsibility, financial or otherwise, for such Asbestos Claims, except for the obligations to timely transfer or deliver the Asbestos Trust Assets to the Asbestos Trust as provided in the Plan;
(l)    The Asbestos Trust is to be funded in part by securities of one or more Reorganized Debtors and by the obligations of the Reorganized Debtors to make future payments;

(m)    The Asbestos Trust is to own, or by the exercise of rights granted under the Plan will be entitled to own if specified contingencies occur, a majority of the voting shares of each Reorganized Debtor or a subsidiary of each Reorganized Debtor that is also a Debtor;
(n)    The Asbestos Trust is to use the Asbestos Trust Assets to pay Asbestos Claims (including Demands) and Asbestos Trust Expenses;
(o)    GST, Garrison, and Coltec are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos Claims, which Demands are addressed by the Asbestos Channeling Injunction;
(p)    The actual amounts, numbers, and timing of such future Demands cannot be determined;
(q)    Pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan’s purpose to deal equitably with Asbestos Claims;
(r)    The terms of the Asbestos Channeling Injunction, and any provisions barring actions against third parties, are set out in the Plan and the Disclosure Statement, and each of the Plan and the Disclosure Statement adequately describes such injunctions and provisions (and the acts and entities to which they apply) in specific and conspicuous language in accordance with the requirements of Bankruptcy Rule 3016(c);
(s)    The Plan establishes, in Class 5, a separate class of the Claimants whose Claims are to be addressed by the Asbestos Trust;
(t)    Class 5 has voted, by at least 75% of those voting, in favor of the Plan;
(u)    Pursuant to Court orders or otherwise, the Asbestos Trust shall operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Asbestos Claims (including Demands), or other comparable mechanisms that provide reasonable assurance that the Asbestos Trust shall value, and be in a financial position to pay, Asbestos Claims (including Demands that involve similar claims) in substantially the same manner;
(v)    Each Asbestos Protected Party is identifiable from the terms of the Asbestos Channeling Injunction by name or as part of an identifiable group, and each Asbestos Protected Party falls within the categories of non-debtors protectable under Section 524(g) of the Bankruptcy Code;
(w)    The FCR has been appointed by the Bankruptcy Court as part of the proceedings leading to the issuance of the Asbestos Channeling Injunction for the purpose of, among other things, protecting the rights of Entities that might subsequently assert future Claims and Demands of the kind that are addressed in the Asbestos Channeling Injunction and transferred to the Asbestos Trust;
(x)    The Court has jurisdiction over each of the Claims and Demands that is subject to the Asbestos Channeling Injunction described in Section 8.2 of the Plan and the releases described in the Plan;
(y)    In light of the benefits provided, or to be provided, to the Asbestos Trust by, or on behalf of, each Asbestos Protected Party, (i) the Asbestos Channeling Injunction is fair and equitable (including with respect to the Entities that might subsequently assert Demands against any Asbestos Protected Party)

and is supported by reasonable consideration, and (ii) the releases in favor of the Asbestos Protected Parties described in the Plan are fair and equitable and are supported by reasonable consideration;
(z)    The Asbestos Channeling Injunction and the releases in favor of the Asbestos Protected Parties described in the Plan are to be implemented and granted in connection with the Plan and the Plan Documents and the Asbestos Trust;
(aa)    The Asbestos Channeling Injunction and the releases in favor of the Asbestos Protected Parties described in the Plan (i) are essential to the Debtors’ reorganization efforts and the feasibility of the Plan, (ii) enable necessary funding to the Plan that otherwise would be unavailable absent the injunctions and releases, (iii) are necessary to induce the Asbestos Protected Parties to enter into the settlements and agreements described in the Plan and to otherwise settle their disputes, (iv) are necessary to resolve finally all claims of the Debtors, the Non-Debtor Affiliates, and the Debtors’ creditors against the other Asbestos Protected Parties; and (v) have been overwhelmingly approved by Holders of Asbestos Claims;
(bb)    An identity of interests exists among the Debtors and the Asbestos Protected Parties such that an Asbestos Claim asserted against any of the Asbestos Protected Parties gives rise to a Claim against the Debtors, including by the operation of the law of indemnity (contractual or otherwise) and/or contribution;
(cc)    The settlements, compromises, releases, and injunctions in favor of the Asbestos Protected Parties described in the Plan are approved in all respects;
(dd)    In approving the settlements, compromises, releases, and injunctions with respect to the Asbestos Protected Parties, the Court has considered, among other things: (i) the nature of the claims asserted or potentially asserted by the Debtors, the Non-Debtor Affiliates, and/or the Debtors’ creditors against the Asbestos Protected Parties, and the claims asserted or potentially assertable by the Asbestos Protected Parties against the Debtors and the Non-Debtor Affiliates, (ii) the balance of the likelihood of success of claims which might be asserted by the Debtors or other claimants against the Asbestos Protected Parties against the likelihood of success of the defenses or counterclaims possessed by the Asbestos Protected Parties, (iii) the complexity, cost, and delay of litigation that would result in the absence of these settlements, compromises, releases, and injunctions, (iv) the lack of objections by, or the overruling of objections of any creditor or party-in-interest to the settlements, compromises, releases and injunctions, (v) that the Asbestos Claims will be channeled to the Asbestos Trust rather than extinguished, (vi) that the Estate Parties and the Asbestos Trust will receive substantial consideration from the Asbestos Protected Parties described in the Plan, (vii) that the Asbestos Protected Parties that will benefit from the releases and injunctions share an identity of interest with the Debtors, (viii) that the enjoined claims against the Asbestos Protected Parties would otherwise indirectly impact the Debtors’ reorganization by way of indemnity or contribution, and (ix) the Plan and the settlements, compromises, releases, and injunctions described in the Plan are the product of extensive arms’ length negotiations among the Debtors, the Asbestos Claimants Committee, the FCR, and the Asbestos Protected Parties, among others;
(ee)    As of the Effective Date, the Reorganized Debtors will have the ability to pay and satisfy in the ordinary course of business their respective obligations and liabilities;
(ff)    All Asbestos Claims (except Foreign Asbestos Claims that are not filed, asserted, or sought to be enforced in or before any court or tribunal within the judicial system of the United States) shall be channeled to and resolved by the Asbestos Trust in accordance with the terms set forth in the Plan, the Asbestos Trust Agreement, and the CRP;

(gg)    The FCR and Ad Hoc Coltec Future Asbestos Claimants’ Representative have adequately protected the rights of Holders of future GST Asbestos Claims and future Coltec Asbestos Claims;
(hh)    The FCR, the Ad Hoc Coltec Future Asbestos Claimants’ Representative, the Asbestos Claimants Committee and its members, and the Ad Hoc Coltec Asbestos Claimants Committee and its members (before and after merger with the Asbestos Claimants Committee) have each fulfilled their responsibilities and fiduciary duties to their respective constituencies pursuant to the applicable appointment orders;
(ii)    EnPro and Debtors have obtained such amendments, consents and waivers as may be necessary under any agreements binding on them or any subsidiary to permit the transactions and actions contemplated by the March 17, 2016 Term Sheet for Permanent Resolution of All Present and Future GST Asbestos Claims and Coltec Asbestos Claims, and its attachments;
(jj)    The Canadian Settlement has been agreed to; Debtors have moved for entry of an order that approves such agreement and have given parties in interest, including the FCR, notice and an opportunity to object to such motion, and notwithstanding anything to the contrary in the Plan and the Plan Documents, all rights of all persons with respect to such motion are preserved; and the Bankruptcy Court has entered an order either approving the Canadian Settlement or concluding that the Bankruptcy Court’s approval is not necessary and such order has become a Final Order;
(kk)    EnPro has obtained a private letter ruling from the IRS recognizing the Asbestos Trust as a “designated settlement fund” or “qualified settlement fund” under Section 468B of the Internal Revenue Code, and any related regulations (or, if such a ruling is not available, a legal opinion satisfactory in form and substance to EnPro that the IRS will so recognize the Asbestos Trust);
(ll)    All Asbestos Claimants have been afforded due process based on the notice program described above, the appointment of the FCR as the legal representative for future Asbestos Claimants, and the Plan’s compliance with Section 524(g) of the Bankruptcy Code;
(mm)    The Coltec Restructuring was an appropriate and necessary step to facilitate the formulation, confirmation, and implementation of this Plan and the payment of Coltec Asbestos Claims and was not undertaken in order to hinder, delay, or defeat any of Debtors’ creditors or the resolution of any Claims against the Debtors; and
(nn)    On and after the Effective Date, each Reorganized Debtor may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court and, except as otherwise expressly provided in this Plan, will be vested with all of the assets and property of its respective Estate, free and clear of all claims, liens, encumbrances, charges, and other interests of Holders of Claims or Interests.
The Confirmation Order, and Findings of Fact and Conclusions of Law in support thereof, shall be in form and substance acceptable to each of the Plan Proponents. This Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to confirmation is either satisfied or waived by each of the Plan Proponents, with the exception of the following, which may be waived by Debtors and EnPro alone: 7.8(j), 7.8(ii), 7.8(jj), 7.8(kk).

7.9	CONDITIONS TO OCCURRENCE OF THE EFFECTIVE DATE
The “effective date of the plan,” as used in Section 1129 of the Bankruptcy Code, shall occur, and this Plan shall be in full force and effect, at 12:01 a.m. Charlotte, North Carolina time on the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:
(a)    The Court shall have entered the Confirmation Order granting the Asbestos Channeling Injunction, to take effect as of the Effective Date, and the Confirmation Order shall have become a Final Order and shall have been a Final Order for a minimum of ten Business Days;
(b)    The District Court shall have entered, issued, or affirmed an order(s) granting the Asbestos Channeling Injunction and all releases in favor of the Asbestos Protected Parties, in their entirety, and such order(s) shall have become Final Orders;
(c)    The District Court shall have entered, issued, or affirmed the Confirmation Order, and such order shall have become a Final Order;
(d)    The Asbestos Channeling Injunction and all releases in favor of the Asbestos Protected Parties shall be in full force and effect;
(e)    Each of the Plan Documents shall have been executed or otherwise finalized, as the case may be, in a form acceptable to each of the Plan Proponents and, where applicable, filed with the appropriate governmental or supervisory authorities;
(f)    The Certificate of Incorporation and Articles of Organization, as applicable, of each of the Debtors, as amended in accordance with this Plan, shall have been filed with the secretary of state or equivalent agency of its jurisdiction of incorporation;
(g)    The Debtors shall have obtained either (i) private letter rulings establishing that the Asbestos Trust is a “qualified settlement fund” pursuant to Section 468B of the IRC, or (ii) an opinion of counsel regarding the tax classification of the Asbestos Trust satisfactory to the Debtors;
(h)    The Initial Asbestos Trust Assets shall have been transferred to the Asbestos Trust;
(i)    The GST Recovery Action Settlement Packages shall have been delivered;
(j)    The pending GST Recovery Actions shall have been dismissed with prejudice; and
(k)    The Articles of Merger (as defined in Section 7.10 hereof) shall have been executed and delivered by and between Coltec and New Coltec, and shall have been filed with the North Carolina Secretary of State or equivalent agency of their jurisdiction of incorporation or organization.
The Effective Date shall not occur unless and until each of the foregoing conditions is either satisfied or waived by each of the Plan Proponents, except Debtors and EnPro acting alone may waive condition 7.9(g). Notice of the occurrence of the Effective Date reflecting that the foregoing conditions have been satisfied or waived shall: (i) be signed by each of the Plan Proponents, (ii) state the date of the Effective Date, and (iii) be Filed with the Bankruptcy Court by counsel to the Debtors. No waiver shall be effective unless it complies with the requirements of this provision.

7.10	MERGER OF COLTEC WITH NEW COLTEC
Immediately upon the effectiveness of the Asbestos Channeling Injunction on the Effective Date, Coltec shall merge with and into New Coltec, with New Coltec as the survivor of such merger, pursuant to articles of merger that are substantially in the form attached hereto as Exhibit K (“Articles of Merger”). In such merger, the outstanding Capital Stock of Coltec shall be cancelled and each outstanding share of Capital Stock of New Coltec shall be converted into a share of common stock of the survivor. New Coltec shall succeed to Coltec’s obligations under this Plan. The Articles of Merger shall provide that such merger shall become effective at 12:02 a.m. Charlotte, North Carolina time on the Effective Date. On and after the Effective Date, New Coltec will be free to operate its business and use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or Bankruptcy Rules in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except for obligations under this Plan, the Plan Documents, and the Confirmation Order.

7.11	MANAGEMENT OF THE REORGANIZED DEBTORS
On and after the Effective Date, the business and affairs of the Reorganized Debtors will be managed by their respective Boards of Directors or equivalent thereof. Upon the Effective Date, the Board of Directors of each of the Reorganized Debtors shall be composed of at least one (1) director or manager, as applicable. Each Debtor shall specify the director(s) or manager(s) of such Reorganized Debtor upon the Effective Date in the Plan Supplement. The director(s) or manager(s) may be replaced by action of the shareholder or member, as applicable. In addition, as will be specified in the Plan Supplement, certain key members of current management are expected to continue to be employed by the Reorganized Debtors.

7.12	CORPORATE ACTION
On the Effective Date, the approval and effectiveness of matters provided under this Plan involving the corporate structure of the Reorganized Debtors or corporate action by the Reorganized Debtors shall be deemed to have occurred and to have been authorized, and shall be in effect from and after the Effective Date without requiring further action under applicable law, regulation, order, or rule, including any action by the stockholders, directors, managers, or members (as applicable) of the Debtors, the Debtors in Possession, or the Reorganized Debtors.

7.13	EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS
Each of the officers of the Debtors and the Reorganized Debtors is authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and to take such actions as may be necessary or appropriate, for and on behalf of the Debtors and the Reorganized Debtors, to effectuate and further evidence the terms and conditions of this Plan, the transactions contemplated by this Plan, and any securities issued pursuant to this Plan.

7.14	ALLOCATION OF PLAN DISTRIBUTIONS BETWEEN PRINCIPAL AND INTEREST
To the extent that any Allowed Plan Claim entitled to a Distribution under this Plan consists of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for federal income tax purposes, be allocated first to the principal amount of the Plan Claim and then, to the extent the Distribution exceeds the principal amount of the Plan Claim, to the accrued but unpaid interest.

7.15	NO SUCCESSOR LIABILITY
Except for liabilities and obligations expressly assumed under the terms of this Plan, the Confirmation Order, or any of the Plan Documents, neither the Asbestos Protected Parties, the Reorganized Debtors, nor the Asbestos Trust is, or shall be, a successor in liability to any of the Debtors by reason of any theory of law or equity, and they shall have no successor or transferee liability of any kind or character for liabilities or obligations of any of the Debtors; provided, however, that, for the avoidance of doubt, as provided in Section 7.10 hereof, New Coltec, as a successor by merger to Coltec, shall succeed to Coltec’s obligations under this Plan.

7.16	INSURANCE NEUTRALITY
(a)    Nothing in this Plan, any of the Plan Documents, or the Confirmation Order (including any other provision that purports to be preemptory or supervening), shall in any way operate to impair, or have the effect of impairing, the legal, equitable or contractual rights, if any, of any Asbestos Insurance Entity or any policyholder, including the Debtors or their Affiliates, under any Asbestos Insurance Policy or Asbestos Insurance Agreement. The rights of any Asbestos Insurance Company or any such policyholder shall be determined under the applicable Asbestos Insurance Policy or Asbestos Insurance Agreement.
(b)    Nothing in this Plan, any of the Plan Documents, or the Confirmation Order shall preclude any Entity from asserting in any proceeding any and all claims, defenses, rights or causes of action that it has or may have under or in connection with any Asbestos Insurance Policy or Asbestos Insurance Agreement, and no Entity shall be deemed to waive any claims, defenses, rights or causes of action that it has or may have under the provisions, terms, conditions, defenses or exclusions contained in an Asbestos Insurance Policy or Asbestos Insurance Agreement, including any and all such claims, defenses, rights or causes of action that are based upon or arise out of Asbestos Claims that are liquidated, resolved, discharged, channeled, or paid in connection with the Plan.
Notwithstanding the foregoing, any Claim of an Asbestos Insurance Entity that constitutes an Asbestos Claim shall be treated as an Asbestos Claim, classified in Class 5, and treated like any other Asbestos Claim and shall be subject to the Asbestos Channeling Injunction and any other provision applicable to Asbestos Claims. Furthermore, nothing in the foregoing shall limit in any way the protection from Asbestos Claims accorded by the Asbestos Channeling Injunction to Asbestos Insurance Entities that are Asbestos Protected Parties (either originally or upon being added to Exhibit E pursuant to Section 7.3.10 hereof), including protection against any Asbestos Claims brought directly by Asbestos Claimants.

ARTICLE 8
DISCHARGE, INJUNCTIONS & RELEASES

8.1	DISCHARGE

8.1.1	Discharge of GST, Garrison, and Coltec and Related Discharge Injunction
Except as otherwise provided herein, on the Effective Date, all Claims (including Plan Claims, Asbestos Claims, and Disallowed Claims) against GST, Garrison, and Coltec, the Reorganized Debtors, or their Estates, assets, properties, or interests in property (the “Discharged Debtors”) shall be discharged to the fullest extent permitted by law, regardless whether any such Claim is reduced to judgment or not, liquidated or unliquidated, contingent or non-contingent, asserted or unasserted, fixed or not, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, that arose from any agreement of the

Discharged Debtor entered into or obligation of the Discharged Debtor incurred before the Confirmation Date, or from any conduct of the Discharged Debtor prior to the Effective Date, or that otherwise arose before the Effective Date, whether or not (i) a proof of claim was filed with respect to such Claim, (ii) such Claim is allowed under Section 502 of the Bankruptcy Code, or (iii) the Holder of such Claim has accepted the Plan, and including, without limitation, all interest, if any, on any such Claims, whether such interest accrued before or after the Petition Date.
The Reorganized Debtors shall not be responsible for any obligations of the Debtors or the Debtors in Possession except those expressly assumed by the Reorganized Debtors pursuant to this Plan. All Entities shall be precluded and forever barred from asserting against the Discharged Debtors or their assets, properties, or interests in property any other or further Claims or Plan Claims based upon any act or omission, transaction, or other activity, event, or occurrence of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date, except as expressly provided in this Plan.
With respect to any debts and liabilities discharged by operation of law under Sections 524(a) and 1141(d) of the Bankruptcy Code, the discharge of the Discharged Debtors operates as an injunction against the commencement or continuation of an action, the employment of process, or an act, to collect, recover, or offset any such debt as a personal liability of the Discharged Debtors, whether or not the discharge of such debt is waived; provided, however, that the obligations and duties of the Reorganized Debtors under this Plan or any Plan Document are not so discharged.

8.1.2	Non-Dischargeable ERISA Liability
Nothing contained in this Plan, the Confirmation Order, the Bankruptcy Code (including Section 1141 of the Bankruptcy Code), or any other document Filed in the Chapter 11 Cases shall be construed to discharge, release or relieve the Debtors, or any other party, in any capacity, from any liability or responsibility to the Pension Benefit Guaranty Corporation (“PBGC”) with respect to any pension plans under any law, governmental policy, or regulatory provision. The PBGC shall not be enjoined or precluded from enforcing such liability or responsibility, as a result of any of the provisions of this Plan (including those provisions providing for exculpation, satisfaction, release, and discharge of Claims), the Confirmation Order, the Bankruptcy Code (including Section 1141 of the Bankruptcy Code), or any other document Filed in the Chapter 11 Cases. Notwithstanding the foregoing, neither the PBGC nor any other Entity shall assert any liability or responsibility with respect to any pension plans under any law, governmental policy or regulatory provisions against, and such liability or responsibility shall not attach to, the Asbestos Trust or any of the Asbestos Trust Assets.

8.2	THE ASBESTOS CHANNELING INJUNCTION
In order to supplement, where necessary, the injunctive effect of the discharge provided by Sections 1141(d), 524(a), and 105(a) of the Bankruptcy Code and as described in Section 8.1 hereof, and pursuant to the exercise of the equitable jurisdiction and power of the Court under Section 524(g) of the Bankruptcy Code, as supplemented by Section 105(a) of the Bankruptcy Code, the Confirmation Order shall provide for issuance of the Asbestos Channeling Injunction to take effect on the Effective Date.

8.2.1	Asbestos Channeling Injunction
On and after the Effective Date, the sole recourse of the Holder of an Asbestos Claim shall be to the Asbestos Trust pursuant to the provisions of the Asbestos Channeling Injunction and the CRP, and such

Holder shall have no right whatsoever at any time to assert its Asbestos Claim against the Debtors, Reorganized Debtors, any other Asbestos Protected Party, or any property or interest (including any distributions made pursuant to the Plan) in property of the Debtors, the Reorganized Debtors, or any other Asbestos Protected Party. Without limiting the foregoing and except as provided in Section 8.5 hereof, from and after the Effective Date, the Asbestos Channeling Injunction shall apply to all present and future Holders of Asbestos Claims, and all such Holders shall be permanently and forever stayed, restrained, and enjoined from taking any and all legal or other actions or making any Claim or Demand against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party (including distributions made pursuant to the Plan), for the purpose of, directly or indirectly, claiming, collecting, recovering, or receiving any payment, recovery, satisfaction, or any other relief whatsoever on, of, or with respect to any Asbestos Claim, other than from the Asbestos Trust in accordance with the Asbestos Channeling Injunction and pursuant to the CRP, including:

a)
commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party, on account of any Asbestos Claim;

b)
enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party, on account of any Asbestos Claim;

c)
creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party, on account of any Asbestos Claim;

d)
setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party, on account of any Asbestos Claim; and

e)
proceeding in any other manner with regard to any matter that is subject to resolution by the Asbestos Trust in accordance with the Plan and related documents, except in conformity and compliance with the CRP.

8.2.2	Reservations from Asbestos Channeling Injunction
Notwithstanding anything to the contrary in Section 8.2.1 above, the Asbestos Channeling Injunction issued pursuant to Section 8.2.1 shall not bar, enjoin, or extinguish:
(a)    the rights of Entities to the treatment accorded them under this Plan, including the rights of Entities holding Asbestos Claims to assert such Asbestos Claims against the Asbestos Trust in accordance with the CRP;
(b)    the rights of the Debtors or Reorganized Debtors to assert or prosecute against any Entity, including any Asbestos Insurance Entity, any cause of action, Claim, Demand, debt, obligation, or liability for payment based on or arising from the Asbestos Insurance Rights; and

(c)    the rights of the Debtors or Reorganized Debtors to receive any settlement, award, payment of cash or other property of any kind whatsoever from any Entity including any Asbestos Insurance Entity in satisfaction of any Asbestos Insurance Rights.

8.3	TERM OF CERTAIN INJUNCTIONS AND AUTOMATIC STAY

8.3.1	Injunctions and/or Automatic Stays in Existence Immediately prior to Confirmation
All of the injunctions and/or automatic stays provided for in or in connection with the Chapter 11 Cases and in existence immediately prior to the Confirmation Date, whether pursuant to Sections 105 and 362 of the Bankruptcy Code, or any other provision under applicable law, shall remain in full force and effect until the injunctions set forth in this Plan become effective, and thereafter if so provided by this Plan, the Confirmation Order, or by their own terms. In addition, on and after the Confirmation Date, the Plan Proponents, acting unanimously, may seek such further orders as they may deem necessary or appropriate to preserve the status quo during the time between the Confirmation Date and the Effective Date.

8.3.2	Injunctions Provided for in this Plan
Each of the injunctions provided for in this Plan shall become effective on the Effective Date and shall continue in effect at all times thereafter.

8.4	RELEASES AND INDEMNIFICATION

8.4.1	Settlement and Release by Debtors and Reorganized Debtors of Avoidance Actions and Other Estate Claims
Effective on the occurrence of the Effective Date, the Debtors and the Reorganized Debtors settle and fully, finally, and forever release, relinquish and discharge (a) each and every Avoidance Action against an Asbestos Protected Party or its Representatives, (b) each and every Avoidance Action against any Holder of an Asbestos Claim (resolved or pending) or such Holder’s Representatives; (c) any and all claims against any Asbestos Protected Party, Holder of an Asbestos Claim (resolved or pending), or any Representative of such Holder that are or would have been property of any Debtor’s Estate or which any Debtor is or would have been entitled to prosecute as a Debtor in Possession arising under non-bankruptcy law based on or attributable to any allegedly preferential or fraudulent transfers or based on or attributable to any allegedly unlawful payments or transfers or distributions of property made by or on behalf of any Debtor; (d) any and all claims that are or would have been property of any Debtor’s Estate or which any Debtor is or would have been entitled to prosecute as a Debtor in Possession, regardless of the legal theory upon which such claims may be predicated, for which any Asbestos Protected Party is asserted to be or to have been derivatively liable for any Asbestos Claim, including, without limitation, any claims based upon a legal or equitable theory of liability in the nature of veil piercing, alter ego, successor liability, vicarious liability, fraudulent transfer, malpractice, breach of fiduciary duty, waste, fraud, or conspiracy; and (e) any and all claims in (a)-(d) above where, in the absence of the Debtors’ Chapter 11 Cases, such claims might, under substantive law of any jurisdiction, have been treated as claims maintainable not only by the Debtors or the Debtors’ Estates themselves, but by creditors of or Claimants against the Debtors. Such released claims shall in no event be asserted against or paid by the Asbestos Trust. This Plan constitutes a motion to approve the settlement of the foregoing claims and actions pursuant to Bankruptcy Rule 9019(a).

8.4.2	Specific Release of Intercompany Asbestos Claims
Effective on the occurrence of the Effective Date, each Debtor, Reorganized Debtor, and Non-Debtor Affiliate shall be deemed to have unconditionally waived, released, and extinguished any and all Asbestos Claims against each other Debtor, Reorganized Debtor, or Non-Debtor Affiliate, including all Asbestos Claims set forth in any and all proofs of claim filed by or on behalf of Coltec in the Chapter 11 Cases, and this Plan constitutes a motion to approve the resolution and release of the foregoing claims pursuant to Bankruptcy Rule 9019(a); provided, however, that this release shall not be construed to release, impair, or affect the rights of indemnification contained in Section 8.4.7 of this Plan. Notwithstanding anything in the Plan, the Plan Documents, the Confirmation Order, or the Asbestos Channeling Injunction, the Asbestos Trust shall have no obligation, responsibility, or liability for any of the Asbestos Claims waived, released, and extinguished in accordance with this Section 8.4.2.

8.4.3	Settlement and Release by Debtors and Estate Parties
Effective on the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Debtor, in its individual capacity and as a Debtor in Possession for and on behalf of its Estate and its Affiliates, and each Reorganized Debtor on its own behalf and on behalf of its Estate and its Affiliates, and the respective successors and assigns of each such Debtor, Debtor in Possession, Estate, and Affiliate, is hereby deemed to settle and release, absolutely, unconditionally, irrevocably, and forever each and all of the Debtors’ Representatives, their Non-Debtor Affiliates’ Representatives, and their respective properties (“Released Parties”), from any and all claims, obligations, rights, suits, damages, remedies, liabilities, or causes of action in any manner arising from, based on, or relating to, in whole or in part, the Debtors, the Debtors’ property, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in this Plan, the restructuring of Claims and Equity Interests prior to or in the Chapter 11 Cases, and the negotiation, formulation, or preparation of the Plan and the Disclosure Statement, or related agreements, instruments, or other documents, involving any act, omission, transaction, agreement, occurrence, or event taking place on or before the Effective Date, other than any act or omission of a Released Party that constitutes willful misconduct or lack of good faith (and this Plan constitutes a motion to approve the settlement of the foregoing claims pursuant to Bankruptcy Rule 9019(a)); provided, however, that the obligations and duties of any Released Party under this Plan or any Plan Document are not so settled and released. Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute willful misconduct or lack of good faith.

8.4.4	Settlement and Release of Certain Claims
On the Effective Date, the Debtors, Reorganized Debtors, their Affiliates, predecessors, successors, and assigns shall be deemed to release, waive, and permanently extinguish their rights to file or assert in the future any GST Recovery Action.
With respect to the pending GST Recovery Actions, this Plan constitutes a motion to approve the settlement of such actions pursuant to Bankruptcy Rule 9019(a), and such actions and any claims, counterclaims, or countersuits the respective parties asserted or could have asserted therein shall be dismissed with prejudice in exchange for mutual general releases and mutual waivers of costs and attorneys’ fees. This settlement is contingent upon a Final Order confirming the Plan and will be effective upon delivery of GST Recovery Action Settlement Packages by plaintiffs GST and Garrison and by the respective defendants in the pending GST Recovery Actions.

8.4.5	No Actions on Account of Released Claims
Effective on the occurrence of the Effective Date, all Entities that have held, currently hold or may hold any claims, commitments, obligations, suits, judgments, damages, demands, debts, causes of action or liabilities that are released pursuant to the Plan (collectively, “Released Claims”) shall be permanently enjoined from taking any of the following actions against any Entity released pursuant to the Plan, or any of its property, on account of any Released Claims: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (c) creating, perfecting, or enforcing any Encumbrance; (d) asserting a setoff, right of subrogation, or recoupment of any kind against any debt, liability, or obligation due to any released Entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing in this Section 8.4.5 shall bar, enjoin, or extinguish the rights of Entities to the treatment accorded them under this Plan, including the rights of Entities holding Asbestos Claims to assert such Asbestos Claims against the Asbestos Trust in accordance with the CRP.

8.4.6	Indemnification of Representatives of the Debtors and Non-Debtor Affiliates
The Reorganized Debtors shall protect, defend, indemnify, and hold harmless to the fullest extent permitted by applicable law, all Representatives of the Debtors, and all Representatives of the Non-Debtor Affiliates, on and after the Effective Date for all claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever that are purported to be released pursuant to Section 8.4.3 herein, other than as provided in this Section 8.4.6. Nothing herein is intended to, nor shall, alter in any way the rights of the present and/or former officers and/or directors of the Debtors and the Non-Debtor Affiliates, under the Debtors’ By-Laws and/or Certificate of Incorporation, and the Non-Debtor Affiliates’ applicable bylaws and/or certificates of incorporation, whatever those rights may be.

8.4.7	Indemnification of Debtors and Other Asbestos Protected Parties by the Asbestos Trust
From and after the Effective Date, the Asbestos Trust shall protect, defend, indemnify and hold harmless, to the fullest extent permitted by applicable law each of the Debtors, Reorganized Debtors, and other Asbestos Protected Parties from and against any and all losses (including, without limitation, attorney’s fees and expenses) that occur after the Effective Date and are based on, arise from, or are attributable to any Asbestos Claim; provided, however, that the Asbestos Trust will have no duty to protect, defend, indemnify, and hold harmless Debtors, Reorganized Debtors, and other Asbestos Protected Parties from any such losses that are based on, arise from, or are attributable to any of the following losses or expenses regardless of when they are incurred or paid:
(a)    any Foreign Asbestos Claim, unless the Foreign Asbestos Claim is filed, asserted, or sought to be enforced in or before any court or tribunal within the judicial system of the United States;
(b)    any payment or other form of consideration made, or to be made, by or on behalf of any Entity (including any Asbestos Insurance Entity, former Affiliate of a Debtor or Reorganized Debtor, or Successor Entity) (1) in connection with any compromise or settlement within the scope of Section 7.3.10 hereof, or (2) to receive or obtain the benefits or status of an Asbestos Protected Party under this Plan or the protection of the Asbestos Channeling Injunction; or
(c)    any costs or expenses (including, without limitation, attorney’s fees) incurred by or on behalf of

(i)    a Debtor, a Reorganized Debtor, or any Affiliate thereof, to obtain proceeds or recovery on account of, or to enforce (A) any of the Asbestos Insurance Rights, or (B) any right or claim for indemnification, reimbursement, contribution, subrogation, or similar relief against any Entity (including any Asbestos Insurance Entity or Successor Entity) based on contributions made by the Debtors to the Asbestos Trust;
(ii)    any Entity (including an Asbestos Insurance Entity or Successor Entity) in connection with (A) objecting to or opposing confirmation of the Plan, or (B) seeking to receive or obtain the benefits or status of an Asbestos Protected Party under this Plan or the protection of the Asbestos Channeling Injunction; or
(iii)    any Asbestos Insurance Entity or Successor Entity with respect to costs or expenses incurred while it is not listed as an Asbestos Protected Party.
Notwithstanding anything in the Plan Documents to the contrary, the Asbestos Trust also will have no duty to protect, defend, indemnify, and hold harmless Travelers Casualty and Surety Company and The Travelers Indemnity Company (as successors to The Aetna Casualty and Surety Company).

In addition, on the Effective Date, the Asbestos Trust shall assume the Debtors’ indemnification obligations to the “Indemnified Parties” identified in paragraph 5 of the Bankruptcy Court’s Order Granting Debtors’ Motion for Appointment of Joseph W. Grier, III as Future Asbestos Claimants’ Representative (Docket No. 512), entered September 16, 2010, and upon such assumption the Debtors will be released from such obligations.
If there shall be pending any claim against the Asbestos Trust for indemnification under this Section 8.4.7, the Asbestos Trust shall maintain sufficient assets (as determined in good faith by the Asbestos Trustee) to fund any payments in respect of that claim for indemnification. The Reorganized Debtors shall provide prompt notice to the Asbestos Trust upon becoming aware of the basis for any claim for indemnification under this Section 8.4.7.

8.5	CARVE-OUT FOR CERTAIN FOREIGN ASBESTOS CLAIMS
Notwithstanding anything herein to the contrary, nothing in this Plan shall discharge, bar, enjoin, release, or extinguish any Foreign Asbestos Claim, unless the Foreign Asbestos Claim is filed, asserted, or sought to be enforced in or before any court or tribunal within the judicial system of the United States.

8.6	NO EFFECT ON INDEPENDENT LIABILITIES OF NON-DEBTORS
For the avoidance of doubt, notwithstanding any provision to the contrary, nothing contained in this Plan, any Plan Document, the Confirmation Order, the Bankruptcy Code (including Section 1141 of the Bankruptcy Code), or any other document Filed in the Chapter 11 Cases shall be construed to discharge, enjoin, release, or channel to the Asbestos Trust any liability or obligation of a non-Debtor Entity not derived from that of a Debtor, including, without limitation, any independent liability of a non-Debtor Entity that is not an Affiliate of, successor of, successor-in-interest to, merger partner of, or transferor of assets to a Debtor as of the Petition Date.

ARTICLE 9
EXECUTORY CONTRACTS, UNEXPIRED LEASES, LETTERS OF CREDIT, SURETY BONDS, COMPENSATION, INDEMNITY AND BENEFIT PROGRAMS

9.1	ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

9.1.1	Assumption Generally
Except for (i) executory contracts and unexpired leases that the Debtors reject prior to the Effective Date or designate (on a list set forth in Exhibit G in the Exhibit Book) as being subject to rejection in connection with the Effective Date; and (ii) agreements, to the extent executory, that create an obligation of the Debtors to reimburse or indemnify third parties with respect to Asbestos Claims (or any other asbestos personal injury claims that would qualify as an Asbestos Claim if they were asserted directly against an Asbestos Protected Party) and that are not listed on Exhibit O in the Exhibit Book (in the case of this clause (ii), “Automatically Rejected Contracts”), all executory contracts and unexpired leases (including all Asbestos Insurance Policies and related settlements or other agreements, to the extent they are executory) not previously assumed by the Debtors pursuant to Section 365 of the Bankruptcy Code shall be deemed to have been assumed by the Reorganized Debtors on the Effective Date, and this Plan shall constitute a motion to assume such executory contracts and unexpired leases as of the Effective Date. The contracts so assumed include but are not limited to the Settlement Agreement Concerning Environmental Claims Between Coltec Industries Inc. and Zurich Insurance Company (effective August 5, 2004).
For the avoidance of doubt, any Claim against a Debtor that is based on an agreement assumed in accordance with Section 9.1 of this Plan, including those agreements listed on Exhibit O in the Exhibit Book, shall be an Administrative Expense Claim and shall not be a liability or obligation of the Asbestos Trust, and any rights of the Debtors arising under such assumed agreements shall not be Asbestos Trust Causes of Action.

9.1.2	Assumption Procedures
Pursuant to the terms of the Non-Asbestos Bar Date Order and Bankruptcy Rule 3002(c)(4), and excepting all Automatically Rejected Contracts (as discussed in Section 9.1.3) or as otherwise ordered by the Bankruptcy Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease pursuant to this Plan or otherwise shall be Filed with the Bankruptcy Court within thirty (30) days of the later of: (i) the date of the entry of an order, prior to the Confirmation Date, approving such rejection, (ii) the Confirmation Date, or (iii) service of notice of rejection if such party is an affected party as described above. Any Claims not Filed within such applicable time period shall be forever barred from assertion. All Allowed Claims for damages arising from the rejection of such an executory contract or unexpired lease shall be included in Class 6 or Class 7 (as appropriate) and shall be treated in accordance with Sections 3.1.6 and 3.1.7 herein.
Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute express approval of the assumption of the executory contracts and unexpired leases described in Section 9.1.1 pursuant to Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interests of the Debtors, their Estates, and all parties in interest in the Chapter 11 Cases.
With respect to each such executory contract or unexpired lease assumed by the Reorganized Debtors, unless otherwise determined by the Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, any defaults of the Debtors with respect to such assumed executory contracts or leases existing as of the Effective Date shall be cured in the ordinary course of the Reorganized Debtors’ business promptly after any such default becomes known to the Debtors and, if the cure amount is disputed, such cure amount shall be established pursuant to applicable law, and the assumed executory contracts or leases shall be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amount, all defaults of the Debtors existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.
Executory contracts and unexpired leases previously assumed by the Debtors during the case pursuant to Section 365 of the Bankruptcy Code shall be governed by and subject to the provisions of the order of the Court authorizing the assumption thereof.

9.1.3	Rejection of Certain Executory Contracts and Unexpired Leases
On the Effective Date, each executory contract and unexpired lease listed on Exhibit G in the Exhibit Book shall be rejected pursuant to Section 365 of the Bankruptcy Code. Each contract and lease listed on Exhibit G shall be rejected only to the extent that such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Exhibit G shall not constitute an admission by the Debtors or Reorganized Debtors that such contract or lease is an executory contract or unexpired lease or that the Debtors or Reorganized Debtors have any liability thereunder. Subject to the occurrence of the Effective Date, entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejection pursuant to Section 365 of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejection is in the best interests of the Debtors, their estates, and all parties in interest in the Chapter 11 Cases.
The Debtors shall have the right until ten (10) days prior to the Effective Date to modify the list of rejected contracts included in Exhibit G in the Exhibit Book to add executory contracts or leases or remove executory contracts or leases, provided that the Debtors shall file a notice with the Bankruptcy Court and serve each affected party with such notice. Notwithstanding the foregoing, such affected parties shall not be entitled to any Administrative Expense Claim for any executory contracts or leases added to the list of rejected contracts and will only be entitled to a Claim for rejection damages.
To the extent executory, all Automatically Rejected Contracts shall be deemed rejected by operation of entry of the Confirmation Order, subject to the occurrence of the Effective Date, unless expressly identified as assumed on Exhibit O in the Exhibit Book. Agreements listed on Exhibit O shall be deemed to have been assumed by the Reorganized Debtors on the Effective Date, and such assumption shall be governed by Section 9.1.2 above. In addition, the identification as Asbestos Protected Parties of the AIG-related Companies (American Home Assurance Company, AIU Insurance Company, Granite State Insurance Company, Insurance Company of the State of Pennsylvania, National Union Fire Insurance Company of Pittsburgh, PA, and Lexington Insurance Company, and their parent corporations, divisions, assigns, predecessors and successors, and their shareholders, officers, directors, employees, attorneys, agents and representatives) shall not relieve such companies of their remaining obligations under the Settlement Agreement dated December 21, 2006 by and between Coltec Industries Inc and EnPro Industries, Inc., on the one hand; and American Home Assurance Company, AIU Insurance Company, Granite State Insurance Company, Insurance Company of the State of Pennsylvania, National Union Fire Insurance Company of Pittsburgh, PA, and Lexington Insurance Company.

Except with respect to Claims arising from the rejection of an Automatically Rejected Contract, all Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 6 or Class 7 (as appropriate) and shall be treated in accordance with Sections 3.1.6 or 3.1.7 herein. All Claims for damages arising from the rejection of an Automatically Rejected Contract shall be included in Class 5 and shall be treated in accordance with Section 3.1.5 herein.

9.2	LETTERS OF CREDIT AND SURETY BONDS
All letters of credit and surety bonds on account of Non-Asbestos Plan Claims will remain in place and become obligations of the Reorganized Debtors. Claims arising under letters of credit and surety bonds issued or provided on account of Asbestos Claims will be treated as Asbestos Claims and will be channeled to the Asbestos Trust.
Nothing in Article 9 shall constitute a reinstatement, continuation, or assumption by the Reorganized Debtors of any warranty provision, guaranty, or any other contractual or other obligation, Demand, or Plan Claim to the extent that the Plan Claim, Demand, or obligation constitutes an Asbestos Claim.

9.3	COMPENSATION, INDEMNITY AND BENEFIT PROGRAM

9.3.1	Employee Benefits
From and after the Effective Date, the Reorganized Debtors intend to continue their existing employee compensation, indemnity agreements, and benefit plans, programs, and policies, and to cure any defaults that may exist under such agreements, plans, programs, and policies, including payment of the Debtors’ voluntary supplemental pension payments which were limited during the pendency of these Chapter 11 Cases, subject to any rights to amend, modify, or terminate such benefits under the terms of the applicable compensation and benefit plan, other agreement, or applicable nonbankruptcy law.

9.3.2	Retiree Benefits
From and after the Effective Date, the Reorganized Debtors intend to continue to pay retiree benefits (as defined in Section 1114(a) of the Bankruptcy Code) and any similar health, disability, or death benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify, or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement, or applicable nonbankruptcy law.

9.3.3	Workers’ Compensation Benefits
From and after the Effective Date, the Reorganized Debtors may continue to pay valid Workers’ Compensation Claims in accordance with applicable nonbankruptcy law, subject to any rights to amend, modify, or terminate such benefits pursuant to applicable nonbankruptcy law.
ARTICLE 10
RETENTION OF JURISDICTION
Pursuant to Sections 105(a), 524(a), 1141(d), and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction, except as provided in Section 10.9 hereof, over any proceeding (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Cases or this Plan, or (c) involving the following matters in Sections 10.1 through 10.9 herein, provided that the District Court shall retain jurisdiction to hear and determine such matters in the first instance (i) as to which the automatic reference to the Bankruptcy Court has been withdrawn, (ii) to the extent the Bankruptcy Court lacks adjudicatory authority under the United States Constitution to hear and determine such matters in the absence of consent of the parties involved, (iii) to the extent required by law, or (iv) to the extent set forth in Section 10.11 below:

10.1	PLAN DOCUMENTS
To interpret, enforce, and administer the terms of the Plan Documents and all annexes and exhibits thereto.

10.2	EXECUTORY CONTRACTS AND UNEXPIRED LEASES
To hear and determine any and all motions or applications for the assumption and/or assignment or rejection of (i) executory contracts, (ii) unexpired leases, (iii) letters of credit, (iv) surety bonds, (v) guaranties (which for purposes of this Section include contingent liabilities arising in connection with assigned executory contracts and unexpired leases), or (vi) written indemnity agreements with respect to letters of credit, surety bonds or guaranties existing as of the Effective Date to which the Debtors are parties or with respect to which the Debtors may be liable that are: (A) pending on the Confirmation Date or (B) within the time period described in Section 9.1 of this Plan, and to review and determine all Claims resulting from the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date.

10.3	DISPUTED CLAIMS ALLOWANCE/DISALLOWANCE
To hear and determine any objections to: (i) the allowance of Plan Claims (other than Asbestos Claims), including any objections to the classification of any Claim; and (ii) the allowance or disallowance of any Disputed Claim in whole or in part.

10.4	ENFORCEMENT/MODIFICATION OF THIS PLAN AND THE RELEASES, INJUNCTIONS AND DISCHARGE PROVIDED UNDER THE PLAN
(a)    To enforce the discharge, releases, and injunctions provided under the Plan, including with respect to the assertion by any Entity after the Effective Date of claims or causes of action that are discharged, released, or enjoined pursuant to the Plan and the Confirmation Order;
(b)    To make all determinations or rulings as to whether claims or causes of action asserted after the Effective Date in any forum have been discharged, released, or enjoined pursuant to the Plan and the Confirmation Order;
(c)    To issue such orders in aid of execution of this Plan to the extent authorized or contemplated by Section 1142 of the Bankruptcy Code;
(d)    To consider and approve any modifications of this Plan or Plan Documents, remedy any defect or omission, or reconcile any inconsistency in any order of the Court, including the Confirmation Order;
(e)    To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with this Plan or any other Plan Documents or their interpretation, implementation, enforcement, or consummation;

(f)    To hear and determine all objections to the termination of the Asbestos Trust;
(g)    To determine such other matters as may be set forth in, or may arise in connection with, this Plan, the Confirmation Order, the Asbestos Channeling Injunction, the Asbestos Trust Agreement, the CRP, or any other Plan Documents; provided, however, that, notwithstanding any of the foregoing, this Section 10.4(g) shall not in any way (i) authorize or confer jurisdiction on the Bankruptcy Court to hear and determine an objection to any Asbestos Claim under Section 502(b) of the Bankruptcy Code; or (ii) supersede, diminish, modify, or derogate (A) the authority of the Asbestos Trust to resolve and, if eligible, pay Asbestos Claims in accordance with the Asbestos Trust Agreement and CRP; (B) the jurisdiction or authority of any court sited in any of the jurisdictions or states identified in Section 9.6 of the CRP to hear and determine any lawsuit commenced in accordance with that Section 9.6; (C) the ADR procedures and the jurisdiction or authority of an arbitrator under Section 9 of the CRP; or (D) the authority and discretion conferred on the Asbestos Trustee under the Plan, any of the Plan Documents, or applicable non-bankruptcy law;
(h)    To hear and determine any proceeding that involves the validity, application, construction, enforceability, or request to modify the Asbestos Channeling Injunction;
(i)    To enter an order or final decree closing the Chapter 11 Cases;
(j)    To hear and determine any other matters related hereto, including matters related to the implementation and enforcement of all orders entered by the Court in the Chapter 11 Cases;
(k)    To enter such orders as are necessary to implement and enforce the injunctions described herein; and
(l)    To enter orders authorizing immaterial modifications to this Plan and to hear and determine any issue involving the Asbestos Trust in order to comply with Section 468B of the IRC.

10.5	COMPENSATION AND EXPENSES
To hear and determine all motions or applications for allowance or payment of Fee Claims or any other compensation or expenses that may be awarded under the Bankruptcy Code or this Plan.

10.6	SETTLEMENTS
To the extent that Court approval is required, to consider and act on the compromise and settlement of any Plan Claim or cause of action by or against the Debtors’ or Reorganized Debtors’ estates or the Asbestos Trust.

10.7	TAXES
To hear and determine matters concerning state, local, and federal taxes (including the amount of net operating loss carryforwards), fines, penalties, or additions to taxes for which the Debtors or Debtors in Possession may be liable, directly or indirectly, in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code.

10.8	SPECIFIC PURPOSES
To hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order.

10.9	INSURANCE MATTERS
To hear and determine matters concerning the Asbestos Insurance Rights; provided, however, that the Court shall have nonexclusive jurisdiction over such matters.

10.10	ORDERS CLOSING CHAPTER 11 CASES
Any order entered pursuant to Section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022 closing the Chapter 11 Cases shall provide that, notwithstanding the closure of the Chapter 11 Cases: (a) the Court expressly retains jurisdiction over the matters described in Article 10, as well as to consider any proper requests to reopen the Chapter 11 Cases under Section 350(b) of the Bankruptcy Code, and (b) the clerk of the Court shall accept for filing on the docket of Case No. 10-BK-31607, without the requirement that any party in interest file a request to reopen the Chapter 11 Cases, the annual reports of the Asbestos Trust and any pleadings, motions, subpoenas, or other papers pursuant to which any party in interest seeks to invoke the jurisdiction that the Bankruptcy Court retains pursuant to Article 10 of this Plan.

10.11	EXCLUSIVE JURISDICTION OF DISTRICT COURT
The District Court shall, without regard to the amount in controversy, retain exclusive jurisdiction after the Effective Date to hear and determine any proceeding that involves the validity, application, construction, or modification of the Asbestos Channeling Injunction, or of Section 524(g) of the Bankruptcy Code with respect to the Asbestos Channeling Injunction.
ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1	AUTHORITY OF THE DEBTORS
On the Confirmation Date, the Debtors shall be directed and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of this Plan, the other Plan Documents, and the creation of the Asbestos Trust, and to cooperate with the Plan Proponents as provided herein and with respect to matters related to the Plan generally.

11.2	PAYMENT OF STATUTORY FEES
All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Court at the hearing on confirmation of this Plan, shall be paid by the Debtors on or before the Effective Date.

11.3	RETAINED CAUSES OF ACTION

11.3.1	Maintenance of Causes of Action
Nothing in this Section 11.3 of this Plan shall be deemed to be a transfer by the Debtors and the Reorganized Debtors of any claims, causes of action, or defenses relating to assumed executory contracts or otherwise which are required by the Reorganized Debtors to conduct their businesses in the ordinary course subsequent to the Effective Date. Moreover, except as otherwise expressly released by this Plan or other Plan Documents (including the express releases of claims contained in Section 8.4 hereof), from and after the Effective Date, the Reorganized Debtors shall have and retain any and all rights to commence and pursue any and all claims, causes of action, including the Retained Causes of Action, or defenses against any parties, other Claimants and Holders of Equity Interests, whether such causes of action accrued before or after the Petition Date.
The Reorganized Debtors shall retain and may exclusively enforce any and all such claims, rights, or causes of action, including Retained Causes of Action, and commence, pursue, and settle the causes of action in accordance with this Plan. The Reorganized Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and causes of action, including Retained Causes of Action, without the consent or approval of any third party and without any further order of the Court.

11.3.2	Preservation of All Causes of Action Not Expressly Settled or Released
Unless a claim or cause of action against a Claimant or other Entity is expressly waived, relinquished, released, compromised, or settled pursuant to this Plan or any Final Order (including the releases contained in Section 8.4 hereof), the Debtors expressly reserve such claim or Retained Cause of Action (including any unknown causes of action) for later adjudication by the Reorganized Debtors. Any causes of action of any Debtors among the Asbestos Insurance Rights are expressly retained by the Reorganized Debtors and are among the Retained Causes of Action. Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise), or laches shall apply to such claims or Retained Causes of Action upon or after the Confirmation Date or Effective Date of this Plan based on the Disclosure Statement, this Plan, or the Confirmation Order, except where such claims or Retained Causes of Action have been released in this Plan or other Final Order. In addition, the Debtors, the Reorganized Debtors, and the successor entities under this Plan expressly reserve the right to pursue or adopt any claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Entity, including the plaintiffs or codefendants in such lawsuits; provided, however, that the foregoing reservations of rights shall not apply to any GST Recovery Action or to any Retained Cause of Action that is expressly waived, relinquished, released, compromised, or settled by this Plan or by any Final Order.
Any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume, unless expressly released by this Plan, that such obligation, transfer, or transaction may be reviewed by the Debtors or the Reorganized Debtors, and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has filed a proof of claim against the Debtors in the Chapter 11 Cases; (ii) such Claimant’s proof of claim has been objected to; (iii) such Claimant’s Claim was included in the Debtors’ Schedules; or (iv) such Claimant’s scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as a Disputed Claim, a Contingent Claim, or an Unliquidated Claim.

11.4	THIRD-PARTY AGREEMENTS
The Distributions to the various Classes of Plan Claims hereunder, other than Distributions to the Asbestos Trust, will not affect the right of any Entity to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights or otherwise. All of such rights and any agreements relating thereto will remain in full force and effect.

11.5	PRESERVATION OF POLICE AND REGULATORY POWERS
Nothing in this Plan or in any Plan Document shall preclude or impair a Governmental Unit from enforcing its police or regulatory powers.

11.6	DISSOLUTION OF THE UNSECURED CREDITORS COMMITTEE AND THE ASBESTOS CLAIMANTS COMMITTEE
Effective on the Effective Date, except as set forth below, the Asbestos Claimants Committee and the Unsecured Creditors Committee shall be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to or arising from or in connection with the Chapter 11 Cases, and those committees shall be deemed dissolved.
Notwithstanding the foregoing, if the Effective Date occurs prior to the entry of a Final Order with respect to final applications of Professionals for allowance and payment of Fee Claims, the Unsecured Creditors Committee and the Asbestos Claimants Committee may, at their option, continue to serve with respect to those proceedings exclusively until a Final Order is entered with respect to such proceedings. Additionally, effective as of the Effective Date, the CAC shall succeed to, and exclusively hold, the attorney-client privilege and any other privilege held by the Asbestos Claimants Committee and shall enjoy the work product protections that were applicable or available to the Asbestos Claimants Committee before its dissolution.

11.7	EXCULPATION
None of the Reorganized Debtors, the Debtors, the Reorganization-Involved Affiliates, the FCR, the Asbestos Claimants Committee (including each of its members and their respective counsel), the Unsecured Creditors Committee, the Ad Hoc Coltec Future Asbestos Claimants’ Representative, the Ad Hoc Coltec Asbestos Claimants Committee (including each of its members and their respective counsel), or any of their respective Representatives (the “Exculpated Parties”) are to have or incur any liability to any Entity for any act or omission in connection with or arising out of the Chapter 11 Cases, including the administration of the Estates during the entirety of the Chapter 11 Cases, any work in connection with any plan of reorganization or proceedings in the Chapter 11 Cases, conduct during any contested matter in the Chapter 11 Cases, negotiation of this Plan or the settlements contained therein, the pursuit of confirmation of this Plan, the consummation of this Plan or the settlements provided therein, or the administration of this Plan or the property to be distributed under this Plan so long as, in each case such action, or failure to act, did not constitute willful misconduct or lack of good faith; provided, however, that nothing herein shall exculpate, bar, or shield the Exculpated Parties from any Fee Dispute Remedy and nothing herein shall exculpate, bar, or shield the Exculpated Parties from any liability for failure to perform their obligations under the Plan Documents on or after the Effective Date. In all respects, the Exculpated Parties will be entitled to rely upon the advice of counsel and financial and other experts or professionals employed by them with respect to their duties and responsibilities under this Plan, and such reliance shall conclusively establish good faith. Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute willful misconduct or lack of good faith. In any suit alleging willful misconduct or lack of good faith, the reasonable attorney’s fees and costs of the prevailing party shall be paid by the losing party, and, as a condition of going forward with such action, suit, or proceeding, at the onset thereof, all parties thereto shall be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorney’s fees and costs in the event they fail to prevail. Pursuant to its authority under Bankruptcy Code Section 105(a), in the Confirmation Order, the Court will enter an injunction permanently enjoining commencement or continuation in any manner, any suit, action, or other proceeding, on account of or respecting any claim, obligation, debt, right, cause of action, remedy, or liability included within this exculpation clause.

11.8	ENTIRE AGREEMENT
Except as otherwise indicated, the Plan and the Plan Documents supersede all prior negotiations, promises, covenants, agreements, understandings, and representations on such subjects, including all plans of reorganization previously filed by any party in interest with the Court in these Chapter 11 Cases.

11.9	NOTICES
Any notices, statements, requests, and demands required or permitted to be provided under this Plan, in order to be effective, must be: (i) in writing (including by facsimile transmission), and unless otherwise expressly provided herein, shall be deemed to have been duly given or made (A) if personally delivered or if delivered by facsimile or courier service, when actually received by the Entity to whom notice is sent, (B) if deposited with the United States Postal Service (but only when actually received), at the close of business on the third business day following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, or (C) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) (but only when actually received) and (ii) addressed to the appropriate Entity or Entities to whom such notice, statement, request or demand is directed (and, if required, its counsel), at the address of such Entity or Entities set forth below (or at such other address as such Entity may designate from time to time by written notice to all other Entities listed below in accordance with this Section 11.9):

If to the Debtors:	GARLOCK SEALING TECHNOLOGIES LLC c/o Elizabeth Barry, Chief Restructuring Officer 349 West Commercial St., Ste 3050 East Rochester, NY 14445
With a copy to:
RAYBURN COOPER & DURHAM, P.A.
1200 Carillion, 227 West Trade Street
Charlotte, NC 28202
Telephone: (704) 334-0891
Attn: John R. Miller, Jr.

and
ROBINSON, BRADSHAW & HINSON, P.A.
101 North Tryon Street, Suite 1900
Charlotte, NC 28246
Telephone: (704) 377-2536
Attn: Garland S. Cassada
and
PARKER POE ADAMS & BERNSTEIN, LLP
Three Wells Fargo Center
401 South Tryon Street, Suite 3000
Charlotte, NC 28202
Telephone: (704) 335-9054
Attn: Daniel G. Clodfelter

If to the Asbestos Claimants Committee:	CAPLIN & DRYSDALE, CHARTERED One Thomas Circle N.W., Suite 1100 Washington, DC 20005 Telephone: (202) 862-5000 Attn: Trevor W. Swett III
If to the Future Claimants’ Representative:	GRIER FURR & CRISP, PA 101 North Tryon Street, Suite 1240 Charlotte, NC 28246 Telephone: (704) 375-3720 Attn: Joseph W. Grier, III
With a copy to:	ORRICK HERRINGTON & SUTCLIFFE, LLP Columbia Center 1152 15th Street, N.W. Washington, DC 20005 Telephone: (202) 339-8400 Attn: Jonathan P. Guy
If to the Unsecured Creditors Committee:	FSB FISHERBROYLES, LLP 6000 Fairview Road, Suite 1200 Charlotte, NC 28210 Telephone: (704) 464-6954 Attn: Deborah L. Fletcher

11.10	HEADINGS
The headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the construction of the provisions of this Plan.

11.11	GOVERNING LAW
Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Delaware, without giving effect to any conflicts of law principles thereof that would result in the application of the laws of any other jurisdiction, shall govern the construction of this Plan and any agreements, documents, and instruments executed in connection with this Plan, except as otherwise expressly provided in such instruments, agreements, or documents.

11.12	FILING OF ADDITIONAL DOCUMENTS
On or before the Effective Date, the Plan Proponents shall File with the Court such agreements and other documents, including the Plan Supplement, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

11.13	COMPLIANCE WITH TAX REQUIREMENTS
In connection with this Plan, the Debtors, the Reorganized Debtors, and the Asbestos Trust will comply with all applicable withholding and reporting requirements imposed by federal, state, and local taxing authorities, and all Distributions hereunder or under any Plan Document shall be subject to such withholding and reporting requirements, if any. Notwithstanding any other provision of this Plan, each Entity receiving a Distribution pursuant to this Plan, or any other Plan Document, will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income tax and other obligations, on account of that Distribution.

11.14	EXEMPTION FROM TRANSFER TAXES
Pursuant to Section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under this Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with this Plan shall be exempt from all taxes as provided in Section 1146(a) of the Bankruptcy Code.

11.15	FURTHER ASSURANCES
The Debtors, the Reorganized Debtors, the Non-Debtor Affiliates, the Asbestos Protected Parties, the Asbestos Insurance Entities, the Asbestos Trust, and all Holders of Plan Claims receiving Distributions under this Plan and all other parties in interest shall, and shall be authorized to, from time to time, prepare, execute, and deliver any agreements or documents and take any other action consistent with the terms of this Plan as may be necessary to effectuate the provisions and intent of this Plan, with each such Entity to bear its own costs incurred after the Effective Date in connection therewith.

11.16	FURTHER AUTHORIZATIONS
Prior to the Effective Date, the Plan Proponents may seek such orders, judgments, injunctions, and rulings that they, by unanimous agreement, deem necessary to carry out further the intentions and purposes of, and to give full effect to the provisions of, this Plan or any of the Plan Documents, and any costs incurred in connection therewith shall be borne by the Debtors’ Estates. On and after the Effective Date, the Reorganized Debtors and the Asbestos Trust may seek such orders, judgments, injunctions, and rulings that any of them deem necessary to carry out further the intentions and purposes of, and to give full effect to the provisions of, this Plan or any of the Plan Documents, with each such Entity to bear its own costs in connection therewith.
[The remainder of this page has been left blank intentionally]

Respectfully submitted,
GARLOCK SEALING TECHNOLOGIES LLC:
By: s/Elizabeth Barry
Name: Elizabeth Barry
Title: Chief Restructuring Officer

GARRISON LITIGATION MANAGEMENT
GROUP, LTD.:
By: s/Elizabeth Barry
Name: Elizabeth Barry
Title:     General Manager, Vice President, Director
of Finance, Treasurer and Assistant Secretary

THE ANCHOR PACKING COMPANY:
By: /s/Elizabeth Barry
Name: Elizabeth Barry
Title: Vice President and General Manager

COLTEC INDUSTRIES INC (predecessor in interest to OldCo, LLC):
By: /s/Robert S. McLean
Name: Robert S. McLean
Title: Vice Chairman and Secretary

[SIGNATURES CONTINUED ON NEXT PAGE]

FUTURE ASBESTOS CLAIMANTS’ REPRESENTATIVE:
By: /s/Joseph W. Grier, III
Name: Joseph W. Grier, III

OFFICIAL COMMITTEE OF ASBESTOS
PERSONAL INJURY CLAIMANTS:
By: /s/Trevor W. Swett III
Name: Trevor W. Swett III
Firm: Caplin & Drysdale, Chartered
Title: Counsel to the Official Committee of Asbestos Personal Injury Claimants

[Signature Page to Modified Joint Plan of Reorganization]

EXHIBIT A
TRUST AND SETTLEMENT FACILITY AGREEMENT

In re Garlock Sealing Technologies, LLC et al., Case No. 10-31607
TRUST AND SETTLEMENT FACILITY AGREEMENT

Page
SECTION I
AGREEMENT OF TRUST

1.1	Creation and Name	3
1.2	Purpose	3
1.3	Transfer of Assets	3
1.4	Acceptance of Assets and Assumptions of Liabilities	4
SECTION II
POWERS AND SETTLEMENT FACILITY ADMINISTRATION

2.1	Powers	5
2.2	General Administration	8
2.3	Claims Administration	12
SECTION III
ACCOUNTS, INVESTMENTS, AND PAYMENTS

3.1	Accounts	12
3.2	Investments	13
3.3	Source of Payments	14
SECTION IV
TRUSTEE; DELAWARE TRUSTEE

4.1	Number	15
4.2	Term of Service	15
4.3	Appointment of Successor Trustee	16
4.4	Liability of Trustee, Members of the CAC and the FCR	16
4.5	Compensation and Expenses of Trustee	17
4.6	Indemnification	17
4.7	Lien	19
4.8	Trustee’s Employment of Experts; Delaware Trustee’s Employment of Counsel	19
4.9	Trustee’s Independence	19
4.10	Bond	20
4.11	Delaware Trustee	20
4.12	Medicare Obligations	21

(continued)
Page
SECTION V
CLAIMANT ADVISORY COMMITTEE

5.1	Members	26
5.2	Duties	27
5.3	Term of Office	27
5.4	Appointment of Successor	27
5.5	CAC’s Employment of Professionals	28
5.6	Compensation and Expenses of the CAC	29
5.7	Procedures for Consultation with and Obtaining the Consent of the CAC	30
SECTION VI
THE FUTURE CLAIMANTS’ REPRESENTATIVE

6.1	Duties	32
6.2	Term of Office	32
6.3	Appointment of Successor	32
6.4	Future Claimants’ Representative’s Employment of Professionals	33
6.5	Compensation and Expenses of the Future Claimants’ Representative	34
6.6	Procedures for Consultation with and Obtaining the Consent of the Future Claimants’ Representative	34
SECTION VII
GENERAL PROVISIONS

7.1	Irrevocability	36
7.2	Term; Termination	36
7.3	Amendments	38
7.4	Meetings	38
7.5	Severability	38
7.6	Notices	38
7.7	Successors and Assigns	40
7.8	Limitation on Claim Interests for Securities Laws Purposes	40
7.9	Entire Agreement; No Waiver	40
7.10	Headings	40
7.11	Governing Law	40
7.12	Settlors’ Representative and Cooperation	41
7.13	Dispute Resolution	41
7.14	Enforcement and Administration	41
7.15	Effectiveness	42
7.16	Counterpart Signatures	42

TRUST AND SETTLEMENT FACILITY AGREEMENT

This Trust and Settlement Facility Agreement (this “Settlement Facility Agreement,” identified in the Plan as the “Asbestos Trust Agreement”), dated the date set forth on the signature page hereof and effective as of the day immediately preceding the Effective Date, is entered into, pursuant to the Modified Joint Plan of Reorganization of Garlock Sealing Technologies LLC, et al. and OldCo, LLC, Proposed Successor by Merger to Coltec Industries Inc, dated as of May 20, 2016 and modified as of June 21, 2016 (as it may be amended or supplemented, the “Plan”),1 by Garlock Sealing Technologies LLC, Garrison Litigation Management, Ltd., and OldCo, LLC (collectively referred to as the “Debtors” or the “Settlors”), the debtors and debtors-in-possession whose chapter 11 cases are jointly administered under Case Nos. 10-BK-31607 and 16-BK-______ in the United States Bankruptcy Court for the Western District of North Carolina 2 ; the Legal Representative for Future Asbestos Claimants (the “Future Claimants’ Representative” or “FCR”); the Official Committee of Asbestos Personal Injury Claimants (the “Asbestos Claimants Committee”); the Trustee; Wilmington Trust Company (the “Delaware Trustee”); and the members of the Claimant Advisory Committee (the “CAC”) identified on the signature page hereof; and
WHEREAS, the Debtors have reorganized under the provisions of chapter 11 of the Bankruptcy Code in cases filed in the United States Bankruptcy Court for the Western District of North Carolina, jointly administered and known as In re Garlock Sealing Technologies LLC, et al., Case No. 10-BK-31607; and

____________________
1 All capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Plan, and such definitions are incorporated herein by reference. All capitalized terms not defined herein or defined in the Plan, but defined in the Bankruptcy Code or Rules, shall have the meanings ascribed to them by the Bankruptcy Code and Rules, and such definitions are incorporated herein by reference.

2 The debtors and debtors-in-possession in the jointly-administered cases are Garlock Sealing Technologies LLC (Case No. 10-31607), Garrison Litigation Management Group, Ltd. (Case No. 10-31608), The Anchor Packing Company (Case No. 10-31606), and OldCo, LLC, successor by merger to Coltec Industries Inc (Case No. 16-_______). This Settlement Facility Agreement, however, does not address or pertain to The Anchor Packing Company.

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WHEREAS, the Confirmation Order has been entered by the Bankruptcy Court and affirmed by the District Court; and
WHEREAS, the Plan provides, inter alia, for the creation of the GST Settlement Facility (the “Settlement Facility”); and
WHEREAS, pursuant to the Plan, the Settlement Facility is to use its assets and income to satisfy all GST Asbestos Claims and Coltec Asbestos Claims (“Claims”); and
WHEREAS, it is the intent of the Debtors, the Trustee, the ACC, the CAC, and the FCR that the Settlement Facility be administered, maintained, and operated at all times through mechanisms that provide reasonable assurance that the Settlement Facility will satisfy all Claims pursuant to the Settlement Facility Claims Resolution Procedures (the “CRP”) that are attached hereto as Exhibit 1 and in strict compliance with the terms of this Settlement Facility Agreement; and
WHEREAS, all rights of the holders of Claims arising under this Settlement Facility Agreement and the CRP shall vest upon the Effective Date; and
WHEREAS, pursuant to the Plan, the Settlement Facility is intended to qualify as a “qualified settlement fund” within the meaning of section 1.468B-1 et seq. of the Treasury Regulations promulgated under section 468B of the Internal Revenue Code (the “QSF Regulations”); and
WHEREAS, the Bankruptcy Court has determined that the Settlement Facility and the Plan satisfy all the prerequisites for an injunction pursuant to section 524(g) of the Bankruptcy Code with respect to any and all Claims, and such injunction has been entered in connection with the Confirmation Order;
NOW, THEREFORE, it is hereby agreed as follows:

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SECTION I
AGREEMENT OF TRUST
1.1    Creation and Name. The Debtors as Settlors hereby create a trust known as the “GST Settlement Facility,” which is the Settlement Facility provided for and referred to in the Plan. The Trustee of the Settlement Facility may transact the business and affairs of the Settlement Facility in the name of the Settlement Facility, and references herein to the Settlement Facility shall include the Trustee acting on behalf of the Settlement Facility. It is the intention of the parties hereto that the trust created hereby constitute a statutory trust under Chapter 38 of title 12 of the Delaware Code, 12 Del. C. § 3801 et seq. (the “Act”) and that this document, together with the bylaws described herein, constitute the governing instruments of the Settlement Facility. The Trustee and the Delaware Trustee are hereby authorized and directed to execute and file a Certificate of Trust with the Delaware Secretary of State in the form attached hereto as Exhibit 2.
1.2    Purpose. The purpose of the Settlement Facility is to assume all liabilities and responsibility for all Claims, and, among other things to: (a) direct the processing, liquidation and payment of all Claims in accordance with the Plan, the CRP, and the Confirmation Order; (b) preserve, hold, manage, and maximize the assets of the Settlement Facility for use in paying and satisfying Claims; and (c) qualify at all times as a qualified settlement fund. The Settlement Facility is to use its assets and income to pay the holders of all Claims in accordance with this Settlement Facility Agreement and the CRP in such a way that holders of Claims are treated fairly, equitably, and reasonably in light of the finite assets available to satisfy such claims, and to otherwise comply in all respects with the requirements of a trust set forth in section 524(g)(2)(B) of the Bankruptcy Code.
1.3    Transfer of Assets. Pursuant to, and in accordance with, Section 7.3.2 of the Plan, the Settlement Facility will receive the Initial Asbestos Trust Assets on the day immediately preceding the Effective Date. The Asbestos Trust Assets and any other assets to be transferred to the Settlement Facility under the Plan will be transferred to the Settlement Facility free and clear of any liens or other claims by the

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Debtors, Reorganized Debtors, any creditor, interest holder, insurer or other entity except as otherwise provided in the Plan. The Debtors and the Reorganized Debtors shall also execute and deliver such documents to the Settlement Facility as the Trustee may reasonably request to transfer and assign any Asbestos Trust Assets to the Settlement Facility.
1.4    Acceptance of Assets and Assumption of Liabilities.
(a)    In furtherance of the purposes of the Settlement Facility, the Settlement Facility hereby expressly accepts the transfer to the Settlement Facility of the Asbestos Trust Assets and any other transfers contemplated by the Plan in the time and manner as, and subject to the terms, contemplated in the Plan.
(b)    In furtherance of the purposes of the Settlement Facility, the Settlement Facility expressly assumes all liabilities and responsibility for all Claims, and the Reorganized Debtors shall have no further financial or other responsibility or liability therefor. Except as otherwise expressly provided in this Settlement Facility Agreement and the CRP, the Settlement Facility shall have all defenses, cross-claims, offsets, and recoupments, as well as rights of indemnification, contribution, subrogation, and similar rights, regarding such claims that the Debtors or the Reorganized Debtors have or would have had under applicable law. Regardless of the foregoing, however, a claimant must meet otherwise applicable federal, state and foreign statutes of limitations and repose, except as otherwise provided in Section 5.3 of the CRP.
(c)No provision herein or in the CRP shall be construed or implemented in a manner that would cause the Settlement Facility to fail to qualify as a “qualified settlement fund” under the QSF Regulations.
(d)Nothing in this Settlement Facility Agreement shall be construed in any way to limit (i) the scope, enforceability, or effectiveness of the Asbestos Channeling Injunction or any other injunction or release issued or granted in favor of any (or all) Asbestos Protected Parties in connection with the Plan or (ii) subject to the provisions of Section 1.4(b) above, the Settlement Facility’s assumption of all liability for Claims.

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(e)To the extent that anything in this Settlement Facility Agreement conflicts with the CRP the CRP shall control.
SECTION II
POWERS AND SETTLEMENT FACILITY ADMINISTRATION
2.1    Powers.
(a)    The Trustee is and shall act as a fiduciary to the Settlement Facility in accordance with the provisions of this Settlement Facility Agreement and the Plan. The Trustee shall, at all times, administer the Settlement Facility and the Asbestos Trust Assets in accordance with the purposes set forth in Section 1.2 above. Subject to the limitations set forth in this Settlement Facility Agreement and the CRP, the Trustee shall have the power to take any and all actions that, in the judgment of the Trustee, are necessary or proper to fulfill the purposes of the Settlement Facility, including, without limitation, each power expressly granted in this Section 2.1, any power reasonably incidental thereto, and any trust power now or hereafter permitted under the laws of the State of Delaware.
(b)    Except as required by applicable law or otherwise specified herein, the Trustee need not obtain the order or approval of any court in the exercise of any power or discretion conferred hereunder.
(c)    Without limiting the generality of Section 2.1(a) above, and except as limited below, the Trustee shall have the power to:
(i)    receive and hold the Asbestos Trust Assets and exercise all rights with respect thereto, including the right to vote and sell any securities that are included in the Asbestos Trust Assets;
(ii)    invest the monies held from time to time by the Settlement Facility subject to the limitations set forth in Section 3.2 below;

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(iii)    sell, transfer, or exchange any or all of the Asbestos Trust Assets at such prices and upon such terms as the Trustee may consider proper, consistent with the other terms of this Settlement Facility Agreement;
(iv)    enter into leasing and financing agreements with third parties to the extent such agreements are reasonably necessary to permit the Settlement Facility to operate;
(v)    pay liabilities and expenses of the Settlement Facility;
(vi)    establish such funds, reserves, and accounts within the Settlement Facility estate, as the Trustee deems useful in carrying out the purposes of the Settlement Facility;
(vii)    sue and be sued and participate, as a party or otherwise, in any judicial, administrative, arbitrative, or other proceeding;
(viii)    establish, supervise, and administer the Settlement Facility in accordance with this Settlement Facility Agreement and the CRP and the terms thereof;
(ix)    appoint such officers and hire such employees and engage such legal, financial, accounting, investment, auditing, and forecasting, and other consultants and agents as the business of the Settlement Facility requires, and delegate to such persons such powers and authorities as the fiduciary duties of the Trustee permit and as the Trustee, in his or her discretion, deems advisable or necessary in order to carry out the terms of this Settlement Facility;
(x)    pay employees, legal, financial, accounting, investment, auditing, and forecasting, and other consultants, advisors, and agents, including those engaged by the Settlement Facility in connection with its alternative dispute resolution activities, reasonable compensation;
(xi)    compensate the Trustee, the Delaware Trustee, and the FCR as provided below, and their employees, legal, financial, accounting, investment, and other advisors, consultants, independent contractors, and agents, and reimburse the Trustee, the Delaware Trustee, the CAC members, and the FCR, and their employees, legal, financial, accounting, investment, and other advisors, consultants,

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independent contractors, and agents, all reasonable out-of-pocket costs and expenses incurred by such persons in connection with the performance of their duties hereunder;
(xii)    execute and deliver such instruments as the Trustee considers proper in administering the Settlement Facility;
(xiii)    enter into such other arrangements with third parties as are deemed by the Trustee to be useful in carrying out the purposes of the Settlement Facility, provided such arrangements do not conflict with any other provision of this Settlement Facility Agreement;
(xiv)    in accordance with Section 4.6 below, defend, indemnify, and hold harmless (and purchase insurance indemnifying) (A) the Trustee, the Delaware Trustee, the members of the CAC, and the FCR, and (B) the officers and employees of the Settlement Facility, and any agents, advisors, consultants, counsel, and experts of the Settlement Facility, the CAC, or the FCR (the “Additional Indemnitees”), to the fullest extent that a statutory trust organized under the laws of the State of Delaware is from time to time entitled to indemnify and/or insure its directors, Trustee, officers, employees, agents, advisors, and representatives;
(xv)    delegate any or all of the authority herein conferred with respect to the investment of all or any portion of the Asbestos Trust Assets to any one or more registered institutional investment advisors or investment managers without liability for any action taken or omission made because of any such delegation, except as provided in Section 4.4 below;
(xvi)    consult with the CAC and the FCR at such times and with respect to such issues relating to the conduct of the Settlement Facility as the Trustee considers desirable and as expressly required herein or by the CRP;
(xvii)    make, pursue (by litigation before any court of competent jurisdiction or otherwise), collect, compromise or settle, in the name of the Settlement Facility, any claim, right, action, or cause of action included in the Asbestos Trust Assets;

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(xviii)    defend, indemnify, and hold harmless Debtors and other Asbestos Protected Parties pursuant to the provisions of the Plan; and
(xix)    provide data and information relating to insurance matters under the conditions and in the manner set forth in Section 12.2 of the CRP.

(d)	The Trustee shall not have the power to guarantee any debt of other persons.
(e)The Trustee agrees to take the actions of the Settlement Facility required hereunder.
(f)The Trustee shall give the CAC and the FCR prompt notice of any act performed or taken pursuant to Sections 2.1(c)(i), (iii), (vii), or (xv) above, and any act proposed to be performed or taken pursuant to Section 2.2(f) below.
2.2    General Administration.
(a)    The Trustee shall act in accordance with the Settlement Facility Agreement. The Trustee shall adopt and act in accordance with Settlement Facility Bylaws. To the extent not inconsistent with the terms of this Settlement Facility Agreement, the Settlement Facility Bylaws shall govern the affairs of the Settlement Facility. In the event of an inconsistency between the Settlement Facility Bylaws and this Settlement Facility Agreement, this Settlement Facility Agreement shall govern.
(b)    The Trustee shall (i) timely file income tax and other returns and statements and shall timely pay all taxes required to be paid by the Settlement Facility, (ii) comply with all applicable reporting and withholding obligations, (iii) satisfy all requirements necessary to qualify and maintain qualification of the Settlement Facility as a qualified settlement fund within the meaning of the QSF Regulations, and (iv) take no action that could cause the Settlement Facility to fail to qualify as a qualified settlement fund within the meaning of the QSF Regulations.
(c)    The Trustee shall timely account to the Bankruptcy Court as follows:
(i)    The Trustee shall cause to be prepared and filed with the Bankruptcy Court, as soon as available, and in any event within one hundred and twenty (120) days following the end of each fiscal year, an annual report (the “Annual Report”) containing financial statements of the Settlement Facility

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(including, without limitation, a balance sheet of the Settlement Facility as of the end of such fiscal year and a statement of operations for such fiscal year) audited by a firm of independent certified public accountants selected by the Trustee and accompanied by an opinion of such firm as to the fairness of the financial statements’ presentation of the cash and investments available for the payment of claims and as to the conformity of the financial statements with generally accepted accounting principles. The Trustee shall provide a copy of such Annual Report to the CAC and the FCR when such report is filed with the Bankruptcy Court.
(ii)    Simultaneously with the filing of the Annual Report, the Trustee shall cause to be prepared and filed with the Bankruptcy Court a report containing a summary regarding the number and type of claims disposed of during the period covered by the financial statements. The Trustee shall provide a copy of such report to the CAC and the FCR when such report is filed.
(iii)    All materials required to be filed with the Bankruptcy Court by this Section 2.2(c) shall be available for inspection by the public in accordance with procedures established by the Bankruptcy Court.
(d)    The Trustee shall cause to be prepared as soon as practicable prior to the commencement of each fiscal year a budget and cash flow projections covering such fiscal year and the succeeding four fiscal years. The budget and cash flow projections shall include a determination of the Maximum Annual Payment pursuant to Section 2.3 of the CRP, and the Claims Payment Ratio pursuant to Section 2.4 of the CRP. The Trustee shall provide a copy of the budget and cash flow projections to the CAC and the FCR.
(e)    The Trustee shall consult with the CAC and the FCR (i) on the general implementation and administration of the Settlement Facility; (ii) on the general implementation and administration of the CRP; and (iii) on such other matters as may be required under this Settlement Facility Agreement and the CRP.

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(f)    The Trustee shall be required to obtain the consent of both the CAC and the FCR pursuant to the Consent Process set forth in Section 5.7(b) and 6.6(b) below, in addition to any other instances elsewhere enumerated in the CRP or elsewhere, in order:
(i)to increase the Maximum Annual Payment or the Maximum Settlement Values described in Section 2.3 of the CRP;
(ii)to change the Claims Payment Ratio described in Section 2.4 of the CRP in the event that the requirements for such a change as set forth in said provision have been met;
(iii)to terminate the Settlement Facility pursuant to Section 7.2 below;
(iv)to amend the filing fees described in Section 8.2 of the CRP;
(v)to increase the Medical Information Factors set forth in Appendix I (I.B.1) to the CRP;
(vi)to establish an Extraordinary Claims Panel pursuant to Appendix II to the CRP;
(vii)to change the form of release to be provided pursuant to Appendix III to the CRP (furthermore, the Trustee shall be required to obtain the consent of the Reorganized Debtors to change the form of release);
(viii)to settle the liability of any insurer under any insurance policy or legal action related thereto;
(ix)to change the compensation of the FCR, the Delaware Trustee or the Trustee, other than to reflect cost-of-living increases or changes approved by the Bankruptcy Court as otherwise provided herein;
(x)to take actions to minimize any tax on the Asbestos Trust Assets; provided that no such action prevents the Settlement Facility from qualifying as a qualified settlement fund within the meaning of the QSF Regulations or requires an election for the Settlement Facility to be treated as a grantor trust for tax purposes;

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(xi)to adopt the Settlement Facility Bylaws in accordance with Section 2.2(a) above or thereafter to amend the Settlement Facility Bylaws in accordance with the terms thereof;
(xii)to amend any provision of this Settlement Facility Agreement or the CRP, or any appendices thereto, in accordance with the terms thereof; provided, however that the Trustee is not required to obtain the consent of the CAC and the FCR except where required by the CRP;
(xiii)to vote any equity interest in, or take any action as an equity holder of, a Reorganized Debtor;
(xiv)to acquire an interest in or to merge any claims resolution organization formed by the Settlement Facility with another claims resolution organization that is not specifically created by this Settlement Facility Agreement or the CRP, or to contract with another claims resolution organization or other entity that is not specifically created by this Settlement Facility Agreement or the CRP, or permit any other party to join in any claims resolution organization that is formed by the Settlement Facility pursuant to the Settlement Facility Agreement or the CRP; provided that such merger, acquisition, contract or joinder shall not (a) subject the Reorganized Debtors or any Asbestos Protected Party, or any successors in interest thereto, to any risk of having any Claim asserted against it or them, or (b) otherwise jeopardize the validity or enforceability of the Asbestos Channeling Injunction or any other injunction or release issued or granted in favor of any (or all) of the Asbestos Protected Parties in connection with the Plans; and provided further that the terms of such merger will require the surviving organization to make decisions about the allowability and value of claims in accordance with Section 2.3 of the CRP which requires that such decisions be based on the provisions of the CRP;
(xv)to settle any Third Party Causes of Action or legal action related thereto; or
(xvi)to nominate his or her successor pursuant to Section 4.3(a) below.

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(g)    The Trustee shall meet either in person or telephonically with the CAC and the FCR no less often than quarterly. The Trustee shall meet either in person or telephonically in the interim with the CAC and the FCR when so requested by either.
(h)    The Trustee, upon notice from either the CAC or the FCR, if practicable in view of pending business, shall at his or her next meeting with the CAC or the FCR consider issues submitted by the CAC or the FCR.
2.3    Claims Administration. The Trustee shall promptly proceed to implement the CRP. The CAC and the FCR shall not cause or advise the Settlement Facility, the Trustee, the Delaware Trustee, or any of their successors to (i) take any action that is contrary to the CRP or the Settlement Facility Agreement, or (ii) refrain from taking any action that is required to comply with the CRP or the Settlement Facility Agreement.
SECTION III
ACCOUNTS, INVESTMENTS, AND PAYMENTS
3.1    Accounts.
(a)    The Trustee may, from time to time, create such accounts and reserves within the Settlement Facility estate as he or she may deem necessary, prudent, or useful in order to provide for the payment of expenses and payment of Claims and may, with respect to any such account or reserve, restrict the use of monies therein.
(b)    The Trustee shall include a reasonably detailed description of the creation of any account or reserve in accordance with this Section 3.1 and, with respect to any such account, the transfers made to such account, the proceeds of or earnings on the assets held in each such account and the payments from each such account in the accounts to be filed with the Bankruptcy Court and provided to the CAC and the FCR pursuant to Section 2.2(c)(i) above.

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3.2    Investments. Investment of monies held in the Settlement Facility shall be administered in the manner consistent with the standards set forth in the Uniform Prudent Investor Act, subject to the following limitations and provisions:
(a)    The Settlement Facility may invest in equity securities only through diversified equity portfolios whose benchmark is a broad equity market index such as, but not limited to, the S&P 500 Index, Russell 1000 Index, S&P ADR Index or MSCI EAFE Index. The Settlement Facility shall not acquire, directly or indirectly, equity in any entity (other than Reorganized GST or Reorganized Garrison or any successor thereto) or business enterprise if, immediately following such acquisition, the Settlement Facility would hold more than 5% of the equity in such entity or business enterprise. The Settlement Facility shall not hold, directly or indirectly, more than 5% of the equity in any entity or business enterprise, excluding a Reorganized GST or Reorganized Garrison or any successor thereto.
(b)    The Settlement Facility shall not acquire or hold any long-term debt securities unless (i) such securities are Asbestos Trust Assets under the Plan, (ii) such securities are rated “Baa” or higher by Moody’s, “BBB” or higher by Standard & Poor’s (“S&P’s”), or have been given an equivalent investment grade rating by another nationally recognized statistical rating agency, or (iii) such securities have been issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof. This restriction does not apply to any pooled investment vehicles where pooled assets receive an investment grade rating by a nationally recognized rating agency.
(c)    The Settlement Facility shall not acquire or hold for longer than ninety (90) days any commercial paper unless such commercial paper is rated “Prime‑1” or higher by Moody’s or “A‑1” or higher by S&P’s, or has been given an equivalent rating by another nationally recognized statistical rating agency.
(d)    The Settlement Facility shall not acquire any debt securities or other debt instruments issued by any entity if, following such acquisition, the aggregate market value of all such debt securities and/or other debt instruments issued by such entity held by the Settlement Facility would exceed 5% of the

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then current aggregate value of the Settlement Facility’s assets. There is no limitation on holding debt securities or other debt instruments issued or fully guaranteed as to principal and interest by the United States of America or any agency or instrumentality thereof.
(e)    The Settlement Facility shall not acquire or hold any certificates of deposit unless all publicly held, long-term debt securities, if any, of the financial institution issuing the certificate of deposit and the holding company, if any, of which such financial institution is a subsidiary, meet the standards set forth in Section 3.2(b) above.
(f)    The Settlement Facility shall not acquire or hold any repurchase obligations unless, in the opinion of the Trustee, they are adequately collateralized.
(g)    The Settlement Facility may allow its investment managers to acquire or hold derivative instruments prudently, including, without limitation, options, futures and swaps in the normal course of portfolio management. Specifically, the Settlement Facility may acquire or hold derivatives to help manage or mitigate portfolio risk, including, without limitation, interest rate risk and equity market risk. Using derivative instruments to leverage a portfolio to enhance returns (at a much greater risk to the portfolio) is prohibited.
(h)    The Settlement Facility may lend securities on a short-term basis, subject to adequate, normal and customary collateral arrangements, and all applicable federal and state regulations governing securities lending practices.
(i)    Notwithstanding (a) above, the Settlement Facility may acquire and hold an equity interest in a claims resolution organization without limitation as to the size of the equity interest acquired and held if prior to such acquisition, the Settlement Facility complies with the provisions of Section 2.2(f)(xiv) hereof with respect to the acquisition.
3.3    Source of Payments.
(a)    All Settlement Facility expenses and payments and all liabilities with respect to Claims shall be payable solely by the Trustee out of the Asbestos Trust Assets. Neither the Debtors or the

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Reorganized Debtors, their subsidiaries, any successor in interest, the present or former directors, officers, employees or agents of the Debtors or the Reorganized Debtors, the Asbestos Protected Parties, nor the Trustee, the CAC or the FCR, or any of their officers, agents, advisors, or employees, shall be liable for the payment of any Settlement Facility expense or any other liability of the Settlement Facility, except to the extent provided in the Plan or Plan Documents.
(b)    The Trustee shall include a reasonably detailed description of any payments made in accordance with this Section 3.3 in the Annual Report.
SECTION IV
TRUSTEE; DELAWARE TRUSTEE
4.1    Number. In addition to the Delaware Trustee appointed pursuant to Section 4.11, there shall be one (1) Trustee who shall initially be the person named on the signature page hereof.
4.2    Term of Service.
(a)    Subject to the other provisions of this Section IV, the initial Trustee shall serve from the Effective Date until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 4.2(b) below, (iii) his or her removal pursuant to Section 4.2(c) below, or (iv) the termination of the Settlement Facility pursuant to Section 7.2 below.
(b)    The Trustee may resign at any time by written notice to the CAC and the FCR. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.
(c)    Following consultation and discussion between the CAC and the FCR, the Trustee may be removed at the recommendation of the CAC and/or the FCR with the approval of the Bankruptcy Court in the event that he or she becomes unable to discharge his or her duties hereunder due to accident or physical or mental deterioration or for other good cause. Good cause shall be deemed to include, without limitation, any substantial failure to comply with the general administration provisions of Section 2.2 above,

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a consistent pattern of neglect and failure to perform or participate in performing the duties of the Trustee hereunder, or repeated non-attendance at scheduled meetings. Such removal shall require the approval of the Bankruptcy Court and shall take effect at such time as the Bankruptcy Court shall determine.
4.3    Appointment of Successor Trustee.
(a)    Within six months of taking office, the Trustee shall nominate his or her successor, subject to the consent of both the CAC and the FCR.
(b)    After this initial nomination, the Trustee may change his or her designated successor at any time, subject to the consent of both the CAC and the FCR.
(c)    A vacancy caused by death or resignation of the Trustee shall be filled with the individual nominated prior to the effective date of the resignation or death by the resigning or deceased Trustee provided the CAC and the FCR have consented (or do at that time consent) to such successor’s nomination. A vacancy caused by either (i) the removal of the Trustee or (ii) the resignation or death of the Trustee if the resigning or deceased Trustee did not designate a successor (or if the CAC and FCR did not consent to such successor designee) shall be filled with an individual selected and agreed to by the CAC and the FCR; provided, however, that if the CAC and the FCR cannot agree on the successor Trustee, the Bankruptcy Court shall make the appointment.
(d)    Immediately upon the appointment of any successor Trustee, all rights, titles, duties, powers and authority of the predecessor Trustee hereunder shall be vested in, and undertaken by, the successor Trustee without any further act. No successor Trustee shall be liable personally for any act or omission of his or her predecessor Trustee.
(e)    Each successor Trustee shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 4.2(b) above, (iii) his or her removal pursuant to Section 4.2(c) above, or (iv) the termination of the Settlement Facility pursuant to Section 7.2 below.
4.4    Liability of Trustee, Members of the CAC and the FCR. The Trustee, the members of the CAC and the FCR shall not be liable to the Settlement Facility, to any individual holding an asbestos

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claim, or to any other person, except for such individual’s own breach of trust committed in bad faith or willful misconduct.
4.5    Compensation and Expenses of Trustee.
(a)    The Trustee shall receive a retainer from the Settlement Facility for his or her service as a Trustee in the amount of $[TBD] per annum, which amount shall be payable in quarterly installments. In addition, for all time expended attending Settlement Facility meetings, preparing for such meetings, and working on authorized special projects, the Trustee shall receive the sum of $[TBD] per hour, and the sum of $[TBD] per hour for non-working travel time, in both cases computed on a quarter-hour basis. The Trustee shall record all hourly time to be charged to the Settlement Facility on a daily basis. The compensation payable to the Trustee hereunder shall be reviewed every year by the Trustee and, after consultation with the members of the CAC and the FCR, appropriately adjusted for yearly inflation based on the Consumer Price Index for Urban Wage Earners and Clerical Workers published by the United States Department of Labor, Bureau of Labor Statistics. Any other changes in compensation of the Trustees shall be made subject to the approval of the Bankruptcy Court. The Delaware Trustee shall be paid such compensation as is agreed to pursuant to a separate fee agreement.
(b)    The Settlement Facility will promptly reimburse the Trustee and the Delaware Trustee for all reasonable out-of-pocket costs and expenses incurred by the Trustee or the Delaware Trustee in connection with the performance of their duties hereunder.
(c)    The Settlement Facility shall include a description of the amounts paid under this Section 4.5 in the Annual Report.
4.6    Indemnification.
(a)    The Settlement Facility shall indemnify and defend the Trustee, the members of the CAC, the FCR and the FCR’s counsel in the performance of their duties hereunder to the fullest extent that a statutory trust organized under the laws of the State of Delaware is entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages or losses incurred by them in the

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performance of their duties hereunder or in connection with activities undertaken by them prior to the Effective Date in connection with the formation, establishment or funding of the Settlement Facility. The Settlement Facility may indemnify any of the other Additional Indemnitees in the performance of their duties hereunder to the fullest extent that a statutory trust organized under the laws of the State of Delaware is from time to time entitled to indemnify and defend such persons against any and all liabilities, expenses, claims, damages, or losses incurred by them in the performance of their duties hereunder or in connection with activities undertaken by them prior to the Effective Date in connection with the formation, establishment or funding of the Settlement Facility. Notwithstanding the foregoing, but subject to Subsections (b) and (c) of this Section 4.6, no individual shall be indemnified or defended in any way for any liability, expense, claim, damage, or loss for which he or she is ultimately liable under Section 4.4 above.
(b)    Reasonable expenses, costs and fees (including attorneys’ fees and costs) incurred by or on behalf of the Trustee, a member of the CAC, the FCR or an Additional Indemnitee in connection with any action, suit, or proceeding, whether civil, administrative or arbitrative, from which they are indemnified by the Settlement Facility pursuant to Section 4.6(a) above, shall be paid by the Settlement Facility in advance of the final disposition thereof upon receipt of an undertaking, by or on behalf of the Trustee, the members of the CAC, the FCR or Additional Indemnitee, to repay such amount in the event that it shall be determined ultimately by final order that such Trustee, member of the CAC, FCR or Additional Indemnitee is not entitled to be indemnified by the Settlement Facility.
(c)    The Trustee may purchase and maintain reasonable amounts and types of insurance on behalf of an individual who is or was the Trustee, member of the CAC, the FCR or Additional Indemnitee, including against liability asserted against or incurred by such individual in that capacity or arising from his or her status as the Trustee, member of the CAC, the FCR, an officer or an employee of the Settlement Facility, or an advisor, consultant or agent of the Settlement Facility, the CAC or the FCR.
(d)    On the Effective Date, the Settlement Facility shall assume the Debtors’ indemnification obligations to the Indemnified Parties identified in paragraph 5 of the Bankruptcy Court’s

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Order Granting Debtors’ Motion for Appointment of Joseph W. Grier, III as Future Asbestos Claimants’ Representative (Docket No. 512), entered September 16, 2010, and upon such assumption the Debtors will be released of such obligations.
4.7    Lien. The Trustee, members of the CAC, the FCR and Additional Indemnitees shall have a first priority lien upon the Asbestos Trust Assets to secure the payment of any amounts payable to them pursuant to Section 4.6 above.
4.8    Trustee’s Employment of Experts; Delaware Trustee’s Employment of Counsel.
(a)    The Trustee may, but shall not be required to, retain and/or consult with counsel, accountants, appraisers, auditors, forecasters, experts, financial and investment advisors and such other parties deemed by the Trustee to be qualified as experts on the matters submitted to the Trustee (the “Settlement Facility Professionals”), and in the absence of gross negligence, the written opinion of or information provided by any such party deemed by the Trustee to be an expert on the particular matter submitted to such party shall be full and complete authorization and protection in respect of any action taken or not taken by the Trustee hereunder in good faith and in accordance with the written opinion of or information provided by any such party.
(b)    The Delaware Trustee shall be permitted to retain counsel only in such circumstances as are required in the exercise of its duties hereunder, and its compliance with the advice of such counsel shall be full and complete authorization and protection for actions taken or not taken by the Delaware Trustee in good faith in compliance with such advice.
4.9    Trustee’s Independence. The Trustee shall not, during the term of his or her service, hold a financial interest in, act as attorney or agent for, or serve as any other professional for a Reorganized Debtor. Notwithstanding the foregoing, with the consent of the CAC and the FCR, the Trustee may serve, without any additional compensation other than the per diem compensation to be paid by the Settlement Facility pursuant to Section 4.5(a) above, as a director or manager of a Reorganized Debtor and/or its subsidiaries.

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The Trustee shall not act as an attorney for any person who holds an asbestos claim. For the avoidance of doubt, this Section shall not be applicable to the Delaware Trustee.
4.10    Bond. The Trustee and the Delaware Trustee shall not be required to post any bond or other form of surety or security unless otherwise ordered by the Bankruptcy Court.
4.11    Delaware Trustee.
(a)    There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity that has its principal place of business in the State of Delaware, which otherwise meets the requirements of applicable Delaware law and shall act through one or more persons authorized to bind such entity. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 4.11, it shall resign immediately in the manner and with the effect hereinafter specified in Section 4.11(c) below. For the avoidance of doubt, the Delaware Trustee will only have such rights and obligations as are expressly provided by reference to the Delaware Trustee hereunder.
(b)    The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Trustee set forth herein. The Delaware Trustee shall be one of the trustees of the Settlement Facility for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Act and for taking such actions as are required to be taken by a Delaware Trustee under the Act. The duties (including fiduciary duties), liabilities and obligations of the Delaware Trustee shall be limited to (i) accepting legal process served on the Settlement Facility in the State of Delaware and (ii) executing of any certificates required to be filed with the Secretary of State of the State of Delaware that the Delaware Trustee is required to execute under Section 3811 of the Act. There shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee.
(c)    The Delaware Trustee shall serve until such time as the Trustee removes the Delaware Trustee or the Delaware Trustee resigns and a successor Delaware Trustee is appointed by the

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Trustee in accordance with the terms of Section 4.11(d) below. The Delaware Trustee may resign at any time upon the giving of at least sixty (60) days advance written notice to the Trustee; provided, that such resignation shall not become effective unless and until a successor Delaware Trustee shall have been appointed by the Trustee in accordance with Section 4.11(d) below. If the Trustee does not act within such 60-day period, the Delaware Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.
(d)    Upon the resignation or removal of the Delaware Trustee, the Trustee shall appoint a successor Delaware Trustee by delivering a written instrument to the outgoing Delaware Trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Delaware Trustee to the outgoing Delaware Trustee and the Trustee and any fees and expenses due to the outgoing Delaware Trustee are paid. Following compliance with the preceding sentence, the successor Delaware Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Delaware Trustee under this Settlement Facility Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under this Settlement Facility Agreement.
4.12    Medicare Obligations.
(a)    It is the position of the parties to this Settlement Facility Agreement that the Asbestos Protected Parties will have no reporting obligations in respect of their contributions to the Settlement Facility, or in respect of any payments, settlements, resolutions, awards, or other claim liquidations by the Settlement Facility, under the reporting provisions of 42 U.S.C. §1395y et seq. or any other similar statute or regulation, and any related rules, regulations, or guidance issued in connection therewith or relating thereto (“MSPA”), including Section 111 of the Medicare, Medicaid, and SCHIP Extension Act of 2007 (P. L. 110-173), or any other similar statute or regulation, and any related rules, regulations, or guidance issued in connection therewith or relating thereto (“MMSEA”). Unless and until there is definitive regulatory, legislative, or

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judicial authority (as embodied in a final non-appealable decision from the United States Court of Appeals for the Fourth Circuit or the United States Supreme Court), or a letter from the Secretary of Health and Human Services confirming that the Asbestos Protected Parties have no reporting obligations under MMSEA with respect to any settlements, payments, or other awards made by the Settlement Facility or with respect to contributions the Asbestos Protected Parties have made or will make to the Settlement Facility, the Settlement Facility shall, at its sole expense, in connection with the implementation of the Plan, act as a reporting agent for the Asbestos Protected Parties, and shall timely submit all reports that would be required to be made by any of the Asbestos Protected Parties under MMSEA on account of any claims settled, resolved, paid, or otherwise liquidated by the Settlement Facility or with respect to contributions to the Settlement Facility, including, but not limited to, reports that would be required if the Asbestos Protected Parties were otherwise found to have MMSEA reporting requirements. The Settlement Facility, in its role as reporting agent for the Asbestos Protected Parties, shall follow all applicable guidance published by the Centers for Medicare & Medicaid Services of the United States Department of Health and Human Services and/or any other agent or successor entity charged with responsibility for monitoring, assessing, or receiving reports made under MMSEA (collectively, “CMS”) to determine whether or not, and, if so, how, to report to CMS pursuant to MMSEA.
(b)    As long as the Settlement Facility is required to act as a reporting agent for any Asbestos Protected Party pursuant to the provisions of Section 4.12(a) above, the Settlement Facility shall within ten (10) business days following the end of each calendar quarter, provide a written certification to the party designated in writing by each Asbestos Protected Party for which the Settlement Facility is required to act as reporting agent, confirming that all reports to CMS required by Section 4.12(a) above have been submitted in a timely fashion, and identifying (i) any reports that were rejected or otherwise identified as noncompliant by CMS, along with the basis for such rejection or noncompliance, and (ii) any payments to Medicare benefits recipients or Medicare-eligible beneficiaries that the Settlement Facility did not report to CMS.

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(c)    With respect to any reports rejected or otherwise identified as noncompliant by CMS, the Settlement Facility shall, upon request by an Asbestos Protected Party for which the Settlement Facility is required to act as reporting agent, promptly provide copies of the original reports submitted to CMS, as well as any response received from CMS with respect to such reports; provided, however, that the Settlement Facility may redact from such copies the names, Social Security numbers other than the last four digits, health insurance claim numbers, taxpayer identification numbers, employer identification numbers, mailing addresses, telephone numbers, and dates of birth of the injured parties, claimants, guardians, conservators and/or other personal representatives, as applicable. With respect to any such reports, the Settlement Facility shall reasonably undertake to remedy any issues of noncompliance identified by CMS and resubmit such reports to CMS, and, upon request by an Asbestos Protected Party, provide such Asbestos Protected Party with copies of such resubmissions; provided, however, that the Settlement Facility may redact from such copies the names, Social Security numbers other than the last four digits, health insurance claim numbers, taxpayer identification numbers, employer identification numbers, mailing addresses, telephone numbers, and dates of birth of the injured parties, claimants, guardians, conservators and/or other personal representatives, as applicable. In the event the Settlement Facility is unable to remedy any issues of noncompliance, the provisions of Section 4.12(g) below shall apply.
(d)    As long as the Settlement Facility is required to act as a reporting agent for an Asbestos Protected Party pursuant to Section 4.12(a) above, with respect to each claim of a Medicare benefits recipient or Medicare-eligible beneficiary that was paid by the Settlement Facility and not reported to CMS, the Settlement Facility shall, upon request by such Asbestos Protected Party, promptly provide the claimant’s name, last four digits of the claimant’s Social Security number, the year of the claimant’s birth, the claimants’ asbestos-related disease, and any other information that may be necessary in the reasonable judgment of such Asbestos Protected Party to satisfy its obligations, if any, under MMSEA, as well as the basis for the Settlement Facility’s failure to report the payment. In the event the Asbestos Protected Party informs the Settlement Facility that it disagrees with the Settlement Facility’s decision not to report a claim paid by the

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Settlement Facility, the Settlement Facility shall promptly report the payment to CMS. All documentation relied upon by the Settlement Facility in making a determination that a payment did not have to be reported to CMS shall be maintained for a minimum of six years following such determination. The Asbestos Protected Parties shall keep any information and documents received from the Settlement Facility pursuant to this Section 4.12(d) confidential and shall not use such information for any purpose other than meeting obligations under MSPA and/or MMSEA.
(e)    As long as the Settlement Facility is required to act as a reporting agent for any Asbestos Protected Party pursuant to Section 4.12(a) above, the Settlement Facility shall make the reports and provide the certifications required by Section 4.12(a) and (b) above until such time as the Asbestos Protected Party shall determine, in its reasonable judgment, that it has no further legal obligation under MMSEA or otherwise to report any settlements, resolutions, payments, or liquidation determinations made by the Settlement Facility or contributions to the Settlement Facility. Furthermore, following any permitted cessation of reporting, or if reporting has not previously commenced due to the satisfaction of one or more of the conditions set forth in Section 4.12(a) above, and if the Asbestos Protected Party reasonably determines, based on subsequent legislative, administrative, regulatory, or judicial developments, that reporting is required, then the Settlement Facility shall promptly perform its obligations under Section 4.12(a) and (b) above.
(f)    Section 4.12(a) above is intended to be purely prophylactic in nature, and does not imply, and shall not constitute an admission, that any Asbestos Protected Party is, in fact, an “applicable plan” within the meaning of MMSEA, or that any Asbestos Protected Party has a legal obligation to report any actions undertaken by the Settlement Facility or contributions to the Settlement Facility under MMSEA or any other statute or regulation.
(g)    In the event that CMS concludes that reporting done by the Settlement Facility in accordance with Section 4.12(a) above is or may be deficient in any way, and has not been corrected to the satisfaction of CMS in a timely manner, or if CMS communicates to the Settlement Facility or any of the

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Asbestos Protected Parties a concern with respect to the sufficiency or timeliness of such reporting, or there appears to an Asbestos Protected Party a reasonable basis for a concern with respect to the sufficiency or timeliness of such reporting or non-reporting based upon the information received pursuant to Section 4.12(b), (c) or (d) above, or other credible information, then each Asbestos Protected Party shall have the right to submit its own reports to CMS under MMSEA, and the Settlement Facility shall provide in a timely manner to any Asbestos Protected Party that elects to file its own reports such information as the electing Asbestos Protected Party may require in order to comply with MMSEA, including, without limitation, the full reports filed by the Settlement Facility pursuant to Section 4.12(a) above without any redactions. Such Asbestos Protected Party shall keep any information it receives from the Settlement Facility pursuant to this Section 4.12(g) confidential and shall not use such information for any purpose other than meeting obligations under MSPA and/or MMSEA.
(h)    Notwithstanding any other provision hereof, if the Settlement Facility is required to act as a reporting agent for any of the Asbestos Protected Parties pursuant to the provisions contained herein, then such Asbestos Protected Parties shall take all steps necessary and appropriate as required by CMS to permit any reports contemplated by this Section 4.12 to be filed. Furthermore, until an Asbestos Protected Party provides the Settlement Facility with any necessary information regarding that Asbestos Protected Party’s identifying information that may be required by CMS’s Coordination of Benefits Contractor to effectuate reporting, the Settlement Facility shall have no obligation to report under Section 4.12(a) above with respect to any such entity that has not provided such information and the Settlement Facility shall have no indemnification obligation under Subsection (j) of this Section 4.12 to such Asbestos Protected Party for any penalty, interest, or sanction that may arise solely on account of the Asbestos Protected Party’s failure to timely provide such information to the Settlement Facility in response to a timely request by the Settlement Facility for such information.
(i)    The Trustee shall obtain prior to remittance of funds to claimants’ counsel or to the claimant, if pro se, in respect of any Claim a certification from the claimant to be paid that said claimant has

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or will provide for the payment and/or resolution of any obligations owing or potentially owing under MSPA in connection with, or relating to, such Claim which certification shall acknowledge that the Asbestos Protected Parties also are beneficiaries of such certification. The Settlement Facility shall provide a quarterly certification of its compliance with the terms of the immediately preceding sentence to the party designated in writing by each Asbestos Protected Party for which the Settlement Facility is required to act as reporting agent, and shall permit reasonable audits by such Asbestos Protected Parties, no more often than quarterly, to confirm the Settlement Facility’s compliance with this Section 4.12(i) during which Asbestos Protected Party may request copies of claimant certifications. For the avoidance of doubt, the Settlement Facility shall be obligated to comply with the requirements of this Section 4.12(i) regardless of whether an Asbestos Protected Party elects to file its own reports under MMSEA pursuant to Section 4.12(g) above. The Asbestos Protected Parties shall keep any information and documents received from the Settlement Facility pursuant to this Section 4.12(i) confidential and shall not use such information for any purpose other than meeting obligations under MSPA and/or MMSEA.
(j)    Except as expressly provided elsewhere in this Settlement Facility Agreement, the Settlement Facility shall defend, indemnify, and hold harmless an Asbestos Protected Party with respect to any Claim against such Asbestos Protected Party in respect of Medicare claims reporting and payment obligations in connection with Claims, including any obligations owing or potentially owing under MMSEA or MSPA in connection therewith, or relating thereto and any penalty, interest, or sanction. The foregoing indemnification obligation of the Settlement Facility is a direct obligation of the Settlement Facility and is not subject to application of any payment percentage or other reduction.
SECTION V
CLAIMANT ADVISORY COMMITTEE
5.1    Members. The CAC shall consist of nine (9) members, who shall initially be the persons named on the signature page hereof.

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5.2    Duties. The members of the CAC shall serve in a fiduciary capacity representing all holders of present Claims. The Trustee must consult with the CAC on matters identified in Section 2.2(e) above and in other provisions herein, and must obtain the consent of the CAC on matters identified in Section 2.2(f) above. Where provided in the CRP, certain other actions by the Trustee are also subject to the consent of the CAC.
5.3    Term of Office.
(a)    The initial members of the CAC appointed in accordance with Section 5.1 above shall serve staggered terms of three (3), four (4), or five (5) years shown on the signature pages hereof. Thereafter, each term of office shall be five (5) years. Each member of the CAC shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 5.3(b) below, (iii) his or her removal pursuant to Section 5.3(c) below, (iv) the end of his or her term as provided above, or (v) the termination of the Settlement Facility pursuant to Section 7.2 below.
(b)    A member of the CAC may resign at any time by written notice to the other members of the CAC, the Trustee and the FCR. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.
(c)A member of the CAC may be removed only by the Bankruptcy Court and only in the event that he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or engages in a consistent pattern of neglect and failure to perform or to participate in performing the duties of such member hereunder, such as repeated non-attendance at scheduled meetings, or for other good cause. Such removal shall be made at the recommendation of the remaining members of the CAC with the approval of the Bankruptcy Court.
5.4    Appointment of Successor.
(a)    If, prior to the termination of service of a member of the CAC other than as a result of removal, he or she has designated in writing an individual to succeed him or her as a member of the CAC, such individual shall be his or her successor. Prior to the expiration of a term, a member of the CAC may

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reappoint himself or herself as a successor. If such member of the CAC did not reappoint himself or herself or designate an individual to succeed him or her prior to the termination of his or her service as contemplated above, such member’s law firm may designate his or her successor. If (i) a member of the CAC did not reappoint himself or herself or designate an individual to succeed him or her prior to the termination of his or her service and such member’s law firm does not designate his or her successor as contemplated above or (ii) he or she is removed pursuant to Section 5.3(c) above, his or her successor shall be appointed by a majority of the remaining members of the CAC or, if such members cannot agree on a successor, the Bankruptcy Court. Nothing in this Agreement shall prevent the reappointment of an individual serving as a member of the CAC for an additional term or terms, and there shall be no limit on the number of terms that a CAC member may serve.
(b)    Each successor CAC member shall serve until the earlier of (i) the end of the full term of five (5) years for which he or she was appointed if his or her immediate predecessor member of the CAC completed his or her term, (ii) the end of the term of the member of the CAC whom he or she replaced if his or her predecessor member did not complete such term, (iii) his or her death, (iv) his or her resignation pursuant to Section 5.3(b) above, (v) his or her removal pursuant to Section 5.3(c) above, or (vi) the termination of the Settlement Facility pursuant to Section 7.2 below.
5.5    CAC’s Employment of Professionals.
(a)    The CAC may but is not required to retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the CAC to be qualified as experts on matters submitted to the CAC (the “CAC Professionals”). The CAC and the CAC Professionals shall at all times have complete access to the Settlement Facility’s officers, employees and agents, as well as to the Settlement Facility Professionals, and shall also have complete access to all non-privileged information generated by them or otherwise available to the Settlement Facility or the Trustee provided that the provision of any information by the Settlement Facility Professionals to the CAC or the CAC Professionals shall not constitute a waiver of any applicable privilege, and that the

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information provided to the CAC members shall not provide them an unfair advantage in filing Claims compared to other claimants’ counsel. In the absence of gross negligence, the written opinion of or information provided by any CAC Professional or Settlement Facility Professional deemed by the CAC to be qualified as an expert on the particular matter submitted to the CAC shall be full and complete authorization and protection in support of any action taken or not taken by the CAC in good faith and in accordance with the written opinion of or information provided by the CAC Professional or Settlement Facility Professional.
(b)    The Settlement Facility shall promptly reimburse the CAC for, or pay directly if so instructed, all reasonable fees and costs associated with the CAC’s employment of legal counsel and, if the CAC deems necessary, a claims forecasting expert, pursuant to Section 5(a) hereof in connection with the CAC’s performance of its duties hereunder.
(c)    The Settlement Facility shall promptly reimburse the CAC for, or pay directly if so instructed, all reasonable fees and costs associated with the CAC’s employment of any other CAC Professional pursuant to Section 5(a) hereof in connection with the CAC’s performance of its duties hereunder; provided, however, that (i) the CAC has first submitted to the Settlement Facility a written request for such reimbursement setting forth the reasons (A) why the CAC desires to employ such CAC Professional, and (B) why the CAC cannot rely on Settlement Facility Professionals to meet the need of the CAC for such expertise or advice, and (ii) the Settlement Facility has approved the CAC’s request for reimbursement in writing. If the Settlement Facility agrees to pay for the CAC Professional, such reimbursement shall be treated as a Settlement Facility expense. If the Settlement Facility declines to pay for the CAC Professional, it must set forth its reasons for so doing in writing. If the CAC still desires to employ the CAC Professional at the Settlement Facility’s expense, the CAC and/or the Trustee shall resolve their dispute pursuant to Section 7.13 below.
5.6    Compensation and Expenses of the CAC.
(a)    The members of the CAC shall receive no compensation from the Settlement Facility for their services as CAC members. The Settlement Facility shall promptly reimburse the members of the

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CAC for, or pay directly if so instructed, all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder. Such reimbursement or direct payment shall be deemed a Settlement Facility expense. The Settlement Facility shall include a description of the amounts paid under this Section 5.6 in the Annual Report to be filed with the Bankruptcy Court and provided to the FCR and the CAC pursuant to Section 2.2(c)(i).
5.7    Procedures for Consultation with and Obtaining the Consent of the CAC.
(a)    Consultation Process.
(i)In the event the Trustee is required to consult with the CAC pursuant to Section 2.2(e) above or on other matters as provided herein, the Trustee shall provide the CAC with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustee shall also provide the CAC with such reasonable access to the Settlement Facility Professionals and other experts retained by the Settlement Facility and its staff (if any) as the CAC may reasonably request during the time when the Trustee is considering such matter, and shall also provide the CAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustee.
(ii)In determining when to take definitive action on any matter subject to the consultation procedures set forth in this Section 5.7(a), the Trustee shall take into consideration the time required for the CAC, if its members so wish, to engage and consult with its own independent advisor(s) as to such matter. In any event, the Trustee shall not take definitive action on any such matter until at least thirty (30) days after providing the CAC with the initial written notice that such matter is under consideration by the Trustee, unless such time period is waived by the CAC.
(b)    Consent Process.
(i)    In the event the Trustee is required to obtain the consent of the CAC pursuant to Section 2.2(f) above, the Trustee shall provide the CAC with a written notice stating that its consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustee

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proposes to take, and explaining in detail the reasons why the Trustee desires to take such action. The Trustee shall provide the CAC as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustee shall also provide the CAC with such access to the Settlement Facility Professionals and other experts retained by the Settlement Facility and its staff (if any) as the CAC may reasonably request during the time when the Trustee is considering such action, and shall also provide the CAC the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustee.
(ii)    The CAC must consider in good faith and in a timely fashion any request for its consent by the Trustee, and must in any event advise the Trustee in writing of its consent or its objection to the proposed action within thirty (30) days of receiving the original request for consent from the Trustee. The CAC may not withhold its consent unreasonably. If the CAC decides to withhold its consent, it must explain in detail its objections to the proposed action. If the CAC does not advise the Trustee in writing of its consent or its objections to the action within thirty (30) days of receiving notice regarding such request, the CAC’s consent to the proposed actions shall be deemed to have been affirmatively granted.
(iii)If, after following the procedures specified in this Section 5.7(b), the CAC continues to object to the proposed action and to withhold its consent to the proposed action, the Trustee and the CAC shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the reasonableness of the CAC’s objection and withholding of its consent shall be on the CAC.
(iv)    The procedures specified in this Section 5.7(b) shall apply to disputes regarding changes in the Maximum Annual Payment and the Maximum Settlement Values for which the consent of the CAC is required pursuant to Section 2.3 of the CRP.

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SECTION VI
THE FUTURE CLAIMANTS’ REPRESENTATIVE
6.1    Duties. The initial FCR shall be the individual identified on the signature pages hereto. He shall serve in a fiduciary capacity, representing the interests of the holders of future Claims for the purpose of protecting the rights of such persons. The Trustee must consult with the FCR on matters identified in Section 2.2(e) above and on certain other matters provided herein, and must obtain the consent of the FCR on matters identified in Section 2.2(f) above. Where provided in the CRP, certain other actions by the Trustee are also subject to the consent of the FCR.
6.2    Term of Office.
(a)    The FCR shall serve until the earlier of (i) his or her death, (ii) his or her resignation pursuant to Section 6.2(b) below, (iii) his or her removal pursuant to Section 6.2(c) below, or (iv) the termination of the Settlement Facility pursuant to Section 7.2 below.
(b)    The FCR may resign at any time by written notice to the Trustee. Such notice shall specify a date when such resignation shall take effect, which shall not be less than ninety (90) days after the date such notice is given, where practicable.
(c)    The FCR may only be removed by the Bankruptcy Court, and only in the event he or she becomes unable to discharge his or her duties hereunder due to accident, physical deterioration, mental incompetence, or engages in a consistent pattern of neglect and failure to perform or to participate in performing the duties hereunder, such as repeated non-attendance at scheduled meetings, or for other good cause.
6.3    Appointment of Successor. A vacancy caused by death or resignation shall be filled with an individual nominated by the resigning or deceased FCR prior to the effective date of the resignation or the death, and a vacancy caused by removal of the FCR shall be filled with an individual nominated by the Trustee in consultation with the CAC, subject, in each case, to the approval of the Bankruptcy Court. With

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respect to a vacancy caused by death or resignation, if the resigning or deceased FCR did not nominate an individual to fill the vacancy prior to the effective date of the resignation or the date of death, the vacancy shall be filled with an individual nominated by the Trustee in consultation with the CAC, subject to the approval of the Bankruptcy Court.
6.4    Future Claimants’ Representative’s Employment of Professionals.
(a)The FCR may, but is not required to, retain and/or consult counsel, accountants, appraisers, auditors, forecasters, experts, and financial and investment advisors, and such other parties deemed by the FCR to be qualified as experts on matters submitted to the FCR (the “FCR Professionals”). The FCR and the FCR Professionals shall at all times have complete access to the Settlement Facility’s officers, employees and agents, as well as to the Settlement Facility Professionals, and shall also have complete access to all non-privileged information generated by them or otherwise available to the Settlement Facility or the Trustee provided that any information provided by the Settlement Facility Professionals shall not constitute a waiver of any applicable privilege. In the absence of gross negligence, the written opinion of or information provided by any FCR Professional or Settlement Facility Professional deemed by the FCR to be qualified as an expert on the particular matter submitted to the FCR shall be full and complete authorization and protection in support of any action taken, or not taken, by the FCR in good faith and in accordance with the written opinion of or information provided by the FCR Professional or Settlement Facility Professional.
(b)    The Settlement Facility shall promptly reimburse the FCR for, or pay directly if so instructed, all reasonable fees and costs associated with the FCR’s employment of legal counsel and, if the FCR deems necessary, a claims forecasting expert, pursuant to Section 6(a) hereof in connection with the FCR’s performance of his or her duties hereunder.
(c)    The Settlement Facility shall also promptly reimburse the FCR for, or pay directly if so instructed, all reasonable fees and costs associated with the FCR’s employment of any other FCR Professionals pursuant to Section 6(a) hereof in connection with the FCR’s performance of his or her duties

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hereunder; provided, however, that (i) the FCR has first submitted to the Settlement Facility a written request for such reimbursement setting forth the reasons (A) why the FCR desires to employ the FCR Professional, and (B) why the FCR cannot rely on Settlement Facility Professionals to meet the need of the FCR for such expertise or advice, and (ii) the Settlement Facility has approved the FCR’s request for reimbursement in writing. If the Settlement Facility agrees to pay for the FCR Professional, such reimbursement shall be treated as a Settlement Facility expense. If the Settlement Facility declines to pay for the FCR Professional, it must set forth its reasons in writing. If the FCR still desires to employ the FCR Professional at the Settlement Facility’s expense, the FCR and the Trustee shall resolve their dispute pursuant to Section 7.13 below.
6.5    Compensation and Expenses of the Future Claimants’ Representative. The FCR shall receive compensation from the Settlement Facility in the form of payment at the FCR’s normal hourly rate for services performed. The Settlement Facility shall promptly reimburse the FCR for all reasonable out-of-pocket costs and expenses incurred by the FCR in connection with the performance of his or her duties hereunder. Such reimbursement or direct payment shall be deemed a Settlement Facility expense. The Settlement Facility shall include a description of the amounts paid under this Section 6.5 in the Annual Report to be filed with the Bankruptcy Court and provided to the FCR and the CAC pursuant to Section 2.2(c)(i).
6.6    Procedures for Consultation with and Obtaining the Consent of the Future Claimants’ Representative.
(a)    Consultation Process.
(i)    In the event the Trustee is required to consult with the FCR pursuant to Section 2.2(e) above or on any other matters specified herein, the Trustee shall provide the FCR with written advance notice of the matter under consideration, and with all relevant information concerning the matter as is reasonably practicable under the circumstances. The Trustee shall also provide the FCR with such access to the Settlement Facility Professionals and other experts retained by the Settlement Facility and its staff (if any) as the FCR may reasonably request during the time when the Trustee is considering such matter,

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and shall also provide the FCR the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such matter with the Trustee.
(ii)    In determining when to take definitive action on any matter subject to the consultation process set forth in this Section 6.6(a), the Trustee shall take into consideration the time required for the FCR, if he or she so wishes, to engage and consult with his or her own independent advisor(s) as to such matter. In any event, the Trustee shall not take definitive action on any such matter until at least thirty (30) days after providing the FCR with the initial written notice that such matter is under consideration by the Trustee, unless such period is waived by the FCR.

(b)	Consent Process.
(i)In the event the Trustee is required to obtain the consent of the FCR pursuant to Section 2.2(f) above, the Trustee shall provide the FCR with a written notice stating that his or her consent is being sought pursuant to that provision, describing in detail the nature and scope of the action the Trustee proposes to take, and explaining in detail the reasons why the Trustee desires to take such action. The Trustee shall provide the FCR as much relevant additional information concerning the proposed action as is reasonably practicable under the circumstances. The Trustee shall also provide the FCR with such access to the Settlement Facility Professionals and other experts retained by the Settlement Facility and its staff (if any) as the FCR may reasonably request during the time when the Trustee is considering such action, and shall also provide the FCR the opportunity, at reasonable times and for reasonable periods of time, to discuss and comment on such action with the Trustee.
(ii)    The FCR must consider in good faith and in a timely fashion any request for his or her consent by the Trustee, and must in any event advise the Trustee in writing of his or her consent or objection to the proposed action within thirty (30) days of receiving the original request for consent from the Trustee. The FCR may not withhold his or her consent unreasonably. If the FCR decides to withhold consent, he or she must explain in detail his or her objections to the proposed action. If the FCR does not advise the Trustee in writing of his or her consent or objections to the proposed action within thirty (30) days

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of receiving the notice from the Trustee regarding such consent, the FCR’s consent shall be deemed to have been affirmatively granted.
(c)If, after following the procedures specified in this Section 6.6(b), the FCR continues to object to the proposed action and to withhold his or her consent to the proposed action, the Trustee and the FCR shall resolve their dispute pursuant to Section 7.13. However, the burden of proof with respect to the reasonableness of the FCR’s objection and withholding of his or her consent shall be on the FCR.
(d)    The procedures specified in this Section 6.6(b) shall apply to disputes regarding changes in the Maximum Annual Payment and the Maximum Settlement Values for which the consent of the FCR is required pursuant to Section 2.3 of the CRP.
SECTION VII
GENERAL PROVISIONS
7.1    Irrevocability. To the fullest extent permitted by applicable law, the Settlement Facility is irrevocable.
7.2    Term; Termination.
(a)    The term for which the Settlement Facility is to exist shall commence on the date of the filing of the Certificate of Trust and shall terminate pursuant to the provisions of Section 7.2 below.
(b)    The Settlement Facility shall automatically dissolve on the date (the “Dissolution Date”) ninety (90) days after the first to occur of the following events:
(i)    the date on which the Trustee decides to dissolve the Settlement Facility because (A) he or she deems it unlikely that new asbestos claims will be filed against the Settlement Facility, (B) all Claims duly filed with the Settlement Facility have been liquidated and paid to the extent provided in this Settlement Facility Agreement and the CRP or have been disallowed by a final non-appealable order, to the extent possible based upon the funds available through the Plan, and (C) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the Settlement Facility; or

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(ii)    if the Trustee has procured and has in place irrevocable insurance policies and has established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Settlement Facility in a manner consistent with this Settlement Facility Agreement and the CRP, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or
(iii)    to the extent that any rule against perpetuities shall be deemed applicable to the Settlement Facility, the date on which twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendants of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date hereof.
(c)    On the Dissolution Date or as soon as reasonably practicable, after the wind-up of the Settlement Facility’s affairs by the Trustee and payment of all of the Settlement Facility’s liabilities have been provided for as required by applicable law, including Section 3808 of the Act, all monies remaining in the Settlement Facility estate shall be given to one or more organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) shall be selected by the Trustee using his or her reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) shall be related to the treatment of, research on, or the relief of individuals suffering from asbestos-related lung disease or disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to the Reorganized Debtors within the meaning of section 468B(d)(3) of the Internal Revenue Code. Notwithstanding any contrary provision of the Plan and related documents, this Section 7.2(c) cannot be modified or amended.
(d)    Following the dissolution and distribution of the assets of the Settlement Facility, the Settlement Facility shall terminate and the Trustee shall execute and cause a Certificate of Cancellation of the Certificate of Trust of the Settlement Facility to be filed in accordance with the Act. Notwithstanding anything to the contrary contained in this Settlement Facility Agreement, the existence of the Settlement Facility as a separate legal entity shall continue until the filing of such Certificate of Cancellation.

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7.3    Amendments. The Trustee, after consultation with the CAC and the FCR, and subject to the consent of both the CAC and the FCR, may modify or amend this Settlement Facility Agreement and the Settlement Facility Bylaws, so long as the modifications or amendments do not conflict with the CRP. Section 12.6 of the CRP shall govern amendments to the CRP and its appendices. Any modification or amendment made pursuant to this Article or Section 12.6 of the CRP must be done in writing. Notwithstanding anything contained in this Settlement Facility Agreement or the CRP to the contrary, neither this Settlement Facility Agreement, the Settlement Facility Bylaws, the CRP, nor any document annexed to the foregoing shall be modified or amended in any way that could jeopardize, impair, or modify (i) the applicability of section 524(g) of the Bankruptcy Code to the Plan and the Confirmation Order, (ii) the efficacy or enforceability of the Asbestos Channeling Injunction or any other injunction or release issued or granted in favor of any (or all) of Asbestos Protected Parties in connection with the Plan, or (iii) the Settlement Facility’s qualified settlement fund status under the QSF Regulations.
7.4    Meetings. The Delaware Trustee shall not be required nor permitted to attend meetings relating to the Settlement Facility.
7.5    Severability. Should any provision in this Settlement Facility Agreement be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of this Settlement Facility Agreement.
7.6    Notices. Notices to persons asserting Claims shall be given by first class mail, postage prepaid, at the address of such person, or, where applicable, such person’s legal representative, in each case as provided on such person’s claim form submitted to the Settlement Facility with respect to his or her Claim.
(a)    Any notices or other communications required or permitted hereunder to the following parties shall be in writing and delivered at the addresses designated below, or sent by e-mail or facsimile pursuant to the instructions listed below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished in writing to each of the other parties listed below in compliance with the terms hereof.

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To the Settlement Facility through the Trustee:
[_____________]
To the Delaware Trustee:
Wilmington Trust Company
1100 N. Market Street
Wilmington, DE 19890-1625
Attention: Corporate Custody]
To the CAC:
[__________________________________________]
To the FCR:
Joseph W. Grier, III
Grier Furr & Crisp, PA
101 North Tryon Street, Suite 1240
Charlotte, NC 28246
To the Reorganized Debtors:
Garlock Sealing Technologies, LLC

[__________________________________________]

Garrison Litigation Management Group, Ltd.
[__________________________________________]

OldCo, LLC:
[__________________________________________]

(b)    All such notices and communications if mailed shall be effective when physically delivered at the designated addresses or, if electronically transmitted, when the communication is received at the designated addresses and confirmed by the recipient by return transmission.

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7.7    Successors and Assigns. The provisions of this Settlement Facility Agreement shall be binding upon and inure to the benefit of the Debtors, the Settlement Facility, the Trustee, and the Reorganized Debtors, and their respective successors and assigns, except that neither the Debtors, the Settlement Facility, the Trustee, nor the Reorganized Debtors may assign or otherwise transfer any of its, or their, rights or obligations, if any, under this Settlement Facility Agreement except, in the case of the Settlement Facility and the Trustee, as contemplated by Section 2.1 above.
7.8    Limitation on Claim Interests for Securities Laws Purposes. Claims, and any interests therein (a) shall not be assigned, conveyed, hypothecated, pledged, or otherwise transferred, voluntarily or involuntarily, directly or indirectly, except by will or under the laws of descent and distribution; (b) shall not be evidenced by a certificate or other instrument; (c) shall not possess any voting rights; and (d) shall not be entitled to receive any dividends or interest; provided, however, that clause (a) of this Section 7.8 shall not apply to the holder of a claim that is subrogated to a Claim as a result of its satisfaction of such Claim.
7.9    Entire Agreement; No Waiver. The entire agreement of the parties relating to the subject matter of this Settlement Facility Agreement is contained herein and in the documents referred to herein, and this Settlement Facility Agreement and such documents supersede any prior oral or written agreements concerning the subject matter hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of rights under law or in equity.
7.10    Headings. The headings used in this Settlement Facility Agreement are inserted for convenience only and do not constitute a portion of this Settlement Facility Agreement, nor in any manner affect the construction of the provisions of this Settlement Facility Agreement.
7.11    Governing Law. This Settlement Facility Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware conflict of law principles.

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7.12    Settlors’ Representative and Cooperation. The Debtors are hereby irrevocably designated as the Settlors, and they are hereby authorized to take any action required of the Settlors by the Trustee in connection with the Settlement Facility Agreement. The Reorganized Debtors agree to cooperate in implementing the goals and objectives of this Settlement Facility Agreement.
7.13    Dispute Resolution. Any disputes arising out of or relating to this Settlement Facility Agreement or under the CRP among the parties hereto, including disputes about changes in the Maximum Annual Payment or the Maximum Settlement Values not otherwise subject to the consent provisions set forth in Section 5.7(b) (in the case of the CAC) or Section 6.6(b) (in the case of the FCR), shall be resolved by submission of the matter to an alternative dispute resolution (“ADR”) process mutually agreeable to the parties involved. Should any party to the ADR process be dissatisfied with the decision of the arbitrator(s) that party may apply to the Bankruptcy Court or the District Court for a judicial determination of the matter. Any review conducted by the Bankruptcy Court or the District Court shall be de novo. In any case, if the dispute arose pursuant to the consent provision set forth in Section 5.7(b) (in the case of the CAC) or Section 6.6(b) (in the case of the FCR), the burden of proof shall be on the party or parties who withheld consent to show that the objection was reasonable. Should the dispute not be resolved by the ADR process within thirty (30) days after submission, the parties are relieved of the requirement to pursue ADR prior to application to the Bankruptcy Court or the District Court. If the Trustee determines that the matter in dispute is exigent and cannot await the completion of the ADR process, the Trustee shall have the discretion to opt out of the ADR process altogether at any stage of the process and seek resolution of the dispute in the Bankruptcy Court or the District Court.
7.14    Enforcement and Administration. The provisions of this Settlement Facility Agreement and the CRP attached hereto shall be enforced by the Bankruptcy Court and the District Court pursuant to the Plan. The parties hereby further acknowledge and agree that the Bankruptcy Court and the District Court shall have exclusive jurisdiction over the settlement of the accounts of the Trustee and over any disputes hereunder not resolved by ADR in accordance with Section 7.13 above.

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7.15    Effectiveness. This Settlement Facility Agreement shall not become effective until it has been executed and delivered by all the parties hereto.
7.16    Counterpart Signatures. This Settlement Facility Agreement may be executed in any number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Settlement Facility Agreement this _____ day of ________________________, 2016.

GARLOCK SEALING TECHNOLOGIES, LLC

By:_____________________________________

Title:    _____________________________________

GARRISON LITIGATION MANAGEMENT GROUP, LTD.

By:_____________________________________

Title:_____________________________________

OLDCO, LLC

By:_____________________________________

Title:_____________________________________

[Signature Pages to Settlement Facility Agreement]

TRUSTEE _____________________________________ Name:	ASBESTOS CLAIMANTS COMMITTEE By:_____________________________________ DELAWARE TRUSTEE By:_____________________________________

[Signature Pages to Settlement Facility Agreement]

CLAIMANT ADVISORY COMMITTEE

_____________________________________
Name: Joseph W. Belluck
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

_____________________________________
Name: John D. Cooney
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

_____________________________________
Name: Alan Kellman
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

_____________________________________
Name: Robert E. Paul
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

_____________________________________
Name: Perry Weitz
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

_____________________________________
Name: Perry J. Browder
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

_____________________________________
Name: Steven Kazan
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

_____________________________________
Name: Maura Kolb
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

_____________________________________
Name: Joseph F. Rice
Expiration Date of Initial Term: _____ Anniversary of the date of this Settlement Facility Agreement

FUTURE CLAIMANTS’ REPRESENTATIVE _____________________________________ Joseph W. Grier, III

[Signature Pages to Settlement Facility Agreement]

EXHIBIT H

FORM OF
OPTION AND REGISTRATION RIGHTS AGREEMENT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS OPTION AND REGISTRATION RIGHTS AGREEMENT (this “Option and Registration Rights Agreement”) is dated as of the ____ day of ___________, 20__ and is by and among OldCo, LLC, a North Carolina limited liability company (“Optionor”), EnPro Industries, Inc., a North Carolina corporation (“EnPro”), and the GST Settlement Facility, a Delaware statutory trust (the “Asbestos Trust”).

WHEREAS, this Option and Registration Rights Agreement is being entered into pursuant to the terms of the Joint Plan of Reorganization of Garlock Sealing Technologies LLC, et al. and OldCo, LLC (the “Joint Plan”) in Case No. 10-BK-31607 pending before the United States Bankruptcy Court for the Western District of North Carolina (Charlotte Division) (the “Bankruptcy Court”) which was confirmed by the Bankruptcy Court on [__________ __], 20[__] [date of confirmation to be inserted here];

WHEREAS, this Option and Registration Rights Agreement is being entered into by the parties hereto as of the Effective Date of the Joint Plan, as required under Section 7.3.2 of the Joint Plan;

NOW, THEREFORE, pursuant to the requirements of Section 7.3.2 of the Joint Plan, the parties hereto hereby agree as follows:

Article I
Option; Call Right; Put Right

1.1    Grant of Option. Optionor hereby grants to the Asbestos Trust, on the terms and conditions set forth herein, the right to purchase from the Optionor for an aggregate purchase price of $1.00 in cash the Subject Shares (as such term is defined herein). Such right to purchase the Subject Shares on the terms and conditions set forth herein is referred to as the “Option.”

(a)    As used herein, the term “Subject Shares” shall mean shares of EnPro Common Stock equal in a number (with any fraction of a share rounded up to the next whole share) to the quotient of $20,000,000.00 divided by the simple arithmetic average of the Daily VWAPs over the period of 20 consecutive Trading Days (the “Measurement Per Share Price”) ending on the date that the Asbestos Trust delivers to the Optionor notice of option exercise of the form attached as Exhibit A hereto (the “Notice of Option Exercise”) (or if that date is not a Trading Day, then on the Trading Day that immediately precedes that date) (such 20 consecutive Trading Days being referred to as the “Measurement Period”); provided, however, that if the number of Subject Shares as so determined equals or exceeds 20 percent of the lesser of the number of shares of EnPro Common Stock outstanding on the date hereof or on the date of issuance of Subject Shares

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upon the exercise of the Option hereunder, then the number of Subject Shares shall be reduced to an amount equal to 19.9% of the lesser of the number of shares of EnPro Common Stock outstanding on the date hereof or on the date of issuance of Subject Shares upon the exercise of the Option hereunder and the Optionor shall pay in cash to the Asbestos Trust the product of the Measurement Per Share Price multiplied by the number of Subject Shares that are reduced by the preceding formula.

(b)    The term “Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of EnPro Common Stock on the New York Stock Exchange, or the primary U.S. national or regional securities exchange or market on which EnPro Common Stock is listed or admitted for trading if EnPro Common Stock is not then listed for trading on the New York Stock Exchange, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NPO.N <equity> AQR” (or its equivalent successor if such page is not available), in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session of the New York Stock Exchange, or the primary U.S. national or regional securities exchange or market on which EnPro Common Stock is then listed or admitted for trading if EnPro Common Stock is not then listed for trading on the New York Stock Exchange, on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of EnPro Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by EnPro). The Daily VWAP is to be determined without regard to pre-market hours or after-hours trading or any other trading outside of the regular trading session trading hours.

(c)    The term “Trading Day” means a day during which trading in EnPro Common Stock generally occurs on the primary U.S. national or regional securities exchange or market on which EnPro Common Stock is listed or admitted for trading.

(d)    In the event that during the Measurement Period or between the end of the Measurement Period and the settlement of the exercise of the Option, EnPro shall (i) subdivide or reclassify the outstanding shares of EnPro Common Stock into a greater number of shares or (ii) combine or reclassify the outstanding shares of EnPro Common Stock into a smaller number of shares, the number of Subject Shares issuable upon exercise of the Option shall be equitably adjusted to eliminate the impact of such subdivision, combination or reclassification.

(e)    The Option may be exercised only in whole and not in part.

1.2    Exercise of Option. To exercise its right to purchase the Subject Shares, the Asbestos Trust must deliver to the Optionor a signed and completed Notice of Option Exercise no earlier than the first anniversary of the date of this Option and Registration Rights Agreement, or if such first anniversary is not a Trading Day then on the Trading Day next succeeding the first anniversary of the date of this Option and Registration Rights Agreement.

1.3    Termination of Option. The Option shall expire, and the Asbestos Trust’s right to purchase the Subject Shares hereunder shall terminate, if the Asbestos Trust does not deliver Notice of Option Exercise to Optionor by 5:00 p.m. (Charlotte, North Carolina time) on the second anniversary of the date hereof, in which event, in exchange for termination of the Option, the Asbestos Trust shall receive full payment of $20,000,000.00 in cash from the Optionor (the “Termination Payment”). Upon termination of the Option, as provided in this Section 1.3, the Optionor promptly shall notify the Asbestos Trust in writing of such termination by delivery of notice of the form attached hereto as Exhibit B (the

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“Termination Notice”). Within two Trading Days after receipt of the Termination Notice, the Asbestos Trust shall provide to the Optionor written instructions for the wiring of same-day-available funds in payment of the Termination Payment. Upon payment in full of the Termination Payment to the Asbestos Trust, the obligations of the Optionor and EnPro hereunder shall cease.

1.4    Call Right. Optionor shall have the right to call the Option from the Asbestos Trust by delivery of notice of the form attached hereto as Exhibit C (the “Call Notice”) to the Asbestos Trust at any time prior to 5:00 p.m. (Charlotte, North Carolina time) on the second Trading Day preceding the first anniversary of the date hereof. Such right to call the Option may be exercised only in whole and not in part. In the event that the Optionor timely provides the Call Notice to the Asbestos Trust, the Option shall expire, and the Asbestos Trust’s right to purchase the Subject Shares hereunder shall terminate, and the Asbestos Trust shall instead receive full payment of $20,000,000.00 in cash from the Optionor (the “Call Payment”). Within two Trading Days after its receipt of the Call Notice, the Asbestos Trust shall provide to the Optionor written instructions for the wiring of same-day-available funds in payment of the Call Payment. Upon payment in full of the Call Payment to the Asbestos Trust, the obligations of the Optionor and EnPro hereunder shall cease.

1.5    Put Right. The Asbestos Trust shall have the right to put the Option to the Optionor by delivery of notice of the form attached hereto as Exhibit D (the “Put Notice”) to the Optionor between 5:00 p.m. (Charlotte, North Carolina time) on the second Trading Day preceding the first anniversary of the date hereof and 5:00 p.m. (Charlotte, North Carolina time) on the Trading Day immediately preceding the first anniversary of the date hereof; provided, however, that in the event that prior thereto EnPro shall have publicly announced that it has entered into an agreement providing for a merger, consolidation or share exchange in which shares of EnPro Common Stock would be converted into consideration other than shares of EnPro Common Stock, the Asbestos Trust may exercise its right to put the Option to the Optionor by delivery of the Put Notice at any time after such public announcement and before 5:00 p.m. (Charlotte, North Carolina time) on the Trading Day immediately preceding the first anniversary of the date hereof. Such right to put the Option may be exercised only in whole and not in part. In the event that the Asbestos Trust timely provides the Put Notice to the Optionor, the Option shall expire, and the Asbestos Trust’s right to purchase the Subject Shares hereunder shall terminate, and the Asbestos Trust shall instead receive payment of $20,000,000.00 in cash from the Optionor (the “Put Payment”). The Put Notice shall include the Asbestos Trust’s written instructions for the wiring of same-day-available funds in payment of the Put Payment. Upon payment in full of the Put Payment to the Asbestos Trust, the obligations of the Optionor and EnPro hereunder shall cease.

1.6    Settlement. Unless the parties agree otherwise, settlement of an exercise of the Option pursuant to a Notice of Option Exercise, of the payment of the Termination Payment pursuant to the Termination Notice, of the payment of the Call Payment pursuant to a Call Notice, or of the payment of the Put Payment pursuant to a Put Notice shall occur on the fifth Trading Day after delivery of such notice. Certificates evidencing the Subject Shares to be issued in settlement of an exercise of the Option shall be delivered to the address set forth in the Notice of Option Exercise.

1.7    No Rights as a Shareholder. This Option and Registration Rights Agreement does not, in and of itself, entitle the Asbestos Trust to any voting rights or other rights as a shareholder of EnPro prior to the issuance of shares to the Asbestos Trust upon the exercise of the Option.

1.8    Absolute and Unconditional Guaranty of EnPro. EnPro hereby absolutely, irrevocably, and unconditionally guarantees, as a primary obligor and not merely as a surety, to the Asbestos Trust all of the Optionor’s payment and performance obligations under this Option and Registration Rights

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Agreement, including, without limitation, Optionor’s duties and obligations (a) to deliver the Subject Shares upon exercise of the Option in accordance with the terms and conditions hereof, and (b) to pay the sum of $20,000,000.00 in full to the Asbestos Trust in accordance with the terms and conditions set forth in Sections 1.3, 1.4, and 1.5 hereof; provided, however, that such guarantee by EnPro of the Optionor’s obligation to make the Termination Payment pursuant to Section 1.3 hereof shall become effective on the Effective Date immediately after consummation of the merger of Optionor with and into New Coltec, Inc., as provided in Section 7.10 of the Joint Plan. EnPro hereby agrees that this Option and Registration Rights Agreement is an absolute and unconditional guarantee of payment and performance and is not merely a surety obligation or a guarantee of collection, and that EnPro shall be jointly and severally liable for the Optionor’s obligations of payment and performance hereunder, regardless of the solvency or insolvency of the Obligor at any time.

Article II
Representations and Warranties of the Optionor and EnPro

Optionor and EnPro each hereby represents and warrants to the Asbestos Trust that the following are true and correct as of the Effective Date, and Optionor and EnPro each acknowledge that the Asbestos Trust is relying on each of the following representations and warranties as being true and correct and that the Asbestos Trust’s reliance thereon is reasonable:

2.1    Authorization, Enforceability.

(a)    This Option and Registration Rights Agreement has been duly authorized by the Optionor and EnPro, and, when executed and delivered by them as contemplated hereby, will constitute valid and legally binding obligations of the Optionor and EnPro, respectively, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity. The Subject Shares have been duly authorized and reserved for issuance upon exercise of the Option and when so issued in accordance with the terms of the Option will be validly issued, fully paid and non-assessable.

(b)    The execution, delivery and performance by the Optionor and EnPro of this Option and Registration Rights Agreement and the consummation of the transactions contemplated hereby and compliance by the Optionor and EnPro with the provisions hereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Optionor, EnPro or any EnPro Subsidiary under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Optionor, EnPro or any EnPro Subsidiary is a party or by which the Optionor, EnPro or any EnPro Subsidiary may be bound, or to which the Optionor, EnPro or any EnPro Subsidiary or any of the properties or assets of the Optionor, EnPro or any EnPro Subsidiary may be subject, or (B) violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Optionor, EnPro or any EnPro Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(ii) and (B), for those occurrences that, individually or in

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the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(c)    EnPro and Optionor have not, either jointly or separately, entered into any agreement with respect to its securities that may impair the rights granted to the Asbestos Trust under this Option and Registration Rights Agreement or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Asbestos Trust hereunder.

2.2    Anti-Takeover Provisions and Rights Plans. EnPro has taken all necessary action to ensure that the transactions contemplated under this Option and Registration Rights Agreement, including the exercise of the Option in accordance with its terms, will be exempt from any anti-takeover or similar provisions of EnPro’s articles of incorporation, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other anti-takeover laws and regulations of any jurisdiction. EnPro has taken, and will take, all actions necessary to render any shareholders’ rights plan of EnPro inapplicable to this Option and Registration Rights Agreement and the consummation of the transactions contemplated thereby, including the exercise of the Option by the Asbestos Trust in accordance with its terms.

2.3    Offering of Securities. Neither the Optionor, EnPro nor any person acting on any of their behalves has taken any action (including any offering of any securities of EnPro) under circumstances which would require the integration of such offering with the offering of the Option or the Subject Shares under the Securities Act of 1933, as amended (“Securities Act”), and the rules and regulations of the SEC promulgated thereunder, or any other action, which might subject the offering, issuance or sale of any of the Option or the Subject Shares to the Asbestos Trust pursuant to this Option and Registration Rights Agreement to the registration requirements of the Securities Act.

Article III
Covenants

3.1    Commercially Reasonable Efforts. Subject to the terms and conditions of this Option and Registration Rights Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the transactions contemplated by this Option and Registration Rights Agreement as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

3.2    Sufficiency of Authorized Common Stock; Exchange Listing. During the period from the date hereof until the date on which the Option has been exercised or has been terminated, EnPro shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of authorized and unissued shares of EnPro Common Stock to fund delivery of shares upon such exercise. Nothing in this Section 3.2 shall preclude the Optionor from satisfying its obligations in respect of the exercise of the Option by delivery of shares of EnPro Common Stock held by it. Prior to the first anniversary of the date hereof, EnPro shall cause the Subject Shares to be listed on the same national securities exchange on which the EnPro Common Stock is listed, subject to official notice of issuance, and shall maintain such listing for so long as any EnPro Common Stock is listed on such exchange.

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3.3    Further Covenants. Except as otherwise specified in this Section 3.3, EnPro and Optionor each hereby covenant and agree as follows:

(a)Upon the issuance and delivery of the Subject Shares, the Subject Shares shall be duly authorized, duly and validly issued, fully paid and non-assessable, and free and clear of any Liens and any preemptive or similar rights.

(b)EnPro and Optionor shall promptly pay all Taxes, expenses, and charges attributable to the issuance or delivery of the Subject Shares.

(c)EnPro and Optionor shall not create or grant (other than pursuant to this Agreement, the Joint Plan, or the other Plan Documents) any Liens or any preemptive or similar rights on the Subject Shares.

(d)EnPro shall take, or cause to be taken, all actions necessary to:

(i)comply with all requirements of any Applicable Law that may be imposed on EnPro with respect to the issuance of the Subject Shares to the Asbestos Trust;

(ii)obtain any material consent, authorization, order, or approval of, or any exemption by or from, and qualify with or provide any notice to, any Governmental Authority or Entity that is required or necessary pursuant to Applicable Law to be obtained, performed, or made by EnPro in order to consummate the issuance of the Subject Shares to the Asbestos Trust;

(iii)ensure (through its Board of Directors, shareholders, other governing bodies, management, or otherwise) that the issuance of the Subject Shares to the Asbestos Trust will not be subject to, or will not trigger, as the case may be, any (A) “poison pill,” shareholder or stockholder rights plan, or other anti-takeover or takeover defenses provision contained in the Governing Documents of EnPro or any of its Affiliates or in any other legal instrument or resolution adopted by or pertaining to EnPro; (B) change-of-control or severance or “golden parachute” agreement, plan, or provision (I) to which EnPro or any of its officers or employees is a party or beneficiary, or (II) contained in a legal instrument or resolution adopted or approved by, or pertaining to, EnPro or any of its Affiliates; or (C) any provision of any applicable “moratorium,” “control share,” “fair price,” “interested stockholder,” or other Applicable Law regulating mergers, acquisitions, change of control transactions, voting rights, or share acquisitions; and

(iv)cause (through its Board of Directors, stockholders, other governing bodies, management, or otherwise) the ownership or voting rights of the Asbestos Trust with respect to the Subject Shares not to be limited, qualified, or restricted by any plan, provision, agreement, resolution, legal instrument, or Applicable Law referred to in clauses (iii)(A) through (iii)(C) above.

(e)EnPro and Optionor shall not enter into any agreement with respect to the EnPro Common Stock that conflicts with, impairs, or limits the rights granted to the Asbestos Trust pursuant to this Option and Registration Rights Agreement or the provisions hereof. EnPro and Optionor shall not, by amendment of their respective Governing Documents or through any transaction or any other

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voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by EnPro or the Optionor.

(f)Concurrently with the issuance of the Subject Shares, EnPro shall deliver to the Asbestos Trust a written opinion of EnPro’s outside counsel on such customary or appropriate matters concerning the due authorization, receipt of approvals, issuance, registration, and compliance with the securities laws as the Asbestos Trust may reasonably require.

Article IV
Registration and Attendant Rights

4.1    Subject Shares Not Registered. The Asbestos Trust acknowledges that the Option and the Subject Shares have not been registered under the Securities Act or under any state securities laws. The Asbestos Trust (a) is acquiring the Option pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute the Option to any person in violation of the Securities Act or any applicable U.S. state securities laws, (b) will not sell or otherwise dispose of the Subject Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, and (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the purchase and of making an informed investment decision.

4.2    Legends.

(a)    The Asbestos Trust agrees that all certificates representing the Subject Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b) In the event that any of the Subject Shares (i) are sold pursuant to a registration statement effective under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 or another exemption from registration under the Securities Act (other than Rule 144A), EnPro shall issue new certificates representing such Subject Shares, which shall not contain the applicable legend in Section 4.2(a) above; provided that the Asbestos Trust either surrenders to EnPro the previously issued certificates or furnishes proof of loss, destruction, or theft of the certificates and enters into a customary form indemnification agreement to indemnify EnPro against any loss or damages arising with respect to such lost, destroyed or stolen certificates or the issuance by EnPro of replacement certificates therefor.

4.3    Registration Rights.

(a)    Registration.

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(i) Subject to the terms and conditions of this Option and Registration Rights Agreement, EnPro covenants and agrees that promptly after the receipt by the Optionor of Notice of Option Exercise (and in any event no later than 21 days after the receipt by the Optionor of Notice of Option Exercise) it shall prepare and file with the SEC a Shelf Registration Statement (as defined below) covering all of the Registrable Securities (as defined below) of the Asbestos Trust (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities of the Asbestos Trust), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, EnPro shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as the Asbestos Trust ceases to own any Registrable Securities (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires. So long as EnPro is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by EnPro as an automatic Shelf Registration Statement.

(ii) Any registration pursuant to Section 4.3(a)(i) shall be effected by means of a shelf registration on an appropriate form under Rule 415 under the Securities Act (a “Shelf Registration Statement”). If the Asbestos Trust intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise EnPro and EnPro shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.3(c); provided that EnPro shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $10,000,000.00. The lead underwriters in any such distribution shall be selected by the Asbestos Trust.

(iii) EnPro shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to Section 4.3(a): (A) with respect to securities that are not the Registrable Securities; or (B) if EnPro has notified the Asbestos Trust that in the good faith judgment of the Board of Directors of EnPro, it would be materially detrimental to EnPro or its security holders for such registration or underwritten offering to be effected at such time, in which event EnPro shall have the right to defer such registration for a period of not more than 45 days after receipt of the request of the Asbestos Trust; provided that such right to delay a registration or underwritten offering shall be exercised by EnPro (1) only if EnPro has generally exercised (or is concurrently exercising) similar black-out rights against holders of EnPro Common Stock or securities convertible into EnPro Common Stock that have registration rights and (2) not more than three times in any 12-month period and not more than 90 days in the aggregate in any 12-month period.

(iv) If during any period when an effective Shelf Registration Statement is not available, EnPro proposes to register any of its equity securities, other than a registration pursuant to Section 4.3(a)(i) or a Special Registration (as defined in Section 4.3(i) below), and the registration form to be filed may be used for the registration or qualification for distribution of Subject Shares, EnPro will give prompt written notice to

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the Asbestos Trust of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and will include in such registration all Subject Shares with respect to which EnPro has received written requests for inclusion therein within ten business days after the date of EnPro’s notice (a “Piggyback Registration”). The Asbestos Trust may withdraw from such Piggyback Registration by giving written notice to EnPro and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. EnPro may terminate or withdraw any registration under this Section 4.3(a)(iv) prior to the effectiveness of such registration, whether or not the Asbestos Trust has elected to include any Registrable Securities in such registration.

(v) If the registration referred to in Section 4.3(a)(iv) is proposed to be underwritten, EnPro will so advise the Asbestos Trust as a part of the written notice given pursuant to Section 4.3(a)(iv). In such event, the right of the Asbestos Trust to registration pursuant to Section 4.3(a)(iv) will be conditioned upon the Asbestos Trust’s participation in such underwriting and the inclusion of the Asbestos Trust’s Registrable Securities in the underwriting if the Registrable Securities are of the same class of securities as the securities to be offered in the underwritten offering, and the Asbestos Trust will (together with EnPro and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by EnPro. If the Asbestos Trust disapproves of the terms of the underwriting, the Asbestos Trust may elect to withdraw therefrom by written notice pursuant to Section 4.3(a)(iv).

(vi) If either (x) EnPro grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.3(a)(ii) or (y) a Piggyback Registration under Section 4.3(a)(iv) relates to an underwritten offering, and in either case the managing underwriters advise EnPro that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), EnPro will include in such offering only such number of securities that in the reasonable opinion of such managing underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (A) first, in the case of a Piggyback Registration under Section 4.3(a)(iv), the securities EnPro proposes to sell, (B) then the Registrable Securities of the Asbestos Trust to the extent that the Asbestos Trust has requested inclusion of Registrable Securities pursuant to Section 4.3(a)(ii) or Section 4.3(a)(iv), as applicable, and (C) lastly, any other securities of EnPro that have been requested to be so included, subject to the terms of this Option and Registration Rights Agreement.

(b)    Expenses of Registration. All Registration Expenses (as defined below) incurred in connection with any registration, qualification or compliance hereunder shall be borne by EnPro. All Selling Expenses (as defined below) incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

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(c)    Obligations of EnPro. EnPro shall use its reasonable best efforts, for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act) and to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it has such status on the date of this Option and Registration Rights Agreement or becomes eligible for such status hereafter. In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, EnPro shall, as expeditiously as reasonably practicable:

(i) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to Section 4.3(d), keep such registration statement effective and keep such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(ii) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii) Furnish to the Asbestos Trust and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(iv) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Asbestos Trust or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Asbestos Trust; provided that EnPro shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(v) Notify the Asbestos Trust at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(vi) Give written notice to the Asbestos Trust:

(A) when any registration statement filed pursuant to Section 4.3(a) or any amendment thereto has been filed with the SEC (except for any amendment

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effected by the filing of a document with the SEC pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”)) and when such registration statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by EnPro or its legal counsel of any notification with respect to the suspension of the qualification of the EnPro Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E) of the happening of any event that requires EnPro to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F) if at any time the representations and warranties of EnPro contained in any underwriting agreement contemplated by Section 4.3(c)(x) cease to be true and correct.

(vii) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.3(c)(vi)(C) at the earliest practicable time.

(viii) Upon the occurrence of any event contemplated by Section 4.3(c)(v) or 4.3(c)(vi)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Asbestos Trust and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If EnPro notifies the Asbestos Trust in accordance with Section 4.3(c)(vi)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Asbestos Trust and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to EnPro all copies of such prospectus (at EnPro’s expense) other than permanent file copies then in the Asbestos Trust’s or underwriters’ possession. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

(ix) Use reasonable best efforts to procure the cooperation of EnPro’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to

11

the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Asbestos Trust or any managing underwriter(s).

(x) If an underwritten offering is requested pursuant to Section 4.3(a)(ii), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Asbestos Trust or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of the Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of EnPro available to participate in “road shows”, similar sales events and other marketing activities), (A) make such representations and warranties to the Asbestos Trust and the managing underwriter(s), if any, with respect to the business of EnPro and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its reasonable best efforts to furnish the underwriters with opinions of counsel to EnPro, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of EnPro (and, if necessary, any other independent certified public accountants of any business acquired by EnPro for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (E) deliver such documents and certificates as may be reasonably requested by the Asbestos Trust, its counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by EnPro.

(xi) Make available for inspection by a representative of the Asbestos Trust, the managing underwriter(s), if any, and any attorneys or accountants retained by the Asbestos Trust or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of EnPro, and cause the officers, directors and employees of EnPro to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(xii) Use reasonable best efforts to cause all Registrable Securities to be listed on each national securities exchange on which similar securities issued by EnPro are then listed.

(xii) If requested by the Asbestos Trust or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Asbestos Trust or managing underwriter(s), if any, may reasonably request in order to

12

permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after EnPro has received such request.

(xiii) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d)    Suspension of Sales. Upon receipt of written notice from EnPro that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, the Asbestos Trust shall forthwith discontinue disposition of Registrable Securities until the Asbestos Trust has received copies of a supplemented or amended prospectus or prospectus supplement, or until the Asbestos Trust is advised in writing by EnPro that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by EnPro, the Asbestos Trust shall deliver to EnPro (at EnPro’s expense) all copies, other than permanent file copies then in the Asbestos Trust’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 12-month period shall not exceed 90 days.

(e) Termination of Registration Rights. The Asbestos Trust’s registration rights as to any securities held by it (and its Affiliates (as defined below)) shall not be available unless such securities are Registrable Securities. “Registrable Securities” means (A) the Subject Shares and (B) any equity securities of EnPro issued or issuable directly or indirectly with respect to any of the Subject Shares by way of exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (1) they are sold pursuant to an effective registration statement under the Securities Act, (2) they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale, (3) they shall have ceased to be outstanding or (4) they have been sold in a private transaction. No Registrable Securities may be registered under more than one registration statement at any one time.

(f) Furnishing Information.

(i) The Asbestos Trust shall not use any “free writing prospectus” (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of EnPro.

(ii) It shall be a condition precedent to the obligations of EnPro to take any action pursuant to Section 4.3(c) that the Asbestos Trust and the underwriters, if any, shall furnish to EnPro such information regarding themselves, the Registrable Securities and the intended method of disposition of such securities as shall be required to effect the registered offering of the Registrable Securities.

13

(g) Indemnification.

(i) EnPro agrees to indemnify the Asbestos Trust and the Asbestos Trust’s trustees, officers, employees, agents, representatives and Affiliates, and each Person (as herein defined), if any, that controls the Asbestos Trust within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by EnPro or authorized by it in writing for use by the Asbestos Trust (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that EnPro shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by EnPro or authorized by it in writing for use by the Asbestos Trust (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to EnPro by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by EnPro.

(ii) If the indemnification provided for in Section 4.3(g)(i) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then EnPro, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and EnPro, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of EnPro, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by EnPro or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; EnPro and the Asbestos Trust agree that it would not be just and equitable if contribution pursuant to this Section 4.3(g)(ii) were determined by pro rata allocation or

14

by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.3(g)(ii). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from EnPro if EnPro was not guilty of such fraudulent misrepresentation.

(h)    No Assignment of Registration Rights. The rights of the Asbestos Trust to registration of Registrable Securities pursuant to Section 4.3 may not be assigned.

(i)    Clear Market. With respect to any underwritten offering of Registrable Securities by the Asbestos Trust pursuant to this Section 4.3, EnPro agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering, in the case of an underwritten offering of EnPro Common Stock, any of its equity securities, or, in each case, any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter for such underwritten offering. EnPro also agrees to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of EnPro or its subsidiaries or in connection with dividend reinvestment plans.

(j)    Rule 144. With a view to making available to the Asbestos Trust the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, EnPro agrees to use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the first anniversary of the date hereof;

(ii) (A) file with the SEC, in a timely manner, all reports and other documents required of EnPro under the Exchange Act, and (B) if at any time EnPro is not required to file such reports, make publicly available the information required by Rule 144(c)(2);

(iii) so long as the Asbestos Trust owns any Registrable Securities, furnish to the Asbestos Trust upon request: a written statement by EnPro as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of EnPro; and such other reports and documents as the Asbestos Trust may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities to the public without registration; and

(iv) take such further action as the Asbestos Trust may reasonably request, all to the extent required from time to time to enable the Asbestos Trust to sell Registrable Securities without registration under the Securities Act.

15

(k)    Definitions. As used in this Section 4.3, the following terms shall have the following respective meanings:

(iii) “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(ii) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

(iii) “Registration Expenses” mean all expenses incurred by EnPro in effecting any registration pursuant to this Option and Registration Rights Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.3, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for EnPro, blue sky fees and expenses, expenses incurred in connection with any “road show,” and expenses of EnPro’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

(iv) “Rule 144”, “Rule 144A”, “Rule 159A”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(v) “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for the Asbestos Trust.

(l)    Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if EnPro fails to perform any of its obligations under this Section 4.3 and that the Asbestos Trust from time to time may be irreparably harmed by any such failure, and accordingly agree that the Asbestos Trust, in addition to any other remedy to which it may be entitled at law or in equity, to the fullest extent permitted and enforceable under applicable law shall be entitled to compel specific performance of the obligations of EnPro under this Section 4.3 in accordance with the terms and conditions of this Section 4.3.

(m)    No Inconsistent Agreements. EnPro shall not enter into any agreement with respect to its securities that may impair the rights granted to the Asbestos Trust under this Section 4.3 or that otherwise conflicts with the provisions hereof in any manner that may impair the rights granted to the Asbestos Trust under this Section 4.3. In the event EnPro has entered into any agreement with respect to its securities that is inconsistent with the rights granted to the Asbestos Trust under this Section 4.3 (including agreements that are inconsistent with the order of priority contemplated by Section 4.3(a)(vi)) or that may otherwise conflict with the provisions hereof, EnPro shall use its reasonable best efforts to amend such agreements to ensure they are consistent with the provisions of this Section 4.3.

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Article V
Miscellaneous

5.1    Amendment; Waiver; Cumulative Rights and Remedies. No amendment of any provision of this Option and Registration Rights Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law and not exclusive of any other remedy conferred hereby or by law, and the exercise of any one remedy by each shall not preclude the exercise of any other remedy by the same party.

5.2    Governing Law. This Option and Registration Rights Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the conflicts of law principles thereof.

5.3    Notices. Any notice, request, instruction or other communications provided for herein by any party to the other shall be given or made in writing (including, without limitation, by telecopy or Electronic Transmission) and will be deemed to have been duly given when transmitted by telecopier or Electronic Transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as provided herein. All notices to a party shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by such party and delivered to the other parties in accordance with this Section 5.3.

If to the Optionor:

OldCo, LLC
5605 Carnegie Blvd., Ste. 500,
Charlotte, NC 28209-4674
Attention: [__________________]
Facsimile: [__________________]
Email: [________________]

with a copy to:

Robinson, Bradshaw & Hinson, P.A.
101 North Tyron Street, Ste. 1900
Charlotte, North Carolina 28246
Attention: Stephen M. Lynch, Esq.
Facsimile: (704) 373-3955
Email: slynch@rbh.com

If to EnPro:

EnPro Industries, Inc.
5605 Carnegie Blvd., Ste. 500,
Charlotte, NC 28209-4674
Facsimile: (704) 731-1531

17

Attention: Robert S. McLean, Chief Administrative Officer, General Counsel and Secretary

with a copy to:

Robinson, Bradshaw & Hinson, P.A.
101 North Tyron Street, Ste. 1900
Charlotte, North Carolina 28246
Attention: Stephen M. Lynch, Esq.
Facsimile: (704) 373-3955
Email: slynch@rbh.com

If to the Asbestos Trust:

[__________________]
[__________________]
[__________________]
Attention: [__________________]
Facsimile: [__________________]
Email: [________________]

with a copy to:

[__________________]
[__________________]
[__________________]
Attention: [__________________]
Facsimile: [__________________]
Email: [________________]

5.4    Definitions. For purposes of this Option and Registration Rights Agreement, the following terms shall have the meanings set forth below:
(a)     The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities, by contract, or otherwise.

(b)    The term “Applicable Law” means, at any time and with reference to any Entity or property, all then existing laws, statutes, codes, treaties, judgments, decrees, injunctions, writs, and orders of any Governmental Authority, and rules, regulations, ordinances, directives, orders, licenses, and permits of any Governmental Authority applicable to such Entity or its property or in respect of its operations or to any referenced circumstances or events.

(c)    The term “Board of Directors” means the board of directors, board of managers, or any other governing body of an Entity.

18

(d)     The term “Business Combination” means a merger, consolidation, statutory share exchange, or similar transaction that requires the approval of the party’s shareholders or members, and includes the merger of Optionor with and into New Coltec, Inc., as provided in Section 7.10 of the Joint Plan.

(e)    The term “Effective Date” has the meaning ascribed to that term in the Joint Plan.

(f)    The term “Electronic Transmission” shall mean delivery of information by electronic mail, facsimile or other electronic format acceptable to the parties. An Electronic Transmission shall be considered written notice for all purposes hereof.

(g)    The term “EnPro Common Stock” means (1) the common stock of EnPro, $0.01 par value per share, (2) the common stock of any successor corporation thereto, or (3) any similar equity ownership interest in any other successor Entity thereto.

(h)    The term “Entity” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated association, a governmental unit or subdivision thereof, including the United States Bankruptcy Administrator, or any other entity, whether acting in an individual, fiduciary, or other capacity.

(i)    The term “Governing Documents” means, as to any Entity, its articles or certificate of incorporation and bylaws, its partnership agreement, its certificate of formation and operating agreement, or the organizational or governing documents of such Entity.

(j)    The term “Governmental Authority” means the United States of America, a state, commonwealth, district, territory, municipality, or foreign state; or a department, agency, instrumentality, court, or tribunal of the United States of America, a state, a commonwealth, a district, a territory, a municipality, or a foreign state; or other foreign or domestic government, or subdivision thereof.

(k)     The term “Material Adverse Effect” means a material adverse effect on the business, results of operation or financial condition of EnPro and its consolidated subsidiaries taken as a whole.

(l)    The term “Plan Documents” has the meaning ascribed to that term in the Joint Plan.

(m)    When a reference is made in this Option and Registration Rights Agreement to a subsidiary of a person, the term “subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity (1) of which such person or a subsidiary of such person is a general partner or (2) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

(n)    The term “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees, or other charges imposed by any Governmental

19

Authority, including any interest, additions to tax, penalties, and any similar liabilities with respect thereto.

5.8    Assignment. Neither this Option and Registration Rights Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (a) an assignment, in the case of a Business Combination where such party is not the surviving entity, or (b) a sale of substantially all of its assets, to the Entity which is the survivor of such Business Combination or the purchaser in such sale.

5.9    Severability. If any provision of this Option and Registration Rights Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.10    No Third Party Beneficiaries. Nothing contained in this Option and Registration Rights Agreement, expressed or implied, is intended to confer upon any person or entity other than EnPro, the Optionor, and the Asbestos Trust any benefit, right or remedies.

5.11    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, FOR ITSELF, AND ITS SUCCESSORS AND ASSIGNS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS OPTION AND REGISTRATION RIGHTS AGREEMENT.

5.12    Counterparts. This Option and Registration Rights Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Option and Registration Rights Agreement, or any notice, communication, agreement, certificate, document, or other instrument in connection herewith by telecopier, facsimile, portable document format (“PDF”), or other Electronic Transmission shall be as effective as delivery of a manually executed counterpart of thereof. The signature of any party by telecopier, facsimile, PDF, or other Electronic Transmission is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

5.13    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.14    Entire Agreement. This Option and Registration Rights Agreement, together with the Joint Plan and the other Plan Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Joint Plan and the other Plan Documents with respect to the registration rights granted by EnPro with respect to the Subject Shares. This Option and Registration Rights Agreement, together with the Joint Plan and the other Plan

20

Documents, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.15    Currency Denomination. All sums of money referred to herein are denominated in United States of America dollars.

5.16    Survival of Representations and Warranties. All representations and warranties contained in this Option and Registration Rights Agreement shall survive the execution and delivery of this Option and Registration Rights Agreement and the other Plan Documents.

[signature page follows]

21

IN WITNESS WHEREOF, the Optionor, EnPro, and the Asbestos Trust have executed this Option and Registration Rights Agreement by their duly authorized representatives as of the date first set forth above.

OLDCO, LLC

By:
Name:	[____________________]
Title:	[____________________]

ENPRO INDUSTRIES, INC.

By:
Name:	[____________________]
Title:	[____________________]

GST SETTLEMENT FACILITY

By:
Name:	[____________________]
Title:	[____________________]

22

EXHIBIT A

FORM OF
NOTICE OF OPTION EXERCISE

[insert date]

Coltec Industries, Inc.
(as successor by merger to OldCo, LLC)
5605 Carnegie Blvd., Ste. 500,
Charlotte, NC 28209-4674
Attention: __________________

This notice is being delivered pursuant to Section 1.2 of the Option and Registration Rights Agreement dated as of ____________ __, 20__ (the “Option Agreement”) among OldCo, LLC, EnPro Industries, Inc. and GST Settlement Facility. Capitalized terms used herein, and not otherwise defined herein, have the meanings given to them in the Option Agreement.

The Asbestos Trust hereby provides notice of its exercise of the Option as of the date hereof. Settlement of the exercise of the Option shall occur on _______ __, 20__ [insert date], which is five Trading Days after the date hereof.

Certificates evidencing the Subject Shares to be issued to the Asbestos Trust are to be delivered to the following address:

_________________________
_________________________
_________________________

The name and address of the Asbestos Trust are as follows:

_________________________
_________________________
_________________________
_________________________

The Federal taxpayer identification number of the Asbestos Trust is: _________________.

A-1

[In the event that the number of the Subject Shares is to be reduced pursuant to the proviso included in Section 1.1(a) of the Option Agreement, the cash payment to be made due to the reduction in the number of Subject Shares shall be delivered to the undersigned in accordance with the following wiring instructions:

_________________________
_________________________
_________________________
_________________________]

GST SETTLEMENT FACILITY

By:
Name:	[____________________]
Title:	[____________________]

A-2

EXHIBIT B

FORM OF
TERMINATION NOTICE

[insert date]
[__________________]
[__________________]
[__________________]
Attention: [__________________]

This notice is being delivered pursuant to Section 1.3 of the Option and Registration Rights Agreement dated as of ____________ __, 20__ (the “Option Agreement”) among OldCo, LLC, EnPro Industries, Inc., and the GST Settlement Facility. Capitalized terms used herein, and not otherwise defined herein, have the meanings given to them in the Option Agreement.

The undersigned, which is the successor by merger to OldCo, LLC, hereby provides notice that the second anniversary of the Effective Date of the Joint Plan has occurred without delivery by the Asbestos Trust of the Notice of Option Exercise or the Put Notice and without delivery by Optionor of the Call Notice. As a result, the Option has expired in accordance with the terms of the Option Agreement, which, in turn, has triggered the right of the Asbestos Trust to receive the Termination Payment.

Please provide promptly, and in any event within two Trading Days, written instructions for wire transfer of the $20,000,000.00 Termination Payment. Such written wiring instructions should be sent to the undersigned by email ([insert email address]) or facsimile ([insert facsimile number]).

COLTEC INDUSTRIES, INC. (successor by merger to OldCo, LLC)

By:
Name:	[____________________]
Title:	[____________________]

B-1

EXHIBIT C

FORM OF
CALL NOTICE

[insert date]
[__________________]
[__________________]
[__________________]
Attention: [__________________]

This notice is being delivered pursuant to Section 1.4 of the Option and Registration Rights Agreement dated as of ____________ __, 20__ (the “Option Agreement”) among OldCo, LLC, EnPro Industries, Inc., and the GST Settlement Facility. Capitalized terms used herein, and not otherwise defined herein, have the meanings given to them in the Option Agreement.

The undersigned, which is the successor by merger to OldCo, LLC, hereby provides notice of its exercise of its right under Section 1.4 of the Option Agreement to call the Option as of the date hereof. Settlement of the call of the Option shall occur on _______ __, 20__, which is five Trading Days after the date hereof.

Please provide promptly, and in any event within two Trading Days, written instructions for wire transfer of the $20,000,000.00 Call Payment. Such written wiring instructions should be sent to the undersigned by email ([insert email address]) or facsimile ([insert facsimile number]).

COLTEC INDUSTRIES, INC. (successor by merger to OldCo, LLC)

By:
Name:	[____________________]
Title:	[____________________]

C-1

EXHIBIT D
FORM OF
PUT NOTICE

[insert date]

Coltec Industries, Inc.
(as successor by merger to OldCo, LLC)
5605 Carnegie Blvd., Ste. 500,
Charlotte, NC 28209-4674
Attention: __________________

This notice is being delivered pursuant to Section 1.5 of the Option and Registration Rights Agreement dated as of ____________ __, 20__ (the “Option Agreement”) among OldCo, LLC, EnPro Industries, Inc., and the GST Settlement Facility. Capitalized terms used herein, and not otherwise defined herein, have the meanings given to them in the Option Agreement.

The undersigned hereby provides notice of its exercise of its right under Section 1.5 of the Option Agreement to put the Option as of the date hereof. Settlement of the put of the Option shall occur on _______ __, 20__, which is five Trading Days after the date hereof.

The Put Payment shall be delivered to the undersigned in accordance with the following wiring instructions:

_________________________
_________________________
_________________________
_________________________

The name and address of the Asbestos Trust are as follows:

_________________________
_________________________
_________________________
_________________________

The Federal taxpayer identification number of the Asbestos Trust is: _________________.

GST SETTLEMENT FACILITY

By:
Name:	[____________________]
Title:	[____________________]

D-1

EXHIBIT I
PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (this “Agreement”), dated as of the Effective Date (as defined in the Plan referred to below), is made by and between ENPRO HOLDINGS, INC., 1a North Carolina corporation (the “Pledgor”), and the GST SETTLEMENT FACILITY, a Delaware statutory trust (the “Secured Party”).
RECITALS
A.Section 7.3.2 of the Joint Plan of Reorganization of Garlock Sealing Technologies LLC, et al. and OldCo, LLC, successor by merger to Coltec Industries Inc (“OldCo”), as initially filed in the United States Bankruptcy Court for the Western District of North Carolina on May 20, 2016 (as amended, supplemented, or otherwise modified from time to time, and together with the exhibits and schedules to the foregoing, as the same may be in effect from time to time, the “Plan”), provides that the Secured Party is to be funded with, among other things, the Deferred Contribution, an obligation of the Pledgor and GST that shall be paid in full and in cash on or before the first anniversary of the Effective Date of the Plan.
B.    Section 7.3.2 of the Plan further provides, among other things, that payment of the Deferred Contribution shall be secured by a pledge of, and the granting of a security interest in, 50.1% of the GST/Garrison Equity Interests, which pledge and grant shall become effective on the Effective Date immediately after the merger of OldCo with and into the Pledgor, as provided in Section 7.10 of the Plan (the “Merger”).
C.    The Pledgor will obtain benefits as a result of the consummation of the Plan, which benefits are hereby acknowledged, and accordingly desires to execute and deliver this Agreement.
STATEMENT OF AGREEMENT
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Defined Terms. All capitalized terms used herein (including, without limitation, in the preamble and recitals hereof) without definition shall have the meanings ascribed to those terms in the Plan. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein that are defined in the UCC shall have the meanings ascribed to them in the UCC. In addition, as used in this Agreement, the following terms shall have the following meanings:
(a)“Laws” means, at any time and with reference to any Entity or property, all then existing laws, statutes, codes, treaties, judgments, decrees, injunctions, writs, and orders of any Governmental Unit, and rules, regulations, ordinances, directives, orders, licenses, and permits of any Governmental Unit applicable to such Entity or its property or in respect of its operations or to any referenced circumstances or events.

__________________
1 Legal name of the Pledgor will change to Coltec Industries, Inc. (or such other name as notified to the Secured Party not less than 15 days prior to the Effective Date) on Effective Date upon effectiveness of the Merger.

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(b) “Lien” means, with respect to any property or asset (whether real or personal, tangible or intangible), any mortgage, lien, pledge, charge, security interest, assignment as collateral, or encumbrance of any kind or nature in respect of such property or asset (including any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction) to secure payment of a debt or performance of an obligation.
(c)“Proceeds” means all proceeds (including proceeds of proceeds) of the Pledged Interests, including, without duplication, (a) all rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, deposit accounts, chattel paper, and other property from time to time thereafter received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Collateral, or proceeds thereof (including any cash, Equity Interests, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger, or consolidation with respect to the Reorganized Debtors and any security entitlements as defined in the UCC with respect thereto); and (b) “proceeds” as such term is defined in the UCC.
(d)“UCC” means the Uniform Commercial Code as in effect from time to time in the State of North Carolina; provided, however, that in the event, by reason of mandatory provisions of Law, any or all of the perfection or priority of, or remedies with respect to, any Pledged Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of North Carolina, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority, or remedies.
2.    Rules of Interpretation.
(a)All terms defined in this Agreement in the singular form shall have comparable meanings when used in the plural form, and vice versa.
(b)Whenever the context may require, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the other genders.
(c)The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(d)Any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified.
(e)All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.
(f)The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

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(g)Unless otherwise provided herein, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply.
3.    Pledge and Grant of Security Interest. As security for the due and punctual payment of the Deferred Contribution to the Secured Party in accordance with Section 7.3.2 of the Plan, effective as of the Effective Date and immediately following the Merger, the Pledgor hereby pledges, assigns, and delivers to the Secured Party, and grants to the Secured Party a continuing first-priority lien upon and security interest in, all of its right, title, and interest in and to the following (collectively, the “Pledged Collateral”):
(a)    the Equity Interests described on Exhibit A hereto (the “Pledged Interests”), and, subject to Section 7 hereof, all dividends, distributions, cash, instruments, warrants, options, securities, and other property and rights (including voting rights) received as a result of owning such Pledged Interests and Proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Interests; and
(b)    to the extent not otherwise excluded in the foregoing, all Proceeds thereof.
4.    Delivery of Pledged Collateral; UCC Financing Statements. On the Effective Date, the Pledgor shall deliver all certificates or instruments representing or evidencing any Pledged Collateral to the Secured Party pursuant hereto, to be held by the Secured Party in accordance with this Agreement. The Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. The Pledgor hereby authorizes the Secured Party to file at any time or from time to time one or more UCC financing statements and amendments thereto relating to all or any part of the Pledged Collateral.
5.    Representations and Warranties. The Pledgor represents and warrants to the Secured Party that each of the following representations and warranties is true and correct, and the Pledgor acknowledges that the Secured Party is relying on each of the following representations and warranties as being true and correct and that the Secured Party’s reliance thereon is reasonable:
(a)    The Pledgor is duly incorporated, validly existing, and in good standing under the Laws of the State of North Carolina (provided, however, with respect to good standing, only to the extent the concept of good standing exists in such jurisdiction of incorporation) and has full corporate power and authority to execute and deliver this Agreement.
(b)    The Pledgor’s execution and delivery of this Agreement has been duly authorized by all necessary corporate actions on the part of the Pledgor.
(c)    This Agreement constitutes a legal, valid, and binding obligation of the Pledgor, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, and other Laws of general applicability relating to or affecting creditors’ rights; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(d)    The Pledgor is the record and beneficial owner of the Pledged Interests.
(e)    The Pledged Interests have been duly and validly authorized and issued to the Pledgor and (to the extent applicable) are fully paid and non-assessable.

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(f)    Exhibit A attached hereto completely and accurately identifies, as of the date hereof, (A) the number of issued and outstanding Equity Interests of each issuer thereof (an “Issuer”) held by the Pledgor (and, separately, the number of issued and outstanding Equity Interests of each Issuer thereof pledged by the Pledgor hereunder) and (B) the percentage of the aggregate issued and outstanding equity interests of each Issuer represented by the Pledged Interests.
(g)    All of the Pledged Interests are free of all Liens except for the security interest and lien in favor of the Secured Party created hereby, and there are no outstanding warrants, options, or other rights to purchase, or shareholder, voting trust, or similar agreements outstanding with respect to any of the Pledged Interests.
(h)    No effective financing statement or other instrument similar in effect under any applicable Law validly covering all or any part of the Pledged Interests is on file in any filing or recording office.
(i)    The delivery of the Pledged Interests to the Secured Party pursuant to this Agreement (and, with respect to Pledged Interests consisting of membership interests or partnership interests that are not “securities” under Article 8 of the UCC, the filing in the appropriate filing office of a UCC financing statement describing the same as collateral) is effective to create a valid and perfected first priority security interest in the Pledged Collateral in favor of the Secured Party (to the extent such security interest can be perfected by filing a UCC financing statement or possessing such Pledged Interests delivered to the Secured Party), free of any adverse claim, and such security interest is entitled to all of the rights, priorities and benefits afforded by the UCC.
(j)    No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or consent of any other Entity is required for (i) the pledge and grant of a security interest by the Pledgor pursuant to this Agreement, (ii) the perfection of the security interest granted hereunder in favor of the Secured Party (except for the filing of a UCC financing statement in the case of any Pledged Interests consisting of membership interests or partnership interests that are not “securities” under Article 8 of the UCC), (iii) the execution, delivery or performance of this Agreement by the Pledgor, or (iv) the exercise by the Secured Party of its rights and remedies hereunder (except as the Pledgor or the Secured Party may have taken or directed and except as may be required in connection with any disposition of the Pledged Collateral by Laws affecting the offering and sale of securities generally). The Pledgor has caused each Issuer to record on its books and records that the Pledged Interests are subject to the pledge and security interest created hereby.
(k)    The exact name of the Pledgor, as of the Effective Date and immediately prior to the Merger, is EnPro Holdings, Inc. The exact name of the Pledgor, as of the Effective Date and effective upon the Merger, will be [Coltec Industries, Inc.]2
(l)    The Pledgor represents that GST has caused each of its issued and outstanding membership interests to provide, by its terms, that it is a “security” governed by Article 8 of the UCC and to be evidenced by a certificate by the Effective Date.

________________
2 Or such other name as notified to the Secured Party not less than 15 days prior to the Effective Date.

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6.    Covenants; Further Assurances. Until the Deferred Contribution is paid in full and in Cash:
(a)    The Pledgor will not sell or otherwise dispose of, or grant any warrant or option with respect to, any of the Pledged Collateral, or create or suffer to exist any Lien or security interest (other than the lien and security interests in favor of the Secured Party) on any Pledged Collateral.
(b)    The Pledgor will not change its name, type of organization or jurisdiction of organization without, in each case, giving at least 15 days’ prior written notice thereof to the Secured Party and taking all action necessary or reasonably requested by the Secured Party in order to maintain the effectiveness and priority of the security interest granted hereby.
(c)    The Pledgor shall maintain its corporate existence and, at all times, maintain at least one complete set of its books and records concerning the Pledged Collateral.
(d)    If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive additional Equity Interests in any Issuer, the Pledgor agrees, in each case, to accept the same as the Secured Party’s agent and to hold the same in trust for the Secured Party, and to deliver the same forthwith to the Secured Party in the exact form received, with the endorsement of the Pledgor where necessary and/or with duly executed undated instruments of transfer or assignment, in blank, all in form and substance reasonably satisfactory to the Secured Party, to be held by the Secured Party, subject to the terms hereof, as part of the Pledged Interests; provided, however, that the Pledgor shall only be required by this paragraph to pledge and deliver such additional Equity Interests as shall be necessary to cause the aggregate Pledged Interests to equal 50.1% of the aggregate issued and outstanding Equity Interests of each Issuer.
(e)    The Pledgor shall not take any action, or permit any Issuer to take any action, to cause any Equity Interest comprising the Pledged Collateral not to be a “security” within the meaning of, or not to be governed by, Article 8 of the UCC as in effect under the Laws of any state having jurisdiction or to become uncertificated.
(f)    The Pledgor shall, from time to time, at its expense, promptly execute and deliver all further instruments, documents and notices and take all further action that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create, perfect and protect any security interest granted or purported to be granted by this Agreement or to enable the Secured Party to exercise and enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, the Pledgor will, upon the Secured Party’s request, appear in and defend any action or proceeding that may affect the Pledgor’s title to or the Secured Party’s security interest in the Pledged Collateral.
(g)    The Pledgor shall, from time to time, at its expense, promptly execute and deliver all further instruments, documents and notices and take all further action that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create, perfect and protect any security interest granted or purported to be granted by this Agreement or to enable the Secured Party to exercise and enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, the Pledgor will, upon the Secured Party’s request, appear in and defend any action or proceeding that may affect the Pledgor’s title to or the Secured Party’s security interest in the Pledged Collateral.

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(h)    The Pledgor shall furnish to the Secured Party, from time to time upon request, statements and schedules further identifying, updating, and describing the Pledged Collateral and such other information, reports and evidence concerning the Pledged Collateral as the Secured Party may reasonably request.
7.    Voting Rights; Dividends; Etc.
(a)    So long as no Event of Default has occurred and is then continuing in respect of which the Secured Party has elected to exercise the rights and remedies set forth in Section 7(b) below:
(i)    The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement; and
(ii)    The Pledgor shall be entitled to receive all distributions, dividends (in the form of cash, securities or otherwise), cash, instruments, chattel paper and other rights, property or Proceeds and products from time to time received, receivable or otherwise distributed in respect of the Pledged Collateral.
(b)    At any time that an Event of Default has occurred and is then continuing in respect of which the Secured Party has elected to exercise the rights and remedies set forth in this Section 7(b):
(i)    All rights of the Pledgor to exercise voting and other consensual rights in respect of the Pledged Collateral shall immediately cease upon the Secured Party’s election to exercise its rights hereunder, and upon such election all such voting and other consensual rights shall become vested in the Secured Party and the Secured Party shall thereupon have the sole right to exercise such voting and other consensual rights (including, without limitation, the right to vote in favor of, and to exchange any or all of the Pledged Collateral upon, the consolidation, recapitalization, merger or other reorganization with respect to an Issuer). In order to effect the foregoing, the Pledgor hereby grants to the Secured Party an irrevocable proxy to vote the Pledged Collateral and, any time that an Event of Default exists, the Pledgor agrees to execute such other proxies as the Secured Party may reasonably request. The appointment of the Secured Party as proxy is coupled with an interest and shall be valid and irrevocable until the Deferred Contribution has been fully paid in Cash; and
(ii)    All rights of the Pledgor to receive and retain any distributions, dividends (in the form of cash, securities or otherwise), instruments, chattel paper, or other Proceeds or property paid or payable with respect to, or on account of, any of the Pledged Collateral shall immediately cease and any such distributions, dividends (in the form of cash, securities or otherwise), instruments, chattel paper, or other Proceeds or property paid or payable with respect to, or on account of, any of the Pledged Collateral shall be paid to the Secured Party (for application to the Deferred Contribution, with respect to any cash or cash equivalents, or to be held by the Secured Party as additional security for the Deferred Contribution, with respect to any other type of property). Any distributions, dividends (in the form of cash, securities or otherwise), instruments, chattel paper or other Proceeds or property paid or payable with respect to any of the Pledged Collateral and received by the Pledgor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Secured

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Party, shall be segregated from other assets (including, in the case of cash or cash equivalents, other funds) of the Pledgor and shall be forthwith paid to the Secured Party (for application to the Deferred Contribution, with respect to any cash or cash equivalents, or to be held by the Secured Party as additional security for the Deferred Contribution, with respect to any other type of property).
8.    Secured Party May Perform. If the Pledgor fails to perform any agreement contained herein, then upon the occurrence and during the continuance of an Event of Default, the Secured Party may itself perform, or cause performance of, such agreement at the expense of the Pledgor.
9.    Limitation on Duty of Secured Party with Respect to the Pledged Collateral. Beyond the safe custody thereof, the Pledgor agrees that the Secured Party shall have no duties concerning the custody and preservation of any Pledged Collateral in its possession (or in the possession of any agent of the Secured Party) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property. The Secured Party shall not be liable or responsible for any loss or damage to any of the Pledged Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Secured Party in good faith. It is expressly agreed that the Secured Party shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral, but the Secured Party may do so.
10.    Remedial Provisions.
(a)    Each of the following events shall be an “Event of Default” for purposes of this Agreement:
(i)    Any failure to pay in full and in Cash, including a default in the full payment of, the Deferred Contribution to the Secured Party as and when due in accordance with Section 7.3.2 of the Plan; and
(ii)    Any failure or omission by the Pledgor to perform, including a default by the Pledgor in the performance of, any of its obligations under this Agreement, which failure or omission continues for a period of fourteen (14) days after the earlier of (A) a senior officer of the Pledgor becoming aware thereof and (B) the receipt of written notice thereof by the Secured Party from the Pledgor.
(b)    Upon the occurrence and during the continuance of an Event of Default, the Secured Party and its attorneys may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC and applicable Law, and the Secured Party may also, without demand, advertisement or notice of any kind (other than the notice specified below relating to a public or private sale), sell the Pledged Collateral or any part thereof in one or more portions at one or more public or private sales or dispositions, at any exchange, broker’s board or at any of the Secured Party’s offices (or those of the Secured Party’s attorneys) or elsewhere, for cash, on credit, or for future delivery, at such price or prices and upon such other terms as the Secured Party deems advisable.

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The Pledgor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification of such matters; provided that no notification need be given to the Pledgor if it has authenticated after default a statement renouncing or modifying any right to notification of sale or other intended disposition. At any sale of the Pledged Collateral, if permitted by Law, the Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Pledged Collateral or any portion thereof free of any right or equity of redemption in the Pledgor. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
The Pledgor recognizes that the Secured Party may be unable to effect a public sale of all or part of the Pledged Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that the Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer of such Pledged Collateral to register such securities for public sale under the Securities Act of 1933, or under any other applicable requirement of Law, even if such Issuer would agree to do so. To the extent permitted by Law, the Pledgor hereby specifically waives (and, as applicable, releases) any right or equity of redemption, and any right of stay or appraisal, which the Pledgor has or may have under any Law now existing or hereafter enacted.
The Pledgor acknowledges that the Secured Party shall not be liable for any failure or delay in realizing upon or collecting the Deferred Contribution, or any guaranty thereof or collateral security therefor; and the Pledgor further acknowledges that the Secured Party shall not have any duty to take any action with respect thereto.
11.    Security Interest Absolute. To the maximum extent permitted by applicable Law, all rights of the Secured Party, all pledges, Liens, and security interests made or granted hereunder, and all obligations of the Pledgor hereunder shall, upon the effectiveness of this Agreement, in accordance with the terms hereof, be absolute and unconditional irrespective of:
(a)    any change in the time, manner, or place of payment of all or part of the Deferred Contribution, or any other amendment or waiver of or any consent to any departure from any of the Plan Documents;
(b)    any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of, or consent to departure from, any guaranty for all or part of the Deferred Contribution;
(c)    the insolvency of the Pledgor, GST or EnPro; or
(d)    any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Pledgor, other than the payment in full and in Cash of the Deferred Contribution.

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12.    Application of Proceeds. All Proceeds collected by the Secured Party upon any sale, other disposition of, or realization upon any of the Pledged Collateral, together with all other moneys received by the Secured Party hereunder, shall be applied as follows:
(a)    first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Secured Party and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Secured Party, its agents and counsel in connection therewith or in connection with the care, safekeeping or otherwise of any or all of the Pledged Collateral;
(b)    second, after payment in full of the amounts specified in subsection (a) above, to payment of the Deferred Contribution; and
(c)    finally, after payment in full of the amounts specified in subsections (a) and (b) above, any surplus then remaining shall be paid to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
The Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale or other disposition of the Pledged Collateral pursuant to this Agreement and the amount of the Deferred Contribution. Upon any sale of any Pledged Collateral hereunder by the Secured Party (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the purchase money or other Proceeds of sale by the Secured Party or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money or other Proceeds of sale paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.
13.    Termination. This Agreement and the lien and security interest granted hereunder shall terminate and be released, automatically and without the necessity of action on the part of any Entity, when the Deferred Contribution has been paid in full and in Cash, and all rights to the Pledged Collateral shall thereupon revert to the Pledgor. In connection with the foregoing, the Secured Party shall execute and deliver to the Pledgor or its designee any documents or instruments which the Pledgor shall reasonably request from time to time to evidence such termination and release and shall assign, transfer and deliver to the Pledgor, without recourse and without representation or warranty, such of the Pledged Collateral as may then be in the possession of the Secured Party.
14.    Binding Effect; Assignments. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, provided that neither party shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other.
15.    No Waiver. No failure or delay of the Secured Party of any kind in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver by the Secured Party of any default, Event of Default, or breach of this Agreement shall operate as a waiver of any other default, Event of Default, or breach of this Agreement or of the same default, Event of Default, breach of this Agreement on a future occasion, and no action by the Secured Party hereunder shall in any way affect or impair the Secured Party’s rights and remedies or the obligations of the Pledgor under this Agreement. The

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rights and remedies of the Secured Party hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No notice or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice in similar or other circumstances.
16.    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of North Carolina (without regard to the conflicts of law provisions thereof).
17.    Amendment. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by the parties hereto.
18.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.9 of the Plan. All communications and notices hereunder to the Pledgor shall be given to it at its address set forth on Schedule I attached hereto.
19.    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, FOR ITSELF, AND ITS SUCCESSORS AND ASSIGNS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT.
20.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but to the extent any provision of this Agreement is held to be invalid, void, voidable, prohibited, illegal, or unenforceable in any respect under any applicable Law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction. The parties hereto further agree to use commercially reasonable efforts to replace such invalid, void, voidable, illegal, unenforceable, or rejected provision of this Agreement with an effective, valid, and enforceable provision that will achieve, to the fullest extent possible, the economic, business, and other purposes of the invalid, void, voidable, prohibited, illegal, unenforceable, or rejected provision.
21.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Agreement.
22.    Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.
23.    Effectiveness. This Agreement (i) is hereby executed and delivered as of the Effective Date and immediately prior to the Merger, and (ii) shall be effective as of the Effective Date and immediately following the Merger.
(Signatures on following pages)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by and through their duly authorized representatives as of the day and year first above written.
Pledgor:
ENPRO HOLDINGS, INC.

By:
Name:
Title:

Secured Party:
GST SETTLEMENT FACILITY

By:
Lewis R. Sifford, Trustee

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Exhibit A
Identification of Pledged Securities3

Issuer	Class or Other Description of Pledged Securities	Certificate Number	Number of Pledged Securities	Total Outstanding Securities	Percentage of Total Outstanding Securities Pledged
Garlock Sealing Technologies LLC					50.1%
Garrison Litigation Management Group, Ltd.	Common Stock				50.1%

______________________
3 To be completed.

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SCHEDULE I

Pledgor	Address
[EnPro Holdings, Inc.]	5605 Carnegie Blvd., Suite 500 Charlotte, NC 28209-4674 Attention: General Counsel

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EXHIBIT J
PARENT GUARANTY
THIS PARENT GUARANTY (this “Agreement”), dated as of the Effective Date (as defined in the Plan referred to below), is made by ENPRO INDUSTRIES, INC., a North Carolina corporation (the “Guarantor”), in favor of the GST SETTLEMENT FACILITY, a Delaware statutory trust (the “Asbestos Trust”).
RECITALS
D.    Section 7.3.2 of the Joint Plan of Reorganization of Garlock Sealing Technologies LLC, et al. and OldCo, LLC, successor by merger to Coltec Industries Inc (“OldCo”), as initially filed in the United States Bankruptcy Court for the Western District of North Carolina on May 20, 2016 (as amended, supplemented, or otherwise modified from time to time, and together with the exhibits and schedules to the foregoing, as the same may be in effect from time to time, the “Plan”), provides that the Asbestos Trust is to be funded with, among other things, the Deferred Contribution, which shall be paid in full and in Cash to the Asbestos Trust on or before the first anniversary of the Effective Date of the Plan.
E.    Section 7.3.2 of the Plan further provides, among other things, that payment of the Deferred Contribution shall be guaranteed by the Guarantor pursuant to the terms of this Agreement, with such guaranty to become effective on the Effective Date immediately after the merger of OldCo into New Coltec, as provided in Section 7.10 of the Plan (the “Merger”).
F.    The Guarantor owns all of the issued and outstanding Equity Interests in New Coltec (which in turn owns all of the issued and outstanding Equity Interests in GST) and will obtain benefits as a result of the consummation of the Plan, which benefits are hereby acknowledged, and accordingly desires to execute and deliver this Agreement.
STATEMENT OF AGREEMENT
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Definitions. All capitalized terms used herein (including, without limitation, in the preamble and recitals hereof) without definition shall have the meanings ascribed to those terms in the Plan. In addition, as used in this Agreement, the following terms shall have the following meanings:
(a)“Governing Documents” means, as to any Entity, its articles or certificates of incorporation and bylaws, its partnership agreement, its certificate of formation and operating agreement, or the organizational or governing documents of such Entity.
(b)“Laws” means, at any time and with reference to any Entity or property, all then existing laws, statutes, codes, treaties, judgments, decrees, injunctions, writs, and orders of any Governmental Unit, and rules, regulations, ordinances, directives, orders, licenses, and permits of any Governmental Unit applicable to such Entity or its property or in respect of its operations or to any referenced circumstances or events.

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(c)“Proceeding” means, with respect to any Entity, any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers, or any other proceeding for the liquidation or other winding up of such Entity or all or substantially all of the properties of such Entity.
2.    Rules of Interpretation.
(e)All terms defined in this Agreement in the singular form shall have comparable meanings when used in the plural form, and vice versa.
(f)Whenever the context may require, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the other genders.
(g)The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(h)Any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified.
(i)All references herein to Sections shall be deemed references to Sections of this Agreement unless the context shall otherwise require.
(j)The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
(k)Unless otherwise provided herein, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply.
3.    Guarantee. Effective as of the Effective Date and immediately following the Merger, the Guarantor hereby guarantees, as a primary obligor and not merely as a surety, the full and prompt payment when due of the Deferred Contribution to the Asbestos Trust in accordance with Section 7.3.2 of the Plan.
4.    Waivers. With respect to the Deferred Contribution, the Guarantor hereby waives, to the fullest extent permitted by applicable Law, (a) acceptance, promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of New Coltec or GST, protest or notice, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of payment, notices of dishonor and notices of acceptance of this Agreement or any of the other Plan Documents (and shall not require that the same be made on or given to OldCo, New Coltec or GST as a condition to the Guarantor’s obligations hereunder); (b) any defense arising by reason of any disability or other defense of OldCo, New Coltec or GST, or the cessation for any reason whatsoever (including any act or omission of the Asbestos Trust or any other Entity) of the liability of OldCo, New Coltec or GST; (c) any right to proceed against OldCo, New Coltec or GST, proceed against or exhaust any security for the Deferred Contribution, or pursue any other remedy in the power of the Asbestos Trust whatsoever; (d) any benefit of and any right to participate in any security now or hereafter securing the Deferred Contribution; (e) the benefits of all statutes of limitation; and (f) all other demands and defenses whatsoever, other than payment in full of the Deferred Contribution. To the fullest extent permitted by

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applicable Law, the obligations of the Guarantor hereunder shall not be affected by (i) the failure of the Asbestos Trust to assert any claim or demand or to enforce or exercise any right or remedy under the provisions of the Asbestos Trust Agreement, the Plan, any other Plan Document, or otherwise; (ii) any waiver, amendment, or modification of any of the terms or provisions of the Asbestos Trust Agreement, the Plan, or any other Plan Document; or (iii) the failure to perfect any security interest in, the release of, or any other action with respect to, any of the security for the Deferred Contribution held by or on behalf of the Asbestos Trust.
5.    Absolute Guarantee of Payment and Performance. The Guarantor agrees that this Agreement is an absolute and unconditional guarantee of payment and performance and is not merely a surety or guarantee of collection, and the Guarantor waives any right to require that any resort be had by the Asbestos Trust to any of the security held for payment of the Deferred Contribution. The Guarantor further agrees that (i) the Guarantor and New Coltec are jointly and severally liable for $40,000,000 of the Deferred Contribution, which liability is a continuing, absolute, and unconditional obligation of payment or performance, as the case may be, regardless of the solvency or insolvency of New Coltec or the Guarantor at any time, and (ii) the Guarantor and GST are jointly and severally liable for $20,000,000 of the Deferred Contribution, which liability is a continuing, absolute, and unconditional obligation of payment or performance, as the case may be, regardless of the solvency or insolvency of GST or the Guarantor at any time.
6.    Payments.
(a)In furtherance of the foregoing and not in limitation of any other right that the Asbestos Trust has at law or in equity against the Guarantor by virtue hereof, upon the failure of New Coltec or GST to pay their respective portions of the Deferred Contribution in full and in Cash when and as the same shall become due in accordance with Section 7.3.2 of the Plan, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Asbestos Trust, in Cash the amount of the unpaid Deferred Contribution within five (5) Business Days after such failure to pay by New Coltec or GST.
(b)All payments made by the Guarantor pursuant to this Agreement shall be made in lawful currency of the United States of America by wire transfer of immediately available funds to the Asbestos Trust in accordance with wire transfer instructions as are provided by the Asbestos Trust to the Guarantor in writing from time to time.
(c)Upon payment by the Guarantor of any sums to the Asbestos Trust, all rights of the Guarantor against New Coltec or GST arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity, or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full and in Cash of the Deferred Contribution.
7.    Representations and Warranties. The Guarantor represents and warrants that the each of the following is true and correct as of the Effective Date, and the Guarantor acknowledges that the Asbestos Trust is relying on each of the following representations and warranties as being true and correct and that the Asbestos Trust’s reliance thereon is reasonable:
(a)The Guarantor is duly organized, validly existing, and in good standing under the Laws of the State of North Carolina; provided, however, with respect to good standing, only to the extent the concept of good standing exists in such jurisdiction of incorporation.

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(b)The Guarantor has the corporate power and authority to execute and deliver this Agreement and each other Plan Document to which it is a party. This Agreement and each other Plan Document to which it is a party has been duly authorized by all necessary corporate action of the Guarantor and has been duly executed and delivered by the Guarantor.
(c)This Agreement and each other Plan Document to which the Guarantor is a party is a legal, valid, and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally, by the discretion of the court in which enforcement is sought, or by general equitable principles (whether enforcement is sought by proceedings at law or in equity).
(d)The execution, delivery, and performance by the Guarantor of this Agreement and each other Plan Document to which the Guarantor, New Coltec, or GST is a party does not (1) conflict with, result in a breach of any of the provisions of, or constitute a default or event of default under (A) the Governing Documents of the Guarantor, New Coltec, or GST, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Guarantor, New Coltec, or GST is a party or by which the Guarantor, New Coltec, or GST may be bound, or to which the Guarantor, New Coltec, or GST or any of the properties or assets of the Guarantor, New Coltec, or GST may be subject; or (2) violate any statute, rule or regulation, or any judgment, ruling, order, writ, injunction, or decree applicable to the Guarantor, New Coltec, or GST or to any of their respective properties or assets.
8.    Enforceability of Obligations. The Guarantor hereby agrees that its obligations under this Agreement, including the guarantee made hereunder, shall be enforceable against the Guarantor irrespective of:
(a)the legality, validity, enforceability, avoidance, or subordination of any of the Deferred Contribution or any of the Plan Documents;
(b)any Law, regulation, or order of any jurisdiction, or any other event, affecting the Deferred Contribution or any of the Plan Documents;
(c)the absence of any attempt by, or on behalf of, the Asbestos Trust to collect, or to take action to enforce, all or any part of the Deferred Contribution, whether from or against New Coltec, GST, or any other Entity;
(d)the election of any remedy available under any of the Plan Documents or applicable Law or in equity by, or on behalf of, the Asbestos Trust with respect to all or any part of the Deferred Contribution;
(e)any change in the corporate existence, structure, or ownership of New Coltec, GST, or the Guarantor;
(f)any impairment of the capital of New Coltec, GST, or the Guarantor, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting New Coltec, GST, the Guarantor, or their respective assets, or any resulting release or discharge of the Deferred Contribution;

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(g)any amendment, waiver, consent, extension, forbearance, or granting of any indulgence by, or on behalf of, the Asbestos Trust with respect to any provision under any Plan Document, or any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of New Coltec, GST, or the Guarantor, including any renewal or extension of the time or change of the manner or place of payment or performance, as the case may be, of the Deferred Contribution;
(h)the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims against New Coltec or GST held by the Asbestos Trust for payment or performance, as the case may be, of all or part of the Deferred Contribution;
(i)the existence of any right, claim, counterclaim, or right of setoff, whether arising from or relating to the Deferred Contribution, New Coltec, GST, or otherwise, that the Guarantor may have at any time against New Coltec, GST, the Asbestos Trust, or any other Entity, whether in connection herewith or any unrelated transactions, provided, however, that nothing herein shall prevent the Guarantor from asserting its right against New Coltec or GST in a separate suit or compulsory counterclaim against New Coltec or GST (but not as a defense, cross-claim, counterclaim, or setoff against the Asbestos Trust);
(j)the cessation for any reason of the liability of New Coltec or GST under the Plan Documents or any other circumstance that might otherwise constitute a legal or equitable discharge of New Coltec, GST, or the Guarantor; or
(k)any other act or circumstance that might or could be deemed a discharge or modification hereunder other than payment in full and in Cash of the Deferred Contribution.
9.    Financial Information. The Guarantor hereby acknowledges that it has adequate means of, and assumes responsibility for, keeping itself informed of the financial condition of New Coltec and GST, including any circumstances bearing upon the risk of nonpayment or nonperformance of the Deferred Contribution, or any part thereof, and the Guarantor hereby agrees that the Asbestos Trust shall have no duty to advise the Guarantor of information known to it regarding any such circumstances. In the event the Asbestos Trust in its reasonable discretion undertakes at any time or from time to time to provide any such information to the Guarantor, the Asbestos Trust shall be under no obligation (a) to undertake any investigation not a part of its regular routine or (b) to disclose any information that the Asbestos Trust, pursuant to its accepted and reasonable practices, wishes to maintain confidential.
10.    Default and Remedies.
(a)The Asbestos Trust shall have the right, power, and authority to do all things deemed necessary or advisable to enforce the provisions of this Agreement and protect its rights under the Plan Documents and, upon the occurrence and during the continuance of a default or breach of the terms hereunder, the Asbestos Trust may institute or appear in such appropriate proceedings permitted or not prohibited under this Agreement as the Asbestos Trust shall deem most effectual to protect and enforce its rights hereunder, whether for specific enforcement of any term or provision in this Agreement, or in aid of the exercise of any power granted herein or in any Plan Document, or to enforce any other proper remedy.
(b)Each and every default or breach by the Guarantor under or in respect of this Agreement shall give rise to a separate cause of action hereunder, and separate actions may be

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brought hereunder as each cause of action arises. For so long as such a default or such a breach is continuing, the Asbestos Trust shall have the right to proceed first and directly against the Guarantor under this Agreement without proceeding against any other Entity (including New Coltec and GST), without exhausting any other remedies that the Asbestos Trust may have, and without resorting to any other security held by the Asbestos Trust to secure the Deferred Contribution.
11.    Reinstatement. Notwithstanding any provision herein to the contrary, the Guarantor agrees that, to the extent that any Entity makes a payment or payments to the Asbestos Trust on account of the Deferred Contribution, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required or agreed to be repaid or returned by the Asbestos Trust under any Law or in respect of any Proceeding or other litigation to which the Guarantor or the Asbestos Trust is subject, then, to the extent of the amount of such payments, the portion of the Deferred Contribution that has been paid, reduced, or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction, or satisfaction.
12.    Termination. Except as provided in Section 11 hereof, the guarantee made hereunder shall terminate, automatically and without the necessity of action on the part of any Entity, when the Deferred Contribution has been paid in full and in Cash to the Asbestos Trust. In connection with the foregoing, the Asbestos Trustee shall execute and deliver to the Guarantor or its designee any documents or instruments which the Guarantor shall reasonably request from time to time to evidence such termination and release.
13.    Binding Effect; Assignments. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns, provided that neither party shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other.
14.    No Waiver. No failure or delay of the Asbestos Trust of any kind in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver by the Asbestos Trust of any default, event of default, or breach of this Agreement shall operate as a waiver of any other default, event of default, or breach of this Agreement or of the same default, event of default, or breach of this Agreement on a future occasion, and no action by the Asbestos Trust permitted hereunder shall in any way affect or impair the Asbestos Trust’s rights and remedies or the obligations of the Guarantor under this Agreement. The rights and remedies of the Asbestos Trust hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice in similar or other circumstances.
15.    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of North Carolina, without giving effect to any choice or conflict of law provision or rule (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of North Carolina.
16.    Amendment. Neither this Agreement nor any provision hereof may be waived, amended, or modified, except pursuant to a written agreement executed and delivered by the parties hereto.
17.    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, FOR ITSELF, AND ITS SUCCESSORS AND ASSIGNS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

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ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT.
18.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.9 of the Plan. All communications and notices hereunder to the Guarantor shall be given to it at its address set forth on Schedule I attached hereto.
19.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but to the extent any provision of this Agreement is held to be invalid, void, voidable, prohibited, illegal, or unenforceable in any respect under any applicable Law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction. The parties hereto further agree to use commercially reasonable efforts to replace such invalid, void, voidable, illegal, unenforceable, or rejected provision of this Agreement with an effective, valid, and enforceable provision that will achieve, to the fullest extent possible, the economic, business, and other purposes of the invalid, void, voidable, prohibited, illegal, unenforceable, or rejected provision.
20.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together, when delivered, constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Agreement.
21.    Effectiveness. This Agreement (i) is hereby executed and delivered as of the Effective Date and immediately prior to the Merger, and (ii) shall be effective as of the Effective Date and immediately following the Merger.
(Signatures on following pages)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by and through their duly authorized representatives as of the day and year first above written.
Guarantor:
ENPRO INDUSTRIES, INC.

By:
Name:
Title:

Acknowledged and Accepted:
GST SETTLEMENT FACILITY

Lewis R. Sifford, as Trustee

Signature Page to Parent Guaranty

SCHEDULE I

Guarantor	Address
EnPro Industries, Inc.	5605 Carnegie Blvd., Suite 500 Charlotte, NC 28209-4674 Attention: General Counsel